UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

BANK OF THE CAROLINAS CORPORATION

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

135 BOXWOOD VILLAGE DRIVE

MOCKSVILLE, NORTH CAROLINA 27028

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The 2014 Annual Meeting of Shareholders of Bank of the Carolinas Corporation will be held at 2:00 p.m. Eastern Time on Thursday, December 4, 2014, at the Davie County Public Library located at 371 North Main Street, Mocksville, North Carolina.

The purposes of the meeting are:

1.	Election of Directors. To elect 9 directors for one-year terms;

2.	Advisory Vote on Executive Compensation. To vote on a non-binding, advisory proposal to approve compensation paid or provided to our named executive officers (commonly referred to as a “say on pay” vote);

3.	Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation. To vote on a non-binding, advisory proposal regarding the frequency of future advisory votes on compensation paid or provided to our named executive officers;

4.	Reverse Stock Split. To vote on a proposal to grant our Board of Directors discretionary authority to amend the Company’s Articles of Incorporation to effect a 1-for-100 reverse stock split of the Company’s authorized, issued, and outstanding voting common stock;

5.	Omnibus Stock Incentive Plan. To vote on a proposal to approve the Bank of the Carolinas Corporation 2014 Omnibus Stock Incentive Plan;

6.	Tax Benefits Preservation Plan. To vote on a proposal to approve the Company’s Tax Benefits Preservation Plan, which was adopted by the Board of Directors on July 11, 2014, to protect against a possible limitation on the Company’s ability to use certain tax assets (such as net operating loss carryforwards) to offset future income;

7.	Ratification of Independent Accountants. To vote on a proposal to ratify the appointment of Cherry Bekaert LLP as our independent accountants for 2014; and

8.	Other Business. To transact any other business properly presented for action at the Annual Meeting.

At the Annual Meeting, you may cast one vote for each share of our voting common stock you held of record on October 23, 2014, which is the “Record Date” for the meeting.

You are invited to attend the Annual Meeting in person. However, if you are the record holder of your shares of our voting common stock, we ask that you appoint the Proxies named in the enclosed proxy statement to vote your shares for you by signing and returning the enclosed proxy card or following the instructions in the proxy statement to appoint the Proxies by Internet, even if you plan to attend the Annual Meeting. If your shares are held in “street name” by a broker or other nominee, only the record holder of your shares may vote them for you, so you should follow your broker’s or nominee’s directions and give it instructions as to how it should vote your shares. Doing that will help us ensure that your shares are represented and that a quorum is present at the Annual Meeting. Even if you sign a proxy card or appoint the Proxies by Internet, you may still revoke that appointment later or attend the Annual Meeting and vote in person.

If the proposal to approve the reverse stock split is approved and the Board of Directors elects to proceed, those shareholders holding fractional shares upon the effectiveness of the reverse stock split will receive cash equal to the fraction of a share to which the shareholder would otherwise be entitled. The Company has concluded those shareholders who will receive cash in lieu of fractional shares if the reverse stock split is approved and effected are entitled to assert appraisal rights under Article 13 of the North Carolina Business Corporation Act with respect to such cashed-out shares. Your appraisal rights are conditioned on your strict compliance with the requirements of Article 13 of the North Carolina Business Corporation Act. The full text of that statute is attached as Appendix A to the enclosed proxy statement.

This notice and the enclosed proxy statement and form of appointment of proxy are being mailed to our shareholders on or about November 7, 2014.

By Order of the Board of Directors

Stephen R. Talbert President and Chief Executive Officer

YOUR VOTE IS IMPORTANT. WHETHER YOU OWN ONE SHARE OR MANY, YOUR PROMPT COOPERATION IN VOTING YOUR SHARES IS APPRECIATED.

i

APPENDICES:

Appendix A – Article 13 of the North Carolina Business Corporation Act

Appendix B – Form of Articles of Amendment

Appendix C – Bank of the Carolinas Corporation 2014 Omnibus Stock Incentive Plan

Appendix D – Tax Benefits Preservation Plan

ii

135 BOXWOOD VILLAGE DRIVE

MOCKSVILLE, NORTH CAROLINA 27028

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

General

This proxy statement is dated November 7, 2014, and is being furnished to our shareholders by our Board of Directors in connection with our solicitation of appointments of proxies in the form of the enclosed proxy card for use at the 2014 Annual Meeting of our shareholders and at any adjournments of the meeting. The Annual Meeting will be held at the Davie County Public Library located at 371 North Main Street, Mocksville, North Carolina, at 2:00 p.m. Eastern Time on December 4, 2014.

In this proxy statement, the terms “you,” “your” and similar terms refer to the shareholder receiving it. The terms “we,” “us,” “our” and similar terms refer to Bank of the Carolinas Corporation. Our banking subsidiary, Bank of the Carolinas, is referred to as the “Bank.” The term “common stock” refers to our voting common stock.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SHAREHOLDER MEETING TO BE HELD ON DECEMBER 4, 2014:

Copies of this proxy statement and our Annual Report are available at

www.bankofthecarolinas.com/proxy

Proposals to be Voted on at the Annual Meeting

At the Annual Meeting, record holders of our common stock will consider and vote on proposals to:

•	elect 9 directors for one-year terms (see “Proposal 1: Election of Directors” on page 7);

•	approve a non-binding, advisory resolution to endorse and approve compensation paid or provided to our named executive officers (see “Proposal 2: Advisory Vote on Executive Compensation” on page 37);

•	approve a non-binding, advisory proposal regarding the frequency of future advisory votes on compensation paid or provided to our named executive officers (see “Proposal 3: Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation” on page 38);

•	grant to our Board of Directors discretionary authority to amend the Company’s Articles of Incorporation to effect a 1-for-100 reverse stock split of the Company’s authorized, issued, and outstanding common stock (see “Proposal 4: Reverse Stock Split” on page 44);

•	approve the Bank of the Carolinas Corporation 2014 Omnibus Stock Incentive Plan (see “Proposal 5: Approval of Omnibus Stock Incentive Plan” on page 56);

•	approve the Company’s Tax Benefits Preservation Plan, which was adopted by our Board of Directors to protect against a possible limitation on our ability to use certain tax assets (such as net operating loss carryforwards) to offset future income; (see “Proposal 6: Approval of Tax Benefits Preservation Plan” on page 64);

•	ratify the appointment of Cherry Bekaert LLP, as our independent accountants for 2014 (see “Proposal 7: Ratification of Appointment of Independent Accountants” on page 69); and

•	transact any other business properly presented for action at the Annual Meeting.

Our Board of Directors recommends that you vote “FOR” the election of each of the 9 nominees for director named in this proxy statement, “FOR” Proposals 2, 4, 5, 6 and 7, and for the option of holding a “say on pay” vote every “3 YEARS” under Proposal 3.

How You Can Vote at the Annual Meeting

Record Holders. If your shares of our common stock are held of record in your name, you can vote at the Annual Meeting in one of the following ways:

•	you can attend the Annual Meeting and vote in person;

•	you can sign and return the proxy card enclosed with this proxy statement and appoint the “Proxies” named below to vote your shares for you at the meeting, or you can validly appoint another person to vote your shares for you; or

•

you can appoint the Proxies to vote your shares for you by going to the Internet website www.proxyvote.com. When you are prompted for your “control number,” enter the number printed on the enclosed proxy card, and then follow the instructions provided.

You may appoint the Proxies by Internet only until 11:59 p.m. Eastern Time on December 3, 2014, which is the day before the Annual Meeting date. If you appoint the Proxies by Internet, you need not sign and return a proxy card. You will be appointing the Proxies to vote your shares on the same terms and with the same authority as if you marked, signed and returned a proxy card. The authority you will be giving the Proxies is described below and in the proxy card enclosed with this proxy statement.

Shares Held in “Street Name.” Only the record holders of shares of our common stock or their appointed proxies may vote those shares. As a result, if your shares of our common stock are held for you in “street name” by a broker or other nominee, then only your broker or nominee (i.e. the record holder) may vote them for you, or appoint the Proxies to vote them for you, unless you make arrangements for your broker or nominee to assign its voting rights to you or for you to be recognized as the person entitled to vote your shares. You will need to follow the directions your broker or nominee provides you and give it instructions as to how it should vote your shares by completing and returning to it the voting instruction sheet you received with your copy of our proxy statement (or by following any directions you received for giving voting instructions electronically). Brokers and other nominees who hold shares in street name for their clients typically have the discretionary authority to vote those shares on “routine” matters when they have not received instructions from beneficial owners of the shares. However, they may not vote those shares on non-routine matters (including the election of directors) unless their clients give them voting instructions. To ensure that shares you hold in street name are represented at the Annual Meeting and voted in the manner you desire, it is important that you instruct your broker or nominee as to how it should vote your shares.

Solicitation and Voting of Proxy Cards

If you are the record holder of your shares of our common stock, a proxy card is included with this proxy statement that provides for you to name three of our directors, Stephen R. Talbert, John A. Drye and Grady L. McClamrock, Jr., or any substitutes appointed by them, individually and as a group, to act as your “Proxies” and vote your shares at the Annual Meeting. We ask that you sign and date your proxy card and return it in the enclosed envelope, or follow the instructions above for appointing the Proxies by Internet, so that your shares will be represented at the meeting.

If you sign a proxy card and return it so that we receive it before the Annual Meeting, or you appoint the Proxies by Internet, the shares of our common stock that you hold of record will be voted by the Proxies according to your instructions. If you sign and return a proxy card or appoint the Proxies by Internet, but you do not give any voting instructions, then the Proxies will vote your shares “FOR” the election of each of the 9 nominees for director named in Proposal 1 below, “FOR” Proposals 2, 4, 5, 6 and 7, and for the option of holding a “say on pay” vote every “3 YEARS” under Proposal 3 discussed in this proxy statement. If, before the Annual Meeting, any nominee named in Proposal 1 becomes unable or unwilling to serve as a director for any reason, your proxy card or Internet appointment will give the Proxies discretion to vote your shares for a substitute nominee named by our Board of Directors. We are not aware of any other business that will be brought before the Annual Meeting other than the election of directors and Proposals 2, 3, 4, 5, 6 and 7 described in this proxy statement, but, if any other matter is properly presented for action by our shareholders, your proxy card or Internet appointment will authorize the Proxies to vote your shares according to their best judgment. The Proxies also will be authorized to vote your shares according to their best judgment on matters incident to the conduct of the meeting, including motions to adjourn the meeting.

If you are a record holder of your shares and you do not return a proxy card or appoint the Proxies by Internet, the Proxies will not have authority to vote for you and your shares will not be represented or voted at the Annual Meeting unless you attend the meeting in person or validly appoint another person to vote your shares for you.

Revocation of Proxy Cards; How You Can Change Your Vote

Record Holders. If you are the record holder of your shares and you sign and return a proxy card or appoint the Proxies by Internet and later wish to change the voting instructions or revoke the authority you gave the Proxies, you can do so before the Annual Meeting by taking the appropriate action described below.

To change the voting instruction you gave the Proxies:

•	you can sign a new proxy card, dated after the date of your original proxy card, which contains your new instructions and submit it to us so that we receive it before the voting takes place at the Annual Meeting; or

•	if you appointed the Proxies by Internet, you can go to the same Internet website you used to appoint the Proxies (www.proxyvote.com) before 11:59 p.m. Eastern Time on December 3, 2014 (the day before the Annual Meeting), enter your control number (printed on the enclosed proxy card), and then change your voting instructions.

The Proxies will follow the last voting instructions they receive from you before the Annual Meeting.

To revoke your proxy card or your appointment of the Proxies by Internet:

•	you can give our Corporate Secretary a written notice, before the voting takes place at the Annual Meeting, that you want to revoke your proxy card or Internet appointment; or

•	you can attend the Annual Meeting and notify our Corporate Secretary that you want to revoke your proxy card or Internet appointment and vote your shares in person. Simply attending the Annual Meeting alone, without notifying our Corporate Secretary, will not revoke your proxy card or Internet appointment.

Shares Held in “Street Name.” If your shares are held in “street name” and you want to change the voting instructions you have given to your broker or other nominee, you must follow your broker’s or nominee’s directions.

Expenses and Method of Solicitation

We will pay all costs of soliciting proxy cards and Internet appointments for the Annual Meeting, including costs of preparing and mailing this proxy statement. We are requesting that banks, brokers and other custodians, nominees and fiduciaries forward copies of our proxy solicitation materials to their principals and request their voting instructions, and we will reimburse those persons for their expenses in doing so. In addition to solicitation by mail and the Internet, the Bank’s and our directors, officers and employees may solicit proxy cards personally or by telephone or other methods of communication, but they will not receive any additional compensation from us for doing so.

In connection with the solicitation of proxy cards and Internet appointments for the Annual Meeting, we have not authorized anyone to give you any information, or make any representation, that is not contained in this proxy statement. If anyone gives you any other information or makes any other representation to you, you should not rely on it as having been authorized by us.

Record Date and Voting Securities

The close of business on October 23, 2014, is the “Record Date” we are using to determine which shareholders are entitled to receive notice of and to vote at the Annual Meeting and how many shares they are entitled to vote. Our voting securities are the 462,028,831 shares of our common stock that were outstanding on the Record Date. You must have been a record holder of our common stock on that date in order to vote at the meeting.

Quorum and Voting Procedures

A quorum must be present for business to be conducted at the Annual Meeting. For all matters to be voted on at the meeting, a quorum will consist of a majority of the outstanding shares of our common stock. Shares represented in person or by proxy at the meeting will be counted for the purpose of determining whether a quorum exists. Once a share is represented for any purpose at the meeting, it will be treated as present for quorum purposes for the remainder of the meeting and for any adjournments. If you return a valid proxy card, appoint the Proxies by Internet or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain or instruct the Proxies to abstain from voting on one or more matters. Broker “non-votes” also will be counted in determining whether there is a quorum. Broker “non-votes” will occur if your shares are held by a broker and are voted on one or more matters at the meeting, but they are not voted by the broker on a “non-routine” matter (such as the election of directors) because you have not given the broker voting instructions on that matter. If your shares are represented at the meeting with respect to any matter voted on, they will be treated as present with respect to all matters voted on, even if they are not voted on all matters.

You may cast one vote for each share of our common stock you held of record on the Record Date on each director to be elected and on each other matter voted on by shareholders at the Annual Meeting. You may not cumulate your votes in the election of directors.

Vote Required for Approval

Our directors are elected by a plurality of the votes cast in elections. In the election of directors at the Annual Meeting, the 9 nominees receiving the highest numbers of votes will be elected. For Proposals 2, 3, 5, 6 and 7 to be approved, the number of votes cast in favor of each proposal must exceed the number of votes cast against it. So long as a quorum is present, abstentions and broker non-votes will have no effect in the voting for directors or on Proposals 2, 3, 5, 6 and 7.

Approval of Proposal 4 requires the affirmative vote of a majority of all shares of the Company’s common stock entitled to vote at the Annual Meeting. A record shareholder’s failure to execute and return a proxy card or otherwise vote at the Annual Meeting will have the same effect as a vote “AGAINST” Proposal 4 to grant to the Board of Directors discretionary authority to amend the Company’s Articles of Incorporation to effect a 1-for-100 reverse stock split of the Company’s authorized, issued, and outstanding common stock. If a record shareholder abstains from voting, the abstention will also have the effect of a vote “AGAINST” Proposal 4. Failure of a shareholder whose shares are held in street name to complete and return voting instructions as required by the broker or other nominee that holds such shares of record will have the same effect as a vote “AGAINST” Proposal 4 because, as described above, your bank or broker does NOT have the ability to vote your uninstructed shares in these matters on a discretionary basis.

PROPOSAL 1: ELECTION OF DIRECTORS

General

Our Bylaws provide that:

•	our Board of Directors consists of not less than 5 nor more than 18 members, and our Board is authorized to set and change the actual number of our directors from time to time within those limits; and

•	our directors are elected each year at our Annual Meeting for terms of one year, or until their successors have been duly elected and qualified.

Our Board has set the number of our directors at ten. It is anticipated that our Board will set the number of our directors at nine for the year following the Annual Meeting, and our shareholders will elect nine directors at the Annual Meeting.

Current Members of Our Board of Directors

The following table gives information regarding the ten current members of our Board of Directors:

Name and Age	Positions with Us and the Bank (1)	Year First Elected(2)	Principal Occupation and Business Experience
Jerry W. Anderson (75)	Director	1998	Partner, Anderson Aggregates, LLC (land clearing) since 1999; previously, President, Anderson Chip & Pulpwood, Inc., from 1986 until its merger with Anderson Aggregates in 1999
Alan M. Bailey (74)	Director	1998	Private investor; previously, owner and operator, 801 Shell Service (gasoline station)
John A. Drye (50)	Director	2002	Partner, Central Carolina Insurance Agency (general insurance agency)
Harvey L. Glick (63)	Director; Chairman of the Board of Directors	2014	Director, Insignia Bank, Sarasota, FL; President and Chief Executive Officer, Insight Bank, Worthington, OH (2008–2014)
John W. Googe (89)	Director	2001

President and Chief Executive Officer, Flex-Pay Business Services, Inc. (payroll services) (1996–2012); Director, Flight Op (aircraft charter) (2008–present); Manager, Coliseum Drive Association (real estate) (2005–present); Manager, Southeastern Pension Co. (pension record keeping) (2009–present)

Henry H. Land (72)	Director	2002	Retired; previously, Partner, McClary, Stocks, Smith, Land & Campbell, P.A., Certified Public Accountants (1988–2006)

Name and Age	Positions with Us and the Bank (1)	Year First Elected(2)	Principal Occupation and Business Experience
Grady L. McClamrock, Jr. (62)	Director	2001	Attorney; owner, Grady L. McClamrock, Jr., J.D., P.A. (law firm)
Lynne Scott Safrit (56)	Director	2002	President and Chief Operating Officer, Castle & Cooke North Carolina, LLC (property management and development)
Francis W. Slate (92)	Director	1998	Mayor, Town of Mocksville; retired General Surgeon, Mocksville Surgical Associates, P.A.
Stephen R. Talbert (69)	Director; Vice Chairman of the Board of Directors; President and Chief Executive Officer	2002	Officer of the Bank; previously, President and Chief Executive Officer of BOC Financial Corp and its bank subsidiary from 1986 until their merger with the Bank in 2001

(1)	Listings of the members of certain committees of our Board are contained below under the heading “Committees of Our Board.”
(2)	“Year first elected” refers to the year in which each individual first became a director of the Bank. With the exception of Mr. Glick, each individual first became our director at the time we were incorporated during 2006 as the Bank’s holding company. Messrs. Drye, Land and Talbert and Ms. Safrit previously served as directors of BOC Financial Corp and were appointed as directors of the Bank following our merger with that company on December 31, 2001.

Nominees for Election to Our Board of Directors

Reconstitution of Our Board of Directors. On July 16, 2014, we successfully completed a private placement of our common stock to institutional and accredited individual investors. This private placement resulted in gross proceeds of $45.8 million to the Company. We used a portion of these proceeds to restructure our balance sheet by repurchasing all of the issued and outstanding shares of our preferred stock, repurchasing all of our issued and outstanding trust preferred securities, and redeeming a subordinated note we had issued to another financial institution. We used the remaining net proceeds to recapitalize the Bank.

The successful closing of the private placement was the culmination of years of effort on the part of the Company, our Board of Directors, management team, and employees. We are excited to enter a new chapter in the life of the Company. In order to help lead the Company forward, our Board of Directors will be reconstituted. The Board appointed Harvey L. Glick as a director and also elected him as Chairman of the Board at its regular meeting on October 22, 2014. Mr. Glick will serve until the Annual Meeting, at which time he will be nominated for a full term on the Board. In addition to Mr. Glick, the Board is nominating four additional new directors for election at the Annual Meeting. Five of our current directors—Jerry W. Anderson, Alan M. Bailey, John A. Drye, John W. Googe, and Francis W. Slate—are expected to retire from the Board following the Annual Meeting. The Board has nominated four of its current members—Henry H. Land, Grady L. McClamrock, Jr., Lynne Scott Safrit, and Stephen R. Talbert—for reelection to the Board. Information regarding each of these nominees for reelection can be found above under the heading “Current Members of Our Board of Directors.”

Mr. Glick and the four new nominees were introduced to the Board of Directors during the course of the private placement. The private placement was successful in part because of the participation of several institutional investors that invested significant amounts in the Company. In connection with two of these investments, we agreed to appoint representatives of these investors to our Board of Directors. Specifically we entered into Side Letter Agreements with Bridge Equities III, LLC, and RMB Capital Management LLC that entitle each of those entities to have one representative appointed to the Company’s Board of Directors. Bridge Equities III is affiliated with FJ Capital Management, which beneficially owns 44,935,687 shares, or 9.73%, of our outstanding shares of common stock. RMB Capital Management is affiliated with and manages Mendon Capital Master Fund Ltd., which beneficially owns 44,935,688 shares, or 9.73% or our outstanding shares of common stock. In satisfaction of our Side Letter Agreements with Bridge Equities and RMB Capital Management, our Board of Directors has nominated Derek J. Ferber and Anton V. Schutz for election at the Annual Meeting as directors for one-year terms. Mr. Ferber is a representative of Bridge Equities and Mr. Schutz is a representative of RMB Capital Management. Additional information regarding Mr. Ferber and Mr. Schutz appears in the following paragraphs:

Derek J. Ferber, age 29, has been in the financial industry since 2007. He is currently a senior analyst with FJ Capital Management. He analyzes financial statements and other data for the purpose of evaluating investment opportunities. He also conducts financial due diligence in connection with potential investments. Prior to joining FJ Capital, Mr. Ferber was an equity research associate with Stifel, Nicolaus & Company, focusing on the financial institutions sector. Stifel is a full-service brokerage and investment banking firm. Before his time at Stifel, Mr. Ferber was a senior research analyst for SNL Financial. Mr. Ferber graduated from the University of Virginia with a degree in Economics.

Anton V. Schutz, age 50, has been in the investment and risk management business since 1986, focusing on investment and portfolio management. He is currently president and chief investment officer of Mendon Capital Advisors Corp. (“Mendon Capital”), which he founded in 1996 and a portfolio manager for RMB Capital Management LLC (“RMB Capital”). Mendon Capital and RMB Capital are registered investment advisers. Mr. Schutz’s investment strategy focuses on the U.S. financial services sector. Mr. Schutz is responsible for the definition and implementation of Mendon Capital and RMB Capital’s portfolio for this strategy and is the portfolio manager specifically for Mendon Capital Master Fund Ltd. Mr. Schutz is also a sub-adviser for the Burnham Financial Services Fund and the Burnham Financial Industries Fund. He previously served as a senior vice president at RBC Dain Rauscher in institutional sales trading in the financial institutions group. He also worked at Chase Manhattan Bank for ten years where his responsibilities included structuring investment products and the development and application of financial risk strategies. Mr. Schutz graduated from Franklin and Marshall College in Lancaster, Pennsylvania, and has a master of business administration in finance degree from Fordham University in New York, New York.

In addition to Messrs. Ferber and Schutz, the Board of Directors has also nominated Harvey L. Glick, Sam D. Norton, and John D. Russ for election at the Annual Meeting as directors for one-year terms. Messrs. Glick, Norton, and Russ were each investors in the private placement. In addition, Mr. Glick has been serving as a consultant to the Bank since March of 2014. The Board appointed Harvey L. Glick as a director and also elected him as Chairman of the Board at its regular meeting on October 22, 2014. Additional information regarding these nominees appears below:

Harvey L. Glick, age 63, was president and chief executive officer of Insight Bank, Worthington, Ohio, from 2008 until his retirement in 2014. Mr. Glick currently serves on the board of directors of Insignia Bank, Sarasota, Florida. Mr. Glick began his banking career in 1980 at State Savings Bank, Columbus, Ohio, after many years as an accountant and financial officer for local businesses. He served as chairman and chief executive officer of Prospect Bank, Columbus, Ohio, until its sale to Sky Financial Group in 2004. He then served as executive vice president of Sky Bank until July 2006. Mr. Glick also served as chairman of the board of directors of Century Bank, Columbus, Ohio, as a member of the board of directors of State Savings Bank of Arizona, and as a member of the board of directors of Carolina Financial Corporation, Charleston, South Carolina. In August 2011, Ohio Governor John Kasich appointed Mr. Glick to the Banking Commission for the State of Ohio. Mr. Glick graduated from The Ohio State University with a bachelor of science degree in accounting in 1973.

Sam D. Norton, age 54, is a shareholder in the law firm of Norton, Hammersley, Lopez & Skokos, P.A., in Sarasota, Florida. He practices in the areas of real estate, banking, corporate, and business transactions and is a board-certified real estate attorney. Mr. Norton has practiced law in Sarasota since 1985. He graduated from the University of Florida with a degree in finance in 1981 and graduated from the Stetson University College of Law in 1984. Mr. Norton also has experience serving as a bank director. He was a founding director of Sarasota Bank and served on the regional board of Colonial Bank. He currently serves on the board of directors of Insignia Bank, of which he was a founding director.

John D. Russ, age 66, has forty-four years of experience in the financial services industry. He is currently a banking consultant. Previously, he was president and chief executive officer of Carolina Financial Corporation, Charleston, South Carolina, the parent company of CresCom Bank and Crescent Mortgage Company. CresCom Bank serves coastal South Carolina. Crescent Mortgage is a wholesale mortgage banking company that originates home mortgage loans in forty-four states. Mr. Russ was a founder of Carolina Financial Corporation in 1997. Mr. Russ graduated from the University of South Carolina in 1970 with a degree in business administration.

Regulatory Approval Requirement

The election of Messrs. Ferber, Norton, Russ, and Schutz to the Board is contingent upon regulatory approval of their service on the Board. Mr. Glick has already received the required approvals. Although we have successfully raised capital through the private placement, the Company remains party to a Written Agreement with the Federal Reserve Bank of Richmond, which we refer to as the Reserve Bank. Under the terms of the Written Agreement, any new members of our Board of Directors must be approved by the Reserve Bank.

We have commenced the regulatory approval process for Messrs. Ferber, Norton, Russ, and Schutz. As of the date of this proxy statement, the Reserve Bank has not approved any of Messrs. Ferber, Norton, Russ, or Schutz. If the Reserve Bank approves a nominee prior to the Annual Meeting, then that nominee will take his seat on the Board immediately following the Annual Meeting, assuming he is elected by our shareholders. If the Reserve Bank has not taken action with respect to a nominee prior to the Annual Meeting, then he will not be able to take his seat on the Board until approved by the Reserve Bank, even if he is elected by our shareholders. If the Reserve Bank disapproves a nominee, then he will not become a director of the Company, even if he has been elected by our shareholders at the Annual Meeting. The current members of the Board of Directors will serve until their successors are duly elected and have received the necessary regulatory approval.

Our Board of Directors recommends that you vote “FOR” each of the 9 nominees named above.

The 9 nominees receiving the highest numbers of votes will be elected.

Factors Bearing on Qualifications of Directors and Nominees

The experience, qualifications, attributes, skills and other factors that lead our Board to conclude that each of our directors and nominees for director listed above should serve, or continue to serve, as a director are described below.

Jerry W. Anderson

•	Thorough understanding of our culture, values, and goals derived from service as our director since 1998

•	Owner/operator of Anderson Aggregates; in business for over 40 years

•	Board experience for over 25 years with Energy United

•	Active in civic clubs in Davie County

•	Over 40 years operating a business in Davie County leads to a thorough understanding of the banking needs of small business owners

Alan M. Bailey

•	Thorough understanding of our culture, values and goals derived from service as our director since 1998

•	Owner/operator of 801 Shell Service and Bailey’s Auto Sales for over 30 years

•	Graduate of NC Bank Directors’ College 1998

•	Well respected in the business community of Davie County as his family has been in business for over 100 years

•	Understands the banking and business needs of small business owners

John A. Drye

•	Thorough understanding of our culture, values and goals derived from service as our director since 2002

•	Over 20 years experience in the insurance industry as partner of a property/casualty insurance agency

•	Furman University, BA, graduated 1986; University of Georgia, MBA, concentration in finance and risk management, graduated 1988; Chartered Property and Casualty Underwriter 1997; Certified Builders Insurance Agent 2008

•	Active involvement in church and civic clubs of Rowan County

•	Good understanding of the banking needs of small businesses in Rowan and Cabarrus Counties

Derek J. Ferber

•	Experience in the financial institutions sector since 2007

•	Skills include financial statement analysis and financial due diligence

•	Economics degree from the University of Virginia

•	Would bring new perspective and financial service industry experience to the Board

Harvey L. Glick

•	Career in banking spanning over thirty years

•	Prior experience serving on the boards of directors of financial institutions

•	Service as a member of the Banking Commission of the State of Ohio would bring regulatory perspective and experience to the Board

•	Bachelor of science degree in accounting from The Ohio State University

•	Brings new perspective and financial service industry and regulatory experience to the Board

John W. Googe

•	Thorough understanding of our culture, values and goals derived from service as our director since 2001

•	Over 40 years professional experience, served as President and COO of a public company

•	Guilford College, Economics degree, graduated 1950; Chartered Life Underwriter 1960

•	Past service on other public company boards of directors

•	Mr. Googe has started and sold 18 different companies; this gives him a great understanding of the banking needs in many different industries; he is also well-respected in the Winston-Salem business community

Henry H. Land

•	Thorough understanding of our culture, values and goals derived from service as our director since 2002; currently serves as Chairman of and financial expert for the Audit Committee

•	East Carolina University, AB degree in Business Administration; CPA certification in 1969 from State of North Carolina (currently inactive)

•	Extensive experience in financial accounting and reporting with large industrial corporation

•	Public accounting experience with various small- to medium-size privately owned businesses

•	Able to identify the financial needs of small- and mid-size businesses in our market area

Grady L. McClamrock, Jr.

•	Thorough understanding of our culture, values and goals derived from service as our director since 2001.

•	North Carolina State University, Construction Engineering degree 1974; Wake Forest Law School, JD degree 1977

•	Significant business skills developed through owning and managing law practice

•	Visible and active as a community leader serving on various boards within our market area

•	Able to identify with the financial needs of small- and mid-size businesses in our market area

Sam D. Norton

•	Significant business skills developed through law practice

•	Prior experience serving on the boards of directors of financial institutions

•	Board certified real estate attorney, which we believe would provide valuable background for issues involving our real estate loan portfolio

•	Degree in finance from the University of Florida and law degree from Stetson University College of Law

•	Would bring new perspective and legal experience to the Board

John D. Russ

•	Over four decades of experience in the financial services industry

•	Prior experience serving on board of directors of a financial institution

•	Business administration degree from the University of South Carolina

•	Experience in the mortgage banking industry

•	Would bring new perspective and financial industry experience to the Board

Lynne Scott Safrit

•	Thorough understanding of our culture, values and goals derived from service as our director since 2002

•	Substantial experience in commercial real estate with more than 15 years as president of a national real estate development company

•	Catawba College, BA Cum Laude 1980; UNCC, MA 1981

•	Graduate of NC Advanced Bank Directors’ College 2003

•	Very active in many civic and professional organizations; currently serving on the Board of Trustees of Catawba College and President of the Board of Directors of the Cabarrus County Economic Development Corp.

•	Member of the Catawba College Business Hall of Fame

•	Able to identify with the financial needs of small- and mid-size businesses in our market area

Anton V. Schutz

•	Over twenty-five years of experience in the investment and risk management business

•	Familiar with the financial services sector through work as a portfolio manager

•	Master of business administration degree from Fordham University

•	Experience in risk management, which is a key function of the Board of Directors

•	Would bring new perspective and financial service industry experience to the Board

Francis W. Slate

•	Thorough understanding of our culture, values and goals derived from service as our director since 1998

•	Over 32 years experience in healthcare as a general surgeon

•	University of Cape Town, M. B. Ch. B degree 1947 (South African equivalent of M.D.) New York University Postgraduate Medical School 1952–1953; George Washington University Medical School residency in General Surgery 1953–1956

•	Very active in medical community and as a community leader serving 12 years as Davie County Commissioner; Mocksville Town Commissioner for 10 years; Mayor of Mocksville for 15 years

•	Able to identify with the financial needs of small- and mid-size businesses in our market area

Stephen R. Talbert

•	Thorough understanding of our culture, values and goals derived from 42 years experience in the banking industry and service as a director since 2002; currently serves as our Vice Chairman, President and Chief Executive Officer

•	Experience as President and Chief Executive Officer of Bank of the Carolinas until its merger with Bank of Davie in 2001

•	Catawba College, BA degree in Business Administration 1966

•	Very active in local community serving on many boards including NorthEast Medical Center Foundation, Trinity Lutheran Church, and Catawba College Board of Visitors

•	Able to identify with the financial needs of small- and mid-size businesses in our market area

CORPORATE GOVERNANCE

Our Board of Directors adopted Corporate Governance Guidelines during February 2010 that describe principles and practices the Board will follow carrying out its responsibilities. Together with our Bylaws, the Guidelines establish various processes related to the structure and leadership of our Board and the governance of our corporation, including certain of the matters described below.

Director Independence

Determination of Independent Directors. Each year our Board of Directors reviews transactions, relationships and other arrangements involving our directors and determines which of the directors the Board considers to be “independent.” In making those determinations, the Board applies the independence criteria contained in the listing requirements of The Nasdaq Stock Market. Although the Company’s common stock is no longer listed on The Nasdaq Stock Market, the Board continues to use Nasdaq’s definition of independence in determining whether or not a director or nominee for director is independent.

The Board has directed our Audit Committee to assess each outside director’s independence and report its findings to the Board in connection with the Board’s annual determinations, and to monitor the status of each director on an ongoing basis and inform the Board of changes in factors or circumstances that may affect a director’s ability to exercise independent judgment.

The following table lists our current directors and nominees for election as directors at the Annual Meeting, who our Board believes were, during their terms of office, and will be, if elected, “independent” directors under Nasdaq’s criteria:

Jerry W. Anderson	Harvey L. Glick	John D. Russ
Alan M. Bailey	John W. Googe	Lynne Scott Safrit
John A. Drye	Henry H. Land	Anton V. Schutz
Derek J. Ferber	Grady L. McClamrock, Jr.	Francis W. Slate
Sam D. Norton

In addition to the specific Nasdaq criteria, in determining the independence of each director the Board considers whether it believes transactions that are disclosable in our proxy statements as “related person transactions,” or any other transactions, relationships, arrangements or factors, could impair a director’s ability to exercise independent judgment. In its determination that the directors named above are independent, those other factors considered by the Committee and the Board included (1) the Bank’s lending relationships with directors who are loan customers and (2) legal services that Mr. McClamrock provides from time to time in connection with matters involving such things as loan closings or collections. In the case of Mr. McClamrock, the Board concluded that he is independent under Nasdaq’s criteria, but that he may not serve on our Audit Committee.

Executive Sessions of Independent Directors. Our independent directors meet separately, without management and non-independent directors being present, in conjunction with each regular meeting of our Board and, at their discretion, they may hold separate meetings other than in conjunction with Board meetings. During 2013, the independent directors met twelve times in executive session.

Lead Independent Director. Under our Corporate Governance Guidelines, if the Chairman elected by our Board is not an independent director, then our independent directors will designate a separate “Lead Independent Director.” Even if the Chairman is an independent director, our independent directors still may, at their option, designate a Lead Independent Director. Francis W. Slate currently serves as our Lead Independent Director.

Under our Corporate Governance Guidelines, the duties of our Lead Independent Director include:

•	convening and presiding at executive sessions and separate meetings of our independent directors, and serving as the liaison between the independent directors and our Chairman and management;

•	consulting with the Chairman and management regarding concerns of our independent directors and matters discussed, decisions reached, or suggestions made, at executive sessions and separate meetings of independent directors;

•	consulting with the Chairman regarding the schedule, agenda, and information for Board meetings;

•	consulting with the Chairman with respect to consultants who may report directly to the Board;

•	consulting with the Chairman and management as to the quality, quantity, and timeliness of information provided to the Board by management;

•	being available, as appropriate, for communications with our shareholders; and

•	such other duties and authority as is described elsewhere in the Corporate Governance Guidelines and as the Board may from time to time determine.

A special meeting of the Board will be called at the Lead Independent Director’s request. Also, while our Chairman sets the agenda for each Board meeting, a matter will be placed on the agenda for any regular or special Board meeting at the Lead Independent Director’s request.

Board Leadership Structure

Our Board annually elects a Chairman whose duties are described in our Bylaws, and it performs its oversight role through various committees, which are appointed by the Board based on the recommendation of its independent Corporate Governance Committee and which may be established as separate committees of our Board or as joint committees of our and the Bank’s Boards. The Board may select any of its members as its Chairman, and it has no formal policy as to whether our Chief Executive Officer will serve as Chairman or whether any other director, including a non-employee or independent director, may be elected to serve as Chairman.

At present, the positions of Chief Executive Officer and Chairman are held by different persons. At this time, the Board has determined that separating these roles and having an independent director serve as Chairman of the Board is in the best interests of our shareholders. The Board believes this division of responsibility facilitates communication between the Board and executive management and is appropriate, given the legal and regulatory requirements applicable to us.

Additionally, as described below under the heading “Committees of Our Board,” all matters pertaining to executive compensation and the selection of nominees for election as directors are subject to the review and recommendation of the Board’s Corporate Governance Committee, which is made up of independent directors. Our Corporate Governance Guidelines provide that:

•	all outside directors have full access to any member of management and to our and the Bank’s independent auditors and internal auditors for the purpose of understanding issues relating to our business;

•	our management will arrange for our outside advisors to be made available for discussions with the Board, a Board committee, our independent directors as a group, or individual directors; and

•	the Board, each Board committee, and our independent directors as a group, in each case by a majority vote, have the authority to retain independent advisors from time to time, at our expense, and separate and apart from our regular advisors.

Our Board believes that the provisions described above enhance the effectiveness of our independent directors and provide for a leadership structure that is appropriate for a company our size.

Board’s Role in Risk Management

Risk is inherent in any business, and, as is the case with other management functions, our senior management has primary responsibility for managing the risks we face. However, as a financial institution, our business involves financial risks that do not exist, or that are more extensive than the risks that exist, in some other types of businesses. We are subject to extensive regulation that requires us to assess and manage those risks, and during their periodic examinations our regulators assess our performance in that regard. As a result, our Board is actively involved in overseeing our risk management programs.

The Board administers its oversight function primarily through committees, which may be established as separate or joint committees of our and/or the Bank’s Boards. Those committees include our Audit Committee, Risk Oversight Committee, and Corporate Governance Committee (which serves as a compensation and nominations committee). The Board approves and periodically reviews the Bank’s operating policies and procedures, and it has adopted a Risk Management Policy, which provides for the establishment of a risk management program and standards to identify, measure, monitor and control risks inherent in our business. The Risk Management Policy provides that our management is responsible for developing and implementing our risk management program and that the Board’s Risk Oversight Committee should provide independent and objective oversight of that program.

For 2013, we engaged the firm of Elliott Davis, PLLC, to perform our internal audit function. Elliott Davis made reports directly to the Audit Committee regarding our internal audit function, and our independent accountants are hired by and make reports directly to that Committee with respect to the audit of our financial statements and internal control matters. Separate from the internal and independent audit functions, we have a Risk Management Department, which is administered by our Chief Risk Officer. That department’s functions include monitoring and assessing business risks, including those associated with credit, interest rate, liquidity, market, operational, legal and reputation matters, as well as the Bank’s information security and compliance functions. Our Chief Risk Officer works directly with senior management in the various departments of the Bank and makes reports directly to the Risk Oversight Committee regarding internal risk management and regulatory issues (including issues raised during internal or external reviews or examinations regarding control deficiencies and recommendations), and he is a member of our Asset / Liability Management Committee, which is made up of senior officers of the Bank and which also reports to the Risk Oversight Committee. He also works directly with our Corporate Governance Committee in its periodic reviews of our and the Bank’s compensation plans to ensure continued oversight and mitigation of risk within our compensation practices and that (1) arrangements in which our senior executive officers participate do not encourage those officers to take unnecessary and excessive risks that threaten the value of our Company, and (2) arrangements in which employees participate do not encourage the manipulation of our reported earnings to enhance the compensation of any employees.

We believe the Board’s involvement in our risk management results in Board committees that are more active than those of corporations that are not financial institutions or that are not regulated as extensively as financial institutions. We believe this committee activity enhances our Board’s effectiveness and leadership structure by providing opportunities for non-employee directors to become familiar with the Bank’s critical operations and actively involved in the Board’s oversight role with respect to risk management, as well as its other oversight functions.

Attendance by Directors at Meetings

Board of Directors Meetings. Our Board of Directors and that of the Bank hold regular monthly meetings, and, from time to time, they also hold special meetings. During 2013, our Board met twelve times and the Board of Directors of the Bank met twelve times. Each of our current directors attended 75% or more of the aggregate number of meetings of the Boards and any committees on which he or she served.

Annual Meetings. Attendance by our directors at Annual Meetings of our shareholders gives directors an opportunity to meet, talk with and hear the concerns of shareholders who attend those meetings. It also gives those shareholders access to our directors that they may not have at any other time during the year. Our Board of Directors recognizes that directors have their own business interests and are not our employees, and that it is not always possible for them to attend Annual Meetings. However, our Board’s policy is that attendance by directors at our Annual Meetings is beneficial to us and to our shareholders and that our directors are strongly encouraged to attend each Annual Meeting whenever possible. Eight of the Company’s nine directors then in office attended our last Annual Meeting which was held during June 2013.

Communications with Our Board

Our Board of Directors encourages our shareholders to communicate with it regarding their concerns and other matters related to our business, and the Board has established a process by which you may send written communications to the Board or to one or more individual directors. You may address and mail your communication to our Corporate Secretary at:

Bank of the Carolinas Corporation

Attention: Corporate Secretary

135 Boxwood Village Drive

Mocksville, North Carolina 27028

You also may send communications by e-mail to directors@bankofthecarolinas.com, with an attention line to the Corporate Secretary. You should indicate whether your communication is directed to the entire Board of Directors, to a particular committee of the Board or its Chairman, or to one or more individual directors. All communications will be reviewed by our Corporate Secretary and, with the exception of communications our Corporate Secretary considers unrelated to our or the Bank’s business, forwarded to the intended recipients. Copies of communications from a customer of the Bank relating to a deposit, loan or other financial relationship or transaction also will be forwarded to the head of the department or division that is most closely associated with the subject of the communication.

Code of Ethics

Our Board of Directors has adopted a Code of Ethics which applies to our directors and executive officers, including our principal financial officer, and, among other things, is intended to promote:

•	honest and ethical conduct;

•	ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that we file with the Securities and Exchange Commission, which we refer to as the SEC, and in other public communications we make;

•	compliance with governmental laws, rules and regulations;

•	prompt internal reporting of violations of the Code to the Board’s Audit Committee; and

•	accountability for adherence to the Code.

A copy of the Code is posted on the Bank’s Internet website at www.bankofthecarolinas.com. Illegal or unethical behavior, violations of the Code, or accounting or auditing concerns may be reported, anonymously or otherwise, to the Chairman of our Audit Committee addressed as follows:

Henry H. Land

Post Office Box 166

Kannapolis, NC 28082

COMMITTEES OF OUR BOARD

General

Our and the Bank’s Board of Directors have two independent, standing committees that assist the Boards in oversight and governance matters. They are the Audit Committee and the Corporate Governance Committee. The Corporate Governance Committee serves as both a nominations committee and a compensation committee. Each of those Committees operates under a written charter approved by our Board that sets out the Committee’s composition, authority, duties and responsibilities. We believe that each member of those Committees is an “independent director” as that term is defined by Nasdaq’s listing standards. Although the Company’s common stock is no longer listed on The Nasdaq Stock Market, the Board of Directors continues to use Nasdaq’s definition of independence in determining whether or not a director is independent. Current copies of the charters of those Committees are posted on the Bank’s Internet website at www.bankofthecarolinas.com. Also, among other committees, the Boards have an Executive Committee and a Risk Oversight Committee, each of which includes both independent directors and a management director. The current members of the Audit Committee and Corporate Governance Committee are listed in the following table, and the function of and other information about each of the Committees mentioned above is described in the following paragraphs.

Audit Committee	Corporate Governance Committee
Henry H. Land - Chairman	Grady L. McClamrock, Jr.- Chairman
Jerry W. Anderson	Jerry W. Anderson
Alan M. Bailey	Alan M. Bailey
Lynne Scott Safrit	John W. Googe
Francis W. Slate	Lynne Scott Safrit

Audit Committee

Function. Our Audit Committee is a joint committee of our and the Bank’s Boards of Directors. Under its charter, the Committee is responsible for:

•	appointing our independent accountants and approving their compensation and the terms of their engagement;

•	approving services proposed to be provided by the independent accountants; and

•	monitoring and overseeing the quality and integrity of our accounting and financial reporting process and systems of internal controls.

The Committee reviews various reports from our independent accountants (including its annual audit report on our consolidated financial statements), financial reports we file under the Securities Exchange Act of 1934, and reports of examinations by our regulatory agencies, and it generally oversees our internal audit program. Also, as described above under the caption “Director Independence,” our Board has directed the Audit Committee to monitor and make annual reports regarding the independence of our directors. The Committee met six times during 2013.

Audit Committee Financial Expert. Mr. Land, the Chairman of the Audit Committee, is a certified public accountant with over forty years of accounting experience, including approximately twenty years in public accounting. Our Board of Directors believes that Mr. Land is an “audit committee financial expert” as that term is defined by rules of the Securities and Exchange Commission.

Audit Committee Report

Our management is responsible for our financial reporting process, including our system of internal controls and disclosure controls and procedures, and for preparing our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Our independent accountants are responsible for auditing those financial statements. The Audit Committee oversees and reviews those processes. In connection with its responsibilities, the Audit Committee reviews and evaluates, then discusses with our management, internal audit personnel, and our independent accountants:

•	the plan for, and our independent accountants’ report on, each audit of our financial statements;

•	our financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to our shareholders;

•	changes in our accounting practices, principles, controls, methodologies or financial statements, and significant developments in accounting rules; and

•	the adequacy of our internal accounting controls and accounting, financial and auditing personnel, and the establishment and maintenance of an environment that promotes ethical behavior.

In connection with the preparation and audit of our consolidated financial statements for 2013, the Audit Committee has:

•	reviewed our audited consolidated financial statements for 2013 and discussed them with management;

•	discussed with our independent accountants the matters required to be discussed by AU Section 380, Communication with Audit Committees;

•	received written disclosures and a letter from our independent accountants required by the independence standards of the Public Company Accounting Oversight Board (PCAOB Rule 3526); and

•	discussed the independence of our independent accountants with the accountants.

Based on the above reviews and discussions, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our 2013 Annual Report on Form 10-K, as amended, as filed with the Securities and Exchange Commission.

Members of the Audit Committee who participated in the reviews and discussions described above pertaining to the preparation and audit of our consolidated financial statements for 2013 are named below.

The Audit Committee:

Henry H. Land	Jerry W. Anderson	Alan M. Bailey	Lynne S. Safrit	Francis W. Slate

Corporate Governance Committee

Function. Our Corporate Governance Committee is a joint committee of the Bank’s and our Boards. Under its charter, the Committee acts as our Board’s nominations committee and as the compensation committee of both Boards. Also, as described below under the heading “Transactions with Related Persons,” the Board has directed the Committee to review and approve certain transactions, arrangements or relationships with the Bank in which any of our related persons has a material interest. The Committee met six times during 2013.

Nominations Committee Functions. Among its other duties and responsibilities assigned from time to time by the Board, the Corporate Governance Committee functions as a nominations committee of our Board by identifying individuals who are qualified to become directors and recommending candidates to the Board for selection as nominees for election as directors at our Annual Meetings and for appointment to fill vacancies on the Board.

The Committee’s charter and our Corporate Governance Guidelines provide for the Committee annually to recommend individuals who have the qualities expected of all directors, including personal and professional integrity, sound judgment, business acumen, and the time, ability and commitment to make a constructive and meaningful contribution to the Board, and who, with other members of the Board, will be effective in collectively serving the long-term interests of our shareholders. Candidates also must satisfy applicable requirements of state and federal banking regulators, and the Committee may develop other criteria or minimum qualifications for use in identifying and evaluating candidates. The Board makes all final decisions regarding nominations. In identifying candidates to be recommended to the Board of Directors from time to time, the Committee considers incumbent directors and candidates suggested by our management, other directors and our shareholders. The Committee has not used the services of a third-party search firm. Shareholders who wish to recommend candidates to the Committee should send their recommendations in writing to:

Corporate Governance Committee

Bank of the Carolinas Corporation

Attention: Corporate Secretary

135 Boxwood Village Drive

Mocksville, North Carolina 27028

Each recommendation should be accompanied by the following:

•	the full name, address and telephone number of the person making the recommendation, and a statement that the person making the recommendation is a shareholder of record (or, if the person is a beneficial owner of our shares but not a record holder, a statement from the record holder of the shares verifying the number of shares beneficially owned), and a statement as to whether the person making the recommendation has a good faith intention to continue to hold those shares through the date of our next Annual Meeting;

•	the full name, address and telephone number of the candidate being recommended, information regarding the candidate’s beneficial ownership of our equity securities and any business or personal relationship between the candidate and the person making the recommendation, and an explanation of the value or benefit that the person making the recommendation believes the candidate would provide as a director;

•	a statement signed by the candidate that he or she is aware of and consents to being recommended to the Committee and will provide information the Committee may request in connection with its evaluation of candidates;

•	a description of the candidate’s current principal occupation, business or professional experience, previous employment history, educational background, and any particular skills, experience or areas of particular expertise;

•	information about any business or personal relationships between the candidate and any of our or the Bank’s customers, suppliers, vendors, competitors, directors or officers, affiliated companies, or other persons with any special interest regarding our Company or affiliated companies, and any transactions between the candidate and our Company or affiliated companies; and

•	any additional information about the candidate that would be required to be included in our proxy statement pursuant to the SEC’s Regulation 14A (including without limitation information about legal proceedings in which the candidate has been involved within the past ten years).

In order to be considered by the Committee in connection with its recommendations of candidates for selection as nominees for election at an Annual Meeting, a shareholder’s recommendation must be received by the Committee not later than the 120th day prior to the first anniversary of the date our proxy statement was first mailed to our shareholders in conjunction with our preceding year’s Annual Meeting. Recommendations submitted by shareholders other than in accordance with these procedures will not be considered by the Committee.

The Committee will evaluate candidates recommended by shareholders in a manner similar to its evaluation of other candidates. The Committee considers the overall composition of the Board in light of our current and future needs and will select candidates to be recommended to the Board of Directors each year based on its assessment of, among other things: (1) business, professional, personal and educational background, experience and expertise, (2) community leadership; (3) independence; (4) potential contributions to the Board that are unique; (5) knowledge of the Company and the Bank and our respective operations; (6) personal financial interest in our and the Bank’s long-term growth, stability, and success; (7) the performance and past and future contributions of our current directors, and the value of continuity and prior Board experience; (8) the existence of one or more vacancies on the Board; (9) the need for a director possessing particular attributes, experience or expertise; (10) the role of directors in the Bank’s business development activities; (11) diversity; and (12) other factors that it considers relevant, including any specific qualifications the Committee adopts from time to time.

The Committee and our Board recognize the benefits derived from a Board composed of individuals who bring different attributes, experiences, and perspectives to the Board’s deliberations. However, they do not consider diversity for the sake of diversity to be a basis for the nomination, election or appointment of a director, and they have not adopted any written or mandatory diversity policy or criteria applicable to the director nominations process. In evaluating and selecting nominees, diversity is one of the multiple factors considered by the Committee and the Board. For these purposes, they consider diversity to encompass a variety of characteristics of candidates, including, by way of example, business and professional experience, academic background, geographic location within our banking markets, gender and race.

As a result of the recapitalization of the Company as discussed above on page 8, the entire Board of Directors exercised the functions of the Corporate Governance Committee in connection with the nomination of directors to be elected at the Annual Meeting.

Compensation Committee Functions. The Corporate Governance Committee also functions as a compensation committee of our and the Bank’s Boards and reviews and provides overall guidance to the Boards with respect to our executive and director compensation and benefit programs. It makes recommendations to the Boards regarding:

•	cash and other compensation paid or provided to our and the Bank’s Chief Executive Officer and other executive officers;

•	the adoption of new compensation or benefit plans, or changes in existing plans, under which compensation or benefits are or will be paid or provided to those executive officers;

•	cash and other compensation paid or provided to other officers and employees, either individually or in the aggregate, as the Boards request; and

•	compensation paid to our directors.

The Committee, along with our Chief Risk Officer, periodically reviews our and the Bank’s compensation plans to determine whether there are potential areas of risk that reasonably could be expected to have a material adverse effect on our business and financial results and to ensure continued oversight and mitigation of risk within our compensation practices. In 2013, in connection with our participation in the U.S. Department of the Treasury’s TARP Capital Purchase Program (the “CPP”), the Committee was required to meet with our Chief Risk Officer each six months to review and discuss our compensation arrangements to ensure that arrangements in which our senior executive officers participated did not encourage those officers to take unnecessary and excessive risks that threatened the value of our Company, and that arrangements in which employees in general participated did not encourage the manipulation of our reported earnings to enhance the compensation of any employees.

In performing its duties, the Committee may, if it considers it appropriate, delegate any of its responsibilities to a subcommittee. However, any subcommittee must be composed entirely of independent directors. The Committee is authorized to conduct investigations and to request and consider any information (from management or otherwise) that it believes is necessary, relevant or helpful in its deliberations and in making its recommendations. It may rely on information provided by management without further verification. However, under its charter, when the Committee takes an action, it should exercise independent judgment on an informed basis and in a manner it considers to be in the best interests of our shareholders. In matters related to the compensation of executive officers other than our Chief Executive Officer, the Committee considers information provided by our Chief Executive Officer about the individual performance of those other officers and his recommendations as to their compensation. After receiving the Committee’s recommendations, the Board makes all final decisions regarding compensation matters.

The Committee may retain the services of outside counsel or consultants, at our or the Bank’s expense, and on terms (including fees) that it approves. However, during 2013, the Committee did not use the services of any outside consultant.

Risk Oversight Committee

Our Risk Oversight Committee is a committee of the Bank’s Board of Directors. Under its charter, and as discussed above under the caption “Board’s Role in Risk Management,” the Committee’s function is to provide oversight of our risk management program with a focus on major risks inherent in the ongoing operation of the Bank, including risks associated with credit, interest rate, liquidity, market, operational, legal and reputation matters. Our Asset / Liability Management Committee, which is made up of members of our senior management, as well as our Chief Risk Officer, makes reports directly to the Committee.

The Committee’s charter provides that its membership will include not less than three non-employee directors who will be appointed by our Corporate Governance Committee. The Risk Oversight Committee met four times during 2013.

Executive Committee

Under North Carolina banking law, the Bank’s Board is required to appoint an executive committee which has such duties and powers as are provided for in the Bank’s Bylaws or in applicable banking regulations and which must meet at least once during any month in which the Bank’s Board does not meet. Our Executive Committee is a joint committee of our and the Bank’s Boards of Directors. Under our and the Bank’s Bylaws, and subject to limitations imposed under North Carolina law or by the Boards, the Committee is authorized to exercise all the powers of the Boards in the management of our and the Bank’s affairs when the Boards are not in session. The Committee did not meet during 2013.

EXECUTIVE OFFICERS

We consider our three officers listed below to be our current executive officers.

Stephen R. Talbert, age 69, serves as our and the Bank’s Vice Chairman, President, and Chief Executive Officer. He joined the Bank on December 31, 2001, in connection with the Bank’s acquisition of BOC Financial Corp. Previously, he had served as Chairman, President and Chief Executive Officer of BOC Financial Corp since its organization during 1998, and in the same positions with that company’s bank subsidiary or its predecessor since 1971. He served as the Bank’s Chairman and Executive Vice President from 2002 to 2004 and has been Vice Chairman since 2004. Prior to being appointed President and Chief Executive Officer, Mr. Talbert served as our Interim Chief Executive Officer from August to September 2010.

George E. (“Ed”) Jordan, age 56, was appointed to serve as Chief Operating Officer of the Bank on November 24, 2010. Mr. Jordan previously served as the Bank’s Executive Vice President since January 2008 and, in that position, supervised the Bank’s financial services, marketing and sales functions and served as regional executive for the Bank’s offices located in Stokes, Forsyth, Davidson and Randolph Counties. Prior to that, he served as the Bank’s President and Chief Operating Officer from May 2004 to January 2008. Prior to his employment with the Bank, Mr. Jordan was employed by Wachovia Bank for 24 years where his positions included supervisory responsibility over city executives for several of that bank’s Triad area offices and service as that bank’s Senior Vice President and Business Banking Sales Director with responsibilities for middle market lending.

Megan W. Patton, age 33, was appointed to serve as Senior Vice President and Chief Financial Officer of the Company and the Bank on January 14, 2014. Ms. Patton has been employed by the Bank since June 2008 and has served as an internal auditor, controller, and vice president. Prior to joining the Bank, Ms. Patton was employed by Elliott Davis, LLC, as a senior tax accountant.

EXECUTIVE COMPENSATION

Our Executive Compensation Program

Our executive compensation program is administered by the Corporate Governance Committee of our Board of Directors. Each year, the Committee reviews the compensation of each of our executive officers, determines the level of compensation for each officer that it believes is reasonable, and makes recommendations to our Board of Directors regarding salary increases and other forms of compensation for our officers. The Board approves all executive officer salaries and other forms of compensation. Additional information regarding the Committee is contained in this proxy statement under the caption “Corporate Governance Committee.”

In formulating its recommendations, the Committee generally compares our executive officers’ compensation to that of executive officers at other similarly-sized banks and financial institutions. However, the process of making salary changes and approving other forms of compensation is largely subjective. Other than in connection with our annual Management Incentive Compensation Plan (during years when that Plan is in effect), there are no specific measures, criteria or formulae by which the base salaries or other compensation of our executive officers are directly tied to individual performance or our financial and operating performance. In formulating its recommendations, the Committee tries to use its own experience and common sense to determine what it believes is reasonable compensation for each executive officer.

We attempt to pay reasonable base salaries to our executive officers, and, in past years, we have provided opportunities for them to receive additional cash compensation under our Management Incentive Compensation Plan. In years when that plan is in effect, the amounts of cash awards officers may receive under the plan are based primarily on the extent to which we achieve goals set by our Board with respect to various measures of corporate financial performance and the officers’ individual performance. If our financial performance does not meet the Board’s minimum expectations, no cash awards are paid under the plan. Like most financial institutions, our recent financial performance has been negatively affected by the decline in the economy and in real estate values in our banking markets, and increased levels of non-performing loans, loan charge-offs and provisions to our allowance for loan losses. Our Board chose not to implement the Management Incentive Compensation Plan in 2013. As a result, none of our officers or employees were eligible to receive any cash awards under the plan, and no such awards were paid in 2013.

Our 2007 Omnibus Equity Plan was approved by our shareholders in 2007. That Plan provides for the grant of equity-based awards to our officers and employees, including grants of options to buy shares of our common stock, and awards of shares of common stock which may be earned based on continued employment or the achievement of performance goals. Awards under this plan are intended to (1) align a portion of our officers’ compensation more closely with the interests of our shareholders, and help ensure that officers make decisions with a shareholder’s perspective, and (2) help us retain our officers through the vesting schedules and forfeiture provisions that apply to the awards. If approved, the 2014 Omnibus Stock Incentive Plan described in Proposal 5 would replace the 2007 Omnibus Equity Plan. See “Proposal 5: Approval of Omnibus Stock Incentive Plan” on page 56 for more information.

We provide a Section 401(k) defined contribution plan for all our employees under which we may make contributions to participants’ accounts. However, we do not have a qualified defined benefit pension plan, and we have not entered into any other plans or arrangements to provide additional or supplemental retirement benefits to our executive officers.

Additional information about, and the specific amounts or values, of each form of compensation that we paid or provided to our named executive officers for 2013 and 2012 are included in the tabular and narrative disclosures below.

Summary

The following table shows the cash and certain other compensation paid or provided to or deferred by the named executive officers for 2013 and 2012. Our executive officers are compensated by the Bank for their services as its officers, and they receive no separate salaries or other cash compensation from us for their services as our officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position(1)	Year	Salary(2)	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation(3)	Total
Stephen R. Talbert Vice Chairman, President and Chief Executive Officer	2013 2012	$220,000 228,463	-0- -0-	-0- -0-	-0- -0-	-0- -0-	$1,946 4,439	$221,946 232,902

George E. Jordan Executive Vice President and Chief Operating Officer	2013 2012	$167,500 169,714	-0- -0-	-0- -0-	-0- -0-	-0- -0-	$1,261 1,428	$168,761 171,142

Harry E. Hill Executive Vice President	2013 2012	$150,000 155,314	-0- -0-	-0- -0-	-0- -0-	-0- -0-	$2,237 4,832	$152,237 160,146

Megan W. Patton Senior Vice President and Chief Financial Officer	2013 2012	$110,485 93,754	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	$110,485 93,754

(1)	Mr. Talbert served as a member of our Board of Directors during 2013 and 2012. Mr. Talbert received no additional compensation for his service as a director. Ms. Patton was appointed Senior Vice President and Chief Financial Officer on January 14, 2014. Mr. Hill’s employment with the Bank was terminated in August 2014.
(2)	Reflects total salary paid by the Bank each year, including the amount of salary deferred at each officer’s election under our Section 401(k) plan.
(3)	The following table describes each officer’s “Other Compensation” for 2013:

Description	Mr. Talbert	Mr. Jordan	Mr. Hill
Our estimated aggregate incremental cost related to personal benefits received during 2013(a)	$1,946	$1,261	$2,237

Total	$1,946	$1,261	$2,237

(a)	Our executive officers receive, or we may treat them as receiving, various non-cash personal benefits. During 2013, the personal benefits received by the named officers included, for Mr. Talbert and Mr. Jordan, personal use of a Bank-owned vehicle.

We also provide our officers with group life, health, medical and other insurance coverages that are generally available on the same basis to all salaried employees. The cost of that insurance is not included in the table.

Employment Agreement

Mr. Jordan is employed by the Bank under an employment agreement. The agreement has a “rolling” term of employment of three years that, at the end of each year, is extended by one additional year. On May 17, 2018, the term becomes a fixed three years expiring at the close of business on May 17, 2021. If Mr. Jordan remains employed by the Bank after May 17, 2021, his employment will be on an “at will” basis. The agreement also provides for:

•	an annual base salary (which is subject to review and periodic increase by the Bank’s Board) of $135,678; and

•	the right to participate in bonus or incentive plans and other benefits made available by the Bank to its executive officers.

The Bank may terminate the agreement at any time for cause. Subject to certain limitations, the agreement provides for payments and benefits to be provided to Mr. Jordan and limits his ability to compete against the Bank after a termination of his employment under various circumstances (including a termination following a change in control of the Company or the Bank). Those provisions, and the limitations on their operation, are described below under the caption “Potential Payments Upon Termination of Employment or a Change in Control.”

Plan-Based Awards

We currently maintain two arrangements under which awards may be granted from time to time to our officers and employees. They are our:

•	2007 Omnibus Equity Plan, under which stock options, restricted stock awards, and performance share awards may be granted; and

•	Annual Management Incentive Compensation Plan, under which additional cash compensation may be paid each year based on the extent to which corporate and individual goals or other performance criteria are met or satisfied for the year.

Stock-Based Awards. Our shareholders approved the 2007 Omnibus Equity Plan at our 2007 Annual Meeting to replace both our Employee Stock Option Plan and Director Stock Option Plan which had been in effect since 1998 and under which we had granted options from time to time to our officers, employees and directors to purchase shares of our common stock. Those old plans have expired.

If approved, the 2014 Omnibus Stock Incentive Plan would replace the 2007 Omnibus Equity Plan. See “Proposal 5: Approval of Omnibus Stock Incentive Plan” on page 56 for more information.

Under the 2007 Omnibus Equity Plan, awards may be granted to officers and employees consisting of either:

•	Incentive stock options;

•	Non-qualified stock options;

•	Restricted stock awards; or

•	Performance share awards.

As described under the caption “Director Compensation,” the 2007 Omnibus Equity Plan also authorizes the grant of non-qualified stock options and restricted stock awards to our non-employee directors.

A stock option gives the officer or employee to whom it is granted the right to buy shares of our common stock during a stated period of time (ordinarily ten years) at a fixed price per share equal to the fair market value of our stock on the date the option is granted. Options generally are granted to officers and employees on terms that provide for them to “vest,” or become exercisable, at intervals as to portions of the shares they cover based on a vesting schedule, and they do not include any performance-based conditions. They generally terminate immediately on the date of, or after a stated number of days following, the termination of an employee’s employment. Options granted to officers and employees may be “incentive stock options” that qualify for special tax treatment under the Internal Revenue Code of 1986, as amended, which we refer to as the Code, or they may be “non-qualified stock options” that do not qualify for that special tax treatment.

Restricted stock awards are conditional grants of shares of our common stock that are subject to forfeiture if specified conditions (usually the officer’s or employee’s continued performance) are not satisfied by the end of a specified restriction period. When an award is granted, the shares are issued and, if we pay dividends on our common stock during the restriction period, the officer or director would receive those dividends on the shares covered by his award at the same rate and on the same basis as they are paid to our other shareholders. However, the shares may not be sold or transferred until the restriction period ends. In most cases the restrictions lapse over time as to portions of the shares according to a “vesting” schedule. If the officer’s employment terminates for any reason prior to the end of the restriction period, he forfeits all unvested shares. As the restrictions expire, the shares become “vested” and are released to the officer.

Performance share awards are awards of shares of our common stock that may be earned based on performance objectives or criteria specified at the time the awards are granted. Like restricted stock awards, performance shares would be granted subject to conditions that must be satisfied before the officer or employee will own the shares outright. However, performance shares would be earned only to the extent that performance criteria are met by the end of a measurement period, while restricted stock awards usually are granted subject only to the condition of continued employment. Also, performance shares would not actually be issued until the end of the measurement period during which the performance criteria must be met, while restricted shares generally are issued at the time awards are granted and become unrestricted at the end of the restriction period.

The exercise price of stock options, and the other terms of options and stock awards, are determined by our Board, based on the recommendation of the Corporate Governance Committee, at the time they are granted.

The following table sets forth information regarding vested and unvested stock options granted to the named executive officers and outstanding as of December 31, 2013.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Option Exercise Price	Option Expiration Date
George E. Jordan	6,000	-0-	$10.92	June 23, 2014

Cash Incentive Awards. Our Board first adopted our Management Incentive Compensation Plan during 2007. Under the plan, our executive officers and other employees chosen to participate each year may earn additional cash compensation based on the extent to which:

•	Our pre-tax profits (before any deduction for the expense of payments under the plan) exceed a threshold amount set by the Board; and

•	Other individual goals (which vary for different participants or groups of participants) set by the Board are achieved.

The plan contemplates that each year our Board will set the maximum award each participant may receive for that year (stated as a percentage of his or her base salary). No cash awards are paid unless our pre-tax, pre-incentive profits for that year exceed a minimum amount set by the Board. Subject to the extent to which individual goals set by the Board for each participant are met, the maximum incentive awards may be paid if our pretax, pre-incentive profits reach a higher target level set by the Board.

During April 2009, we became a participant in the U.S. Department of the Treasury’s TARP Capital Purchase Program, or the CPP. Under rules adopted by Treasury under the Emergency Economic Stabilization Act of 2008 that apply to participants in that program, and with limited exceptions, we were prohibited from paying or accruing any bonus, retention award or incentive compensation to our most highly compensated employee. Also, in connection with any bonuses or incentive compensation, we were required to implement provisions to “clawback” payments to our senior executive officers and our next 20 highest paid employees if any of the criteria on which those payments are based are later found to have been inaccurate. On July 16, 2014, we repurchased all of the shares of preferred stock we sold to the Treasury under the CPP. We were subject to the Treasury’s rules on executive compensation for all of 2013 and until July 16, 2014.

Like most financial institutions, our financial performance has been negatively affected by the economy and by reduced real estate values in our banking markets, and increased levels of non-performing loans, loan charge-offs and provisions to our allowance for loan losses. Our Board chose not to implement the plan in 2013. As a result, none of our officers and employees were eligible to receive any cash awards under the plan, and no such awards were paid in 2013.

Potential Payments Upon Termination of Employment or a Change of Control

The terms of Mr. Jordan’s employment agreement provide for him to receive payments and benefits if his employment is terminated under various circumstances or following a change in control of the Company or the Bank. However, during April 2009, we became a participant in the CPP. Under rules adopted by Treasury under the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009, that apply to CPP participants (the “CPP Rules”), we believe we were prohibited from paying severance, “golden parachute,” or other such payments to any of our senior executive officers, or to certain of our other employees, in connection with any termination of their employment for any reason during 2013, other than payments relating to services already performed or benefits already accrued.

In addition to the CPP Rules, the Bank is subject to a Consent Order issued by the Federal Deposit Insurance Corporation (the “FDIC”) and the North Carolina Office of the Commissioner of Banks (the “Commissioner”), effective April 17, 2011. Under the terms of the Consent Order, the Bank may not pay bonuses or any form of payment outside the ordinary course of business resulting in a reduction of capital without the prior written approval of the FDIC and the Commissioner.

As a result of the CPP Rules and the terms of the Consent Order, notwithstanding the terms of Mr. Jordan’s employment agreement, we believe that no severance or golden parachute payments would have been made to him by the Bank if his employment had terminated on December 31, 2013.

In the event the Consent Order is lifted or modified, payments to Mr. Jordan under his employment agreement may no longer be prohibited. Under Mr. Jordan’s employment agreement, if his employment is terminated by the Bank without cause, or if he terminates his own employment for “good reason” (as defined below), he will continue to receive salary payments from the Bank for the unexpired term of the agreement. “Good reason” will exist if, without Mr. Jordan’s consent:

•	his base salary is materially reduced;

•	his duties or responsibilities are materially reduced such that he no longer serves as an executive officer;

•	he is required to transfer his offices more than 50 miles from his principal work location; or

•	the Bank materially breaches any of the terms of the agreement.

The Agreement also provides that if, within 24 months following a change in control of the Company or the Bank, Mr. Jordan’s employment is terminated by the Bank or its successor without cause, or a “termination event” (as defined below) occurs and he voluntarily terminates his own employment within 90 days, then, in lieu of other termination payments provided for in the agreement, he will receive a lump-sum payment equal to 2.99 multiplied by his annual base salary in effect at the time the change in control becomes effective or at the time his employment terminates, whichever is greater. A “termination event” will occur under Mr. Jordan’s agreement if, following a change in control of the Company or the Bank:

•	his base salary is reduced below the annual rate in effect at the time of the change in control;

•	insurance or other benefits, including retirement benefits, being provided to him when the change in control becomes effective are reduced or eliminated without being replaced with substantially similar benefits, unless the reduction or elimination applies proportionately to all salaried employees who participated in those benefits before the change in control;

•	he is transferred to a job location more than 50 miles from his principal work location when the change in control becomes effective;

•	if the Bank is still a separate entity, he no longer serves in the position he served in before the change in control; or

•	if the Bank is no longer a separate entity, he is not an executive officer of the Bank’s successor or does not report directly to the successor’s chairman, president, or chief executive officer.

Generally, a “change in control” will have occurred if:

•	a person directly or indirectly acquires voting control over more than 50% of the Company’s or the Bank’s common stock or control over the election of a majority of the Company’s or the Bank’s directors;

•	the Company or the Bank consolidates or merges with or into another company, or are reorganized in another way, and are not the surviving company in the transaction; or

•	all or substantially all of the Company’s or the Bank’s assets are sold or transferred to, or acquired by, any other company.

The employment agreement provides that, notwithstanding the above provisions to the contrary, the Bank will have no obligation to make any payment or take any other action that the Board of Directors believes in good faith would be prohibited by or would violate any provision of state or federal law applicable to the Bank.

For a period of one year following any voluntary or involuntary termination of employment, Mr. Jordan may not compete with the Bank in a county in North Carolina in which the Bank maintains a business office on his employment termination date. However, in the case of an involuntary termination of his employment without case, or a voluntary termination of his employment for good reason (other than following a change in control), the restriction period will be the unexpired term of the agreement during which the Bank is obligated to continue to pay his salary as described above. The agreement also requires that, following any termination of his employment, Mr. Jordan must keep confidential all data and other information, financial or otherwise, relating to the Bank and its business, and must not disclose any of that information to any other person, remove it from the Bank, or use it for his own purposes or for the benefit of any other person.

Life Insurance Benefits. The Bank provides life insurance benefits to each of the named executive officers under our group life insurance plan in which all employees participate on the same terms. Under the group plan, death benefits are payable to a participant’s beneficiaries equal to two times the participant’s annual salary rate at the time of his or her death.

Accelerated Vesting of Stock Options. Under our 2007 Omnibus Equity Plan, in the event of a change in control of our Company, our Corporate Governance Committee may provide for outstanding stock options and other equity awards under the plan to be assumed by or converted into awards covering shares of the acquiring or surviving company. Alternatively, the Committee may accelerate the vesting of outstanding awards so that they become exercisable in full immediately before the change in control becomes effective.

DIRECTOR COMPENSATION

General

Directors’ Fees. Our non-employee directors serve and are compensated as directors of the Bank. Our and the Bank’s Boards usually meet jointly, and directors do not receive any additional cash compensation for their services as our directors unless our Board meets separately. The following table describes our standard schedule of fees paid to our non-employee directors for their service during 2013.

Description	Amount
Monthly retainer	$450
Monthly retainer paid to Lead Independent Director	550
Per diem fee for attendance in person at meetings of our and the Bank’s Boards(1)	425
Per diem fee paid to committee members for attendance at committee meetings:
Audit Committee	300
Corporate Governance Committee Executive, Loan, Asset Quality and Risk Oversight Committees	250 225

Description	Amount
Per diem fee paid to committee chairmen for attendance at committee meetings:
Audit Committee	450
Corporate Governance Committee	350
Executive, Loan, Asset Quality and Risk Oversight Committees	325

(1)	This fee is not paid for attendance at meetings by telephone.

Mr. Talbert is compensated as an officer of the Bank, and he receives no additional compensation for his service as a director.

Stock Options. From time to time we have granted options to our non-employee directors to purchase shares of our common stock. As described above under the caption “Plan Based Awards,” during 2007 our shareholders approved our 2007 Omnibus Equity Plan which replaced our 1998 Director Stock Option Plan and which authorizes the grant of nonqualified stock options and restricted stock awards to our directors in a manner similar to that described for officers. Each stock option gives the director who holds it the right to buy shares of our common stock during a stated period of time (ordinarily ten years) at a fixed price per share that is equal to the market value of our stock on the date the option was granted. We have not yet granted any restricted stock awards to directors under the plan.

No stock options or other equity awards of any type were granted under the 2007 Omnibus Equity Plan to any of our directors during 2013.

Director Compensation for 2013

The following table summarizes the compensation paid or provided to our non-employee directors for their services during 2013. Although he served as a director during 2013, Stephen R. Talbert is not listed in the table. Mr. Talbert was compensated as an officer and employee of the Bank and he received no separate or additional compensation for his service as a director.

2013 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Option Awards(1)	Total
Jerry W. Anderson	$17,750	$-0-	$17,750
Alan M. Bailey	19,450	-0-	19,450
John A. Drye	19,100	-0-	19,100
John W. Googe	17,950	-0-	17,950
Henry H. Land	18,775	-0-	18,775
Grady L. McClamrock, Jr.	19,600	-0-	19,600
Lynne Scott Safrit	17,000	-0-	17,000
Francis W. Slate	20,575	-0-	20,575

(1)	No stock options or other equity awards of any type were granted to any of our non-employee directors during 2013. On December 31, 2013, our non-employee directors held stock options covering the following aggregate numbers of shares: Messrs. Anderson, Bailey, Drye, Googe, Land, McClamrock, Dr. Slate, and Ms. Safrit — 1,500 shares each.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires that the Company include in its proxy statement a resolution subject to a shareholder advisory vote on the compensation paid to the Company’s named executive officers as disclosed in this proxy statement (commonly referred to as “say-on-pay”).

The compensation paid to the Company’s named executive officers is disclosed in this proxy statement above in the section entitled “Executive Compensation.” The compensation of the Company’s named executive officers is designed to enable the Company to attract and retain talented and experienced senior executives to lead the Company successfully in a competitive banking environment. Shareholders are being asked to cast a non-binding, advisory vote on the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers who are set forth in the summary compensation table of this proxy statement, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and the related narrative discussion in this proxy statement.”

This “say-on-pay” advisory vote is not binding on the Board of Directors. The vote will not be construed to overrule any decision by the Company or the Board of Directors. Although non-binding, the Board of Directors and the Corporate Governance Committee value constructive dialogue on executive compensation and other important governance topics and the opinions of the Company’s shareholders. The Board of Directors and the Corporate Governance Committee will review the voting results and take them into consideration when making future decisions regarding the Company’s executive compensation programs.

Our Board of Directors believes that our executive compensation policies and practices are reasonable, and it recommends that you vote “FOR” Proposal 2.

To be approved, the number of votes cast in person and by proxy at the Annual Meeting in favor of the proposal must exceed the number of votes cast against it.

PROPOSAL 3: NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON

EXECUTIVE COMPENSATION

The Dodd-Frank Act also requires the Company to provide shareholders, at least once every six years, with the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently the Company should conduct an advisory say-on-pay vote. This proposal gives the Company’s shareholders the opportunity to advise the Board of Directors on how frequently they would like to vote on the compensation of the named executive officers: every year, every other year, or every three years. Shareholders may also abstain from voting on the frequency of a shareholder “say-on-pay” vote on executive compensation.

The Board of Directors has determined that having an advisory vote once every three years on the compensation of the named executive officers is the best approach.

Your vote on Proposal 3 is advisory, which means that it is not binding on the Company or the Board of Directors. The Company recognizes that our shareholders may have different views as to their preferences on the frequency of the say-on-pay vote. The Board of Directors will carefully review the outcome of the frequency vote; however, when considering the frequency of future say-on-pay votes, the Board of Directors may decide that it is in the Company’s and the shareholders’ long-term best interest to hold a say-on-pay vote more or less frequently than the frequency receiving the most votes cast by the Company’s shareholders.

Our Board of Directors recommends that shareholders vote for the option of holding a “say on pay” vote every “3 YEARS.”

To be approved, the number of votes cast in person and by proxy at the Annual Meeting in favor of the proposal must exceed the number of votes cast against it.

TRANSACTIONS WITH RELATED PERSONS

Our Policy

Our Board of Directors has adopted a written policy under which certain transactions, arrangements or relationships in which we or the Bank are a participant and in which any of our “related persons” has a material interest are required to be reviewed and approved by our Corporate Governance Committee. Our related persons include our directors, nominees for election as directors, executive officers, beneficial owners of more than 5% of a class of our capital stock, and members of the immediate family of one of those persons.

The rules of the Securities and Exchange Commission require that any transaction, arrangement or relationship, or series of transactions, arrangements or relationships, with our related persons be disclosed in our proxy statement if they exceed or will exceed an aggregate of $120,000, including all periodic payments. Except as described below, our policy regarding the review and approval of those transactions covers any such transaction, arrangement or relationship, in which the dollar amount involved exceeds or will exceed an aggregate of $60,000, including all periodic payments.

The transactions covered by the policy generally include loans, but the policy does not cover loans made by the Bank in the ordinary course of its business that are subject to banking regulations related to “insider loans” and that are required to be approved by a majority of the Bank’s Board of Directors. The policy also does not cover the Bank’s provision of services as a depository of funds or similar banking or financial services in the ordinary course of its business, or compensation paid to our executive officers that has been separately reviewed and approved, or recommended to our Board of Directors for approval, by our Corporate Governance Committee in its role as our Board’s compensation committee.

In its review of related person transactions, the policy provides that the Committee should exercise independent judgment and should not approve any proposed transaction unless and until it has concluded to its satisfaction that the transaction:

•	is on terms that are fair and reasonable to us, and

•	is in our best interests.

Related Person Transactions

There were no transactions with our related persons during 2013 that were required to be approved by our Corporate Governance Committee. The Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with certain of our current directors, nominees for director, executive officers, and our other related persons. All loans included in those transactions were made in the ordinary course of the Bank’s business on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time the loans were made for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

Consultative Services Agreement with GLICK.BIZ, LLC. The Bank is party to a Consultative Services Agreement with GLICK.BIZ, LLC, which we refer to as GBL. Harvey L. Glick, a nominee for election to our Board of Directors, is the managing member and 100% owner of GBL. Pursuant to this agreement, the Bank engaged GBL to serve as a consultant and specifically to review the Bank’s balance sheet, products, capital, procedures, and efficiencies in conjunction with and at the direction of the Bank’s executive management team.

The term of the agreement commenced on February 1, 2014, and will end on a date to be determined by the Bank and GBL. The Bank paid GBL $10,000 upon the signing of the agreement and agreed to pay GBL $10,000 per month during the term of the agreement. The aggregate yearly amount due to GBL under the agreement is $120,000. The Bank also agreed to reimburse GBL for its out-of-pocket expenses incurred in connection with the performance of its services under the agreement.

The agreement contains an indemnification provision under which the Bank will indemnify GBL, its officers, directors, managers, members, employees, agents, and affiliates against all liability, loss, cost, and expense incurred by GBL (including legal fees and expenses) in connection with or resulting from any action, suit, or proceeding in which GBL may become involved in connection with the agreement. The Bank will advance the expenses of any such proceedings. The Bank’s indemnification obligation does not apply in the case of matters judicially determined to have resulted from GBL’s gross negligence or willful misconduct. The agreement also contains a confidentiality provision whereby GBL agrees not to disclose any of the Bank’s confidential information to a third party without the Bank’s consent, unless compelled to do so by a governmental authority or court of competent jurisdiction.

The Corporate Governance Committee did not review and approve the Consultative Services Agreement with GBL. At the time the agreement commenced in February 2014, Mr. Glick was not a “related person” of the Company or the Bank, as that term is defined in Item 404 of SEC Regulation S-K. As a result, the Corporate Governance Committee was not required to review and approve the agreement. The agreement was, however, reviewed and approved by the full Board of Directors.

Participation of Director Nominees in Private Placement. As described above, the Company completed a private placement of its common stock in July 2014. Director nominees Harvey L. Glick, Sam D. Norton, and John D. Russ each invested more than $120,000 in shares of our common stock in the private placement. Mr. Glick invested $500,000, Mr. Norton invested $250,000, and Mr. Russ invested $200,000.

Director nominee Derek J. Ferber is a senior analyst with FJ Capital Management. FJ Capital Management and certain of its affiliated entities invested approximately $4.5 million in the Company’s common stock in the private placement.

Director nominee Anton V. Schutz is president and chief executive officer of Mendon Capital Advisors and a portfolio manager for RMB Capital Management LLC, which manages Mendon Capital Master Fund Ltd. Mendon Capital Master Fund Ltd. invested approximately $4.5 million in the Company’s common stock in the private placement.

The Corporate Governance Committee did not review and approve the investments described above. At the time the private placement closed in July 2014, none of these director nominees were “related persons” of the Company or the Bank, as that term is defined in Item 404 of SEC Regulation S-K. As a result, the Corporate Governance Committee was not required to review and approve the transactions.

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

Principal Shareholders

The following table describes the beneficial ownership of our common stock on November 3, 2014, by each person or entity known to us to be the beneficial owner of more than five percent of our outstanding common stock.

Name and address of beneficial owner	Amount and nature of beneficial ownership		Percent of class

EJF Capital LLC 2107 Wilson Boulevard Suite 410 Arlington, VA 22201	44,935,687	(1)	9.73%

FJ Capital Management LLC 1313 Dolley Madison Blvd., Suite 306 McLean, VA 22101	44,935,688	(2)	9.73%

Ithan Creek Master Investors (Cayman) L.P. c/o Wellington Management Company, LLP 280 Congress Street Boston, MA 02210	44,710,448	(3)	9.68%

Mendon Capital Master Fund Ltd. 115 S. LaSalle, 34th Floor Chicago, IL 60603	44,935,688	(4)	9.73%

TFO Financial Institutions Restructuring Fund II LLC 555 5th Avenue, 6th Floor New York, NY 10017	44,935,688	(5)	9.73%

(1)	Based on Schedule 13G/A filed with the Securities and Exchange Commission on October 30, 2014, and the information contained therein. Includes 5,090,587 shares owned by EJF Financial Opportunities Master Fund LP; 5,090,587 shares owned by EJF Financial Opportunities GP, LLC; and 34,754,513 shares owned by EJF Sidecar Fund, Series LLP – Series D.

(2)	Based on Schedule 13D filed with the Securities and Exchange Commission on August 11, 2014, and the information contained therein. Includes 37,535,688 shares owned by Bridge Equities III, LLC, and 5,000,000 shares owned by Rock Creek FJ Fund SP.
(3)	Based on Schedule 13G filed with the Securities and Exchange Commission on July 24, 2014, and the information contained therein.
(4)	Based on Schedule 13D filed with the Securities and Exchange Commission on July 28, 2014, and the information contained therein.
(5)	Based on Schedule 13G filed with the Securities and Exchange Commission on October 6, 2014, and the information contained therein.

Directors and Executive Officers

The following table describes the beneficial ownership of our common stock on November 3, 2014, by our current directors, nominees for election as directors, and named executive officers, individually, and by all our directors and named executive officers as a group.

Name of beneficial owner	Amount and nature of beneficial ownership(1)		Percent of class(2)
Jerry W. Anderson	290,349		0.06%
Alan M. Bailey	358,665	(3)	0.08%
John A. Drye	273,983	(4)	0.06%
Derek J. Ferber	44,935,688	(5)	9.73%
Harvey L. Glick	5,000,000		1.08%
John W. Googe	1,035,500		0.22%
Harry E. Hill	24,455		0.01%
George E. Jordan	1,005,840	(6)	0.22%
Henry H. Land	218,589		0.05%
Sam D. Norton	2,500,000		0.54%
Grady L. McClamrock, Jr.	1,056,419	(7)	0.23%
Megan W. Patton	101,112	(8)	0.02%
John D. Russ	2,000,000	(9)	0.43%
Lynne Scott Safrit	65,384		0.01%
Anton V. Schutz	44,935,688	(10)	9.73%
Francis W. Slate	293,014	(11)	0.06%
Stephen R. Talbert	1,040,256	(12)	0.23%
All current directors and executive officers as a group (17 people)	105,134,942		22.75%

(1)	Individuals named and included in the group have shared voting and investment power with respect to certain of the listed shares as follows: Mr. Anderson – 12,066 shares; Mr. Glick – 5,000,000 shares; Mr. Jordan – 1,200 shares; Mr. Norton – 2,500,000 shares; Ms. Safrit – 57,948 shares; and Mr. Talbert – 1,018,154 shares. The listed shares also include the following numbers of shares that could be purchased by individuals named and included in the group pursuant to stock options that could be exercised within 60 days of November 3, 2014 and with respect to which shares they may be deemed to have sole investment power: Mr. Anderson – 1,500 shares; Mr. Bailey – 1,500 shares; Mr. Drye – 1,500 shares; Mr. Googe – 1,500 shares; Mr. Land – 1,500 shares; Mr. McClamrock – 1,500 shares; Ms. Safrit – 1,500 shares; and Dr. Slate – 1,500 shares. Except as otherwise noted, and to the best of our knowledge, the individuals named and included in the group exercise sole voting and investment power with respect to all remaining listed shares.

(2)	Percentages are calculated based on 462,028,831 total outstanding shares plus, in the case of each named individual and the group, the number of additional shares that could be purchased by that individual or by persons included in the group under stock options that could be exercised within 60 days of November 3, 2014.
(3)	Includes 175 shares held as custodian for Mr. Bailey’s grandchild.
(4)	Includes 737 shares held as custodian for Mr. Drye’s children; 1,200 shares owned by a business entity controlled by Mr. Drye; and 100,000 shares held in Mr. Drye’s spouse’s individual retirement account.
(5)	Includes shares beneficially owned by FJ Capital Management LLC. Mr. Ferber is a senior analyst with FJ Capital Management LLC and disclaims beneficial ownership of 44,635,688 shares of common stock beneficially owned by FJ Capital Management LLC.
(6)	Includes 2,280 shares allocated to Mr. Jordan’s individual account under the Bank’s 401(k) plan.
(7)	Includes 3,286 shares held in Mr. McClamrock’s spouse’s individual retirement account.
(8)	Includes 112 shares allocated to Ms. Patton’s individual account under the Bank’s 401(k) plan.
(9)	Includes 800,000 shares held in Mr. Russ’s individual retirement account.
(10)	Includes shares beneficially owned by Mendon Capital Master Fund Ltd. Mr. Schutz is the portfolio manager of Mendon Capital Master Fund Ltd. and disclaims beneficial ownership of the shares of common stock beneficially owned by Mendon Capital Master Fund Ltd. except to the extent of his pecuniary interest therein.
(11)	Includes 259,264 shares owned by the Dr. Francis W. Slate Revocable Trust, of which Dr. Slate is the trustee.
(12)	Includes 1,323 shares owned by Mr. Talbert’s spouse in her individual capacity, 637 shares owned by Mr. Talbert’s adult daughter, and 1,326 shares allocated to Mr. Talbert’s individual account under the Bank’s 401(k) plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors and executive officers are required by federal law to file reports with the Securities and Exchange Commission regarding the amounts of and changes in their beneficial ownership of our common stock. Based on our review of copies of those reports, our proxy statements are required to disclose failures to report shares beneficially owned or changes in beneficial ownership, and failures to timely file required reports, during the previous year. We currently are not aware of any of our directors or executive officers who, during 2013, failed to report shares beneficially owned or to timely file a required report.

PROPOSAL 4: REVERSE STOCK SPLIT

The Reverse Stock Split Proposal

Our Board of Directors has adopted resolutions: (1) declaring that an amendment to the Company’s Articles of Incorporation to effect a 1-for-100 reverse stock split, as described below, was advisable and in the best interests of the Company and its shareholders and (2) directing that a proposal to approve the reverse stock split be submitted to the Company’s shareholders for their approval.

If the reverse stock split proposal is approved by our shareholders, the Board will be granted discretionary authority to amend the Company’s Articles of Incorporation to effect the reverse stock split at an exchange ratio of 1 for 100. The Board has agreed that it will exercise its discretionary authority to effect the reverse stock split on or before December 31, 2015, or it will re-submit the proposal to shareholders.

The Board’s decision whether or not (and when) to effect the reverse stock split will be based on a number of factors. The text of the proposed amendment to our Articles of Incorporation to effect the reverse stock split is attached to this proxy statement as Appendix B.

Background and Reasons for the Reverse Stock Split Proposal

The Board of Directors is submitting the reverse stock split proposal to our shareholders for approval with the intent of increasing the market price of our common stock. If approved by the shareholders and implemented by the Board of Directors, the reverse stock split should also enhance liquidity. Accordingly, we believe that providing the Board of Directors with the ability to effect the reverse stock split is in the best interests of the Company and its shareholders.

We believe that the reverse stock split, if implemented, will make our common stock more attractive to a broader range of investors, as we believe that the current market price of our common stock may affect its acceptability to certain investors. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that, if approved and implemented by our Board of Directors, the reverse stock split will make our common stock a more attractive and cost effective investment for many investors, which will enhance the liquidity of the holders of our common stock.

Reducing the number of outstanding shares of our common stock through the reverse stock split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the reverse stock split, if implemented, will result in the intended benefits described above, that the market price of our common stock will increase following the reverse stock split or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after the reverse stock split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split. Accordingly, the total market capitalization of our common stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split.

General. If the reverse stock split is approved by the shareholders and the Board of Directors determines to effectuate the reverse stock split, then the number of shares of our common stock that would be outstanding immediately after the reverse stock split, based on 462,028,831 shares of common stock issued and outstanding as of the Record Date, would be 4,620,288, which is a 99% reduction in the number of outstanding shares of our common stock.

Effect on Authorized but Unissued Shares of Common Stock and Preferred Stock. Our authorized but unissued shares of common and preferred stock would remain unchanged by the reverse stock split.

The reverse stock split may result in some shareholders owning “odd lots” of less than 100 shares of our common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Effect on Options. All outstanding options would be adjusted as a result of the reverse stock split, as required by the terms of these securities. Specifically, the conversion ratio for each instrument would be reduced, and the exercise price would be increased in accordance with the terms of each instrument and based on an exchange ratio of 1 for 100.

Risks Associated with the Reverse Stock Split

While the Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per-share price that will attract additional investors or that such share price will satisfy the investing guidelines of institutional investors or investment funds. In addition, other factors such as the extent of analyst coverage may impact both institutional awareness of and interest in us. As a result, the trading liquidity of the common stock may not necessarily improve.

If the reverse stock split is implemented and the market price of the common stock declines, the percentage decline may be greater than would occur in the absence of the reverse stock split. However, the market price of the common stock will also be based on our financial performance and other factors, which are unrelated to the number of shares of common stock outstanding. Furthermore, the reduction in the number of shares available in the public market after the reverse stock split could cause the trading market for our common stock to become less liquid.

Procedure for Implementing the Reverse Stock Split

The reverse stock split, if approved by our shareholders, would become effective upon the filing (the “Effective Time”) of Articles of Amendment to our Articles of Incorporation with the Secretary of State of the State of North Carolina. The exact timing of the filing of the Articles of Amendment is in the Board’s discretion to be determined by the Board based on its evaluation as to when such action will be the most advantageous to the Company and our shareholders; provided, however, that the Board has agreed that it will exercise its discretionary authority to effect the reverse stock split on or before December 31, 2015, or it will re-submit the proposal to shareholders. The Board reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to elect not to proceed with the reverse stock split if, at any time prior to the filing of the Articles of Amendment, the Board, in its sole discretion, determines that it is not in our best interest and the best interests of our shareholders to effect the reverse stock split.

After the Effective Time, our common stock will have a new CUSIP number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

After the Effective Time, we will continue to be subject to periodic reporting and other requirements of the Securities Exchange Act of 1934.

Discretionary Authority of the Board of Directors to Abandon Reverse Stock Split

The Board of Directors reserves the right to abandon the reverse stock split without further action by the shareholders at any time before the effectiveness of the filing with the North Carolina Secretary of State of Articles of Amendment to the Articles of Incorporation if the Board, in its sole discretion, determines that it is not in our best interest and the best interests of our shareholders to effect the reverse stock split, even if the reverse stock split has been authorized by the shareholders at the Annual Meeting. By voting in favor of the reverse stock split, you are expressly also authorizing the Board to determine not to proceed with, and abandon, the reverse stock split if it should so decide.

Beneficial Owners of Common Stock and Shareholders Who Hold Shares in Street Name

If the reverse stock split is implemented, we intend to treat shares held by shareholders through a bank, broker, custodian or other nominee in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered shareholders for processing the reverse stock split and making payment for fractional shares. Shareholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Holders of Certificated Shares of Common Stock

If the reverse stock split is approved by the shareholders and the Board determines to effectuate the reverse stock split, the shareholders holding shares of our common stock in certificated form will be sent a transmittal letter by the Company’s transfer agent after the effectuation of the reverse stock split. The letter of transmittal will contain instructions on how a shareholder should surrender certificates representing shares of our common stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post- reverse stock split common stock (the “New Certificates”). No New Certificates will be issued to a shareholder until such shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. We do not currently expect that shareholders will be required to pay a transfer or other fee to exchange the Old Certificates. Shareholders will then receive New Certificates representing the number of whole shares of common stock to which they are entitled as a result of the reverse stock split. Until surrendered, we will deem outstanding Old Certificates held by shareholders to be cancelled and to only represent the number of whole shares of post-reverse stock split common stock to which these shareholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate, the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATES FOR EXCHANGE UNTIL REQUESTED TO DO SO.

Fractional Shares

No fractional shares will be issued in connection with the reverse stock split. Shareholders of record who otherwise would be entitled to receive fractional shares, will be entitled, upon surrender to the exchange agent of Old Certificates representing such shares, to a cash payment in lieu thereof equal to the fraction to which the shareholder would otherwise be entitled multiplied by the market price of our common stock. The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights except to receive payment therefor as described herein.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed reverse stock split, the reverse stock split is not intended to be, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934.

Accounting Matters

The proposed amendment to our Articles of Incorporation will not affect the par value of our common stock, which will remain no par value per share. As a result, as of the Effective Time of the reverse stock split, the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet will not change due to the reverse stock split. Reported per share net income or loss would be higher because there will be fewer shares of common stock outstanding.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material United States federal income tax consequences of the reverse stock split to holders of our common stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to United States federal income taxation on a net income basis in respect of our common stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular shareholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by shareholders. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, S corporations, partnerships or other pass-through entities, tax-exempt organizations, United States expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” as defined in the Code (generally, property held for investment).

This summary is based on the income tax provisions of the Code, United States Treasury regulations promulgated thereunder, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in United States federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the United States federal income tax consequences of the reverse stock split. This summary does not address tax considerations under state, local, non-U.S., and non-income tax laws. Furthermore, no ruling or tax opinion of legal or tax counsel has been obtained with respect to the consequences of the reverse stock split. The reverse stock split is intended to constitute a reorganization within the meaning of Section 368(a) of the Code.

TAX MATTERS ARE COMPLICATED, AND THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT DEPEND UPON THE PARTICULAR CIRCUMSTANCES OF EACH SHAREHOLDER. ACCORDINGLY, EACH SHAREHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE UNITED STATES FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

If a partnership (or other entity classified as a partnership for United States federal income tax purposes) is the beneficial owner of our common stock, the United States federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the United States federal income tax consequences of the reverse stock split.

U.S. Holders

The reverse stock split should be treated as a recapitalization that qualifies as a corporate “reorganization,” as defined in the Code, for United States federal income tax purposes. Therefore, except as described below with respect to cash in lieu of fractional shares, and subject to the limitations and qualifications set forth in this discussion; no gain or loss will be recognized by a U.S. holder upon a reverse stock split. Accordingly, the aggregate tax basis in the common stock received pursuant to a reverse stock split would equal the aggregate tax basis in the common stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share as discussed below), and the holding period for the common stock received should include the holding period for the common stock surrendered.

In general, a U.S. holder who receives cash in lieu of a fractional share of our common stock pursuant to the reverse stock split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the United States holder’s tax basis in the shares of our common stock surrendered that is allocated to such fractional share of our common stock. Such capital gain or loss should be long-term capital gain or loss if the United States holder’s holding period for our common stock surrendered exceeded one year at the Effective Time. The deductibility of net capital losses by individuals and corporations is subject to limitations and shareholders should consult their own tax advisors regarding such limitations. Special rules may apply to cause all or a portion of the cash received in lieu of a fractional share to be treated as dividend income to the extent of our current and accumulated earnings and profits, with respect to certain shareholders if the distribution of cash is treated as having the effect of a distribution of a dividend. The determination of whether the receipt of cash has the effect of a corporate distribution is made by applying rules under Code Section 302. Shareholders should consult their own tax advisors to determine whether their receipt of cash has the effect of a corporate distribution and the consequences of such determination.

United States Information Reporting and Backup Withholding. Information returns generally would be required to be filed with the Internal Revenue Service (“IRS”) with respect to the receipt of cash in lieu of a fractional share of our common stock pursuant to the reverse stock split in the case of certain U.S. holders. In addition, U.S. holders may be subject to backup withholding, at a current rate of 28% for 2014, on the payment of such cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Non-United States Holders

The discussion in this section is addressed to “non-United States holders.” A non-United States holder is a beneficial owner of our common stock who is a foreign corporation or a non-resident alien individual.

Generally, non-United States holders will not recognize any gain or loss upon the reverse stock split. In particular, gain or loss will not be recognized with respect to cash received in lieu of a fractional share provided that (a) such gain or loss is not effectively connected with the conduct of a trade or business in the United States (or, if certain income tax treaties apply, is not attributable to a non-United States holder’s permanent establishment in the United States), (b) with respect to non-United States holders who are individuals, such non- United States holders are present in the United States for less than 183 days in the taxable year of the reverse stock split and other conditions are met, (c) we are not (and have not been) a “United States real property holding corporation” for U.S. federal income tax purposes within certain time periods set forth in the Code and/or such non-United States holder has not held more than 5% of our common stock during such period, and (d) such non-United States holders comply with certain certification requirements.

Individual non-United States Holders who are subject to U.S. federal income tax because they are present in the United States for 183 days or more during the year of the reverse stock split will be taxed on their gain (including gain from the sale of shares of our common stock and net of applicable U.S. losses from sales or exchanges of other capital assets recognized during the year) at a flat rate of 30% or such lower rate as may be specified by an applicable income tax treaty. Other non-United States Holders subject to U.S. federal income tax with respect to gain recognized as a result of receiving cash in lieu of a fractional share of common stock generally will be taxed on such gain in the same manner as if they were U.S. holders and, in the case of foreign corporations, may under certain circumstances be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

United States Information Reporting and Backup Withholding. In general, backup withholding and information reporting will not apply to payment of cash in lieu of a fractional share of our common stock to a non-United States holder pursuant to the reverse stock split if the non-United States holder certifies under penalties of perjury that it is a non-United States holder and the applicable withholding agent does not have actual knowledge to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the non-United States holder’s United States federal income tax liability, if any, provided that certain required information is timely furnished to the IRS. In certain circumstances the amount of cash paid to a non-United States holder in lieu of a fractional share of our common stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

Appraisal Rights

Holders of our common stock who are entitled to vote on the reverse stock split have a right to demand payment in cash of the “fair value” of their shares of our common stock in the event the reverse stock split is effected. Article 13 of the North Carolina Business Corporation Act (the “NCBCA”) sets forth the rights of our shareholders who wish to demand fair value payments for their shares. The following is a summary of the material terms of the statutory procedures to be followed by a holder of our common stock in order to perfect appraisal rights under the NCBCA. Shareholders who do not properly follow appraisal rights procedures will be subject to the reverse stock split if it is effected. A copy of Article 13 of the NCBCA is attached as Appendix A hereto.

Requirements of Appraisal Rights

If a shareholder elects to exercise the right to demand appraisal, such shareholder must satisfy all of the following conditions:

•	The shareholder must be entitled to vote on the reverse stock split.

•	The shareholder must deliver to us, before the vote on approval or disapproval of the reverse stock split is taken, written notice of the shareholder’s intent to demand payment if the reverse stock split is effectuated. This notice must be in addition to and separate from any proxy or vote against the reverse stock split. Neither voting against, abstaining from voting, nor failing to vote on the reverse stock split will constitute a notice within the meaning of Article 13.

•	The shareholder must not vote, or cause or permit to be voted, any shares in favor of the reverse stock split. A failure to vote will satisfy this requirement, as will a vote against the reverse stock split, but a vote in favor of the reverse stock split, by proxy or in person, or the return of a signed proxy which does not specify a vote against approval of the reverse stock split or contain a direction to abstain, will constitute a waiver of the shareholder’s appraisal rights.

If the requirements above are not satisfied and the reverse stock split becomes effective, a shareholder will not be entitled to payment for such shareholder’s shares under the provisions of Article 13.

Required Notice to the Company

Written notices of intent to demand payment should be addressed to Bank of the Carolinas Corporation, 135 Boxwood Village Drive, Mocksville, North Carolina 27028, attention: Stephen R. Talbert. The notice must be executed by the holder of record of shares of our common stock. A beneficial owner may assert appraisal rights only with respect to all shares of our common stock of which it is the beneficial owner. With respect to shares of our common stock which are owned of record by a voting trust or nominee, the beneficial owner of such shares may exercise appraisal rights only if such beneficial owner also submits to us the record holder’s written consent to such exercise not later than the Demand Deadline (as defined below). A record holder, such as a broker, who holds shares of our common stock as a nominee for others, may exercise appraisal rights with respect to the shares held by all or less than all beneficial owners of shares as to which such person is the record holder, provided such record holder exercises appraisal rights with respect to all shares beneficially owned by any particular beneficial shareholder. In such case, the notice submitted by such nominee as record holder must set forth the name and address of the beneficial shareholder who is demanding payment.

Appraisal Notice from the Company

If the reverse stock split becomes effective, the Company will be required to deliver a written appraisal notice and form to all shareholders who have satisfied the requirements described under the heading “Requirements of Appraisal Rights” above. The appraisal notice and form must be sent no earlier than the effective date of the reverse stock split and no later than ten days after such effective date. The appraisal notice and form must:

•	Identify the first date of any announcement of the principal terms of the reverse stock split to the shareholders. If such an announcement was made, the form must require the shareholder to certify whether beneficial ownership of the shares was acquired before that date. For more information regarding this requirement, see “After-Acquired Shares” below.

•	State where the appraisal form is to be returned, where certificates for uncertificated shares must be deposited, and the date by which such certificates must be deposited.

•	State a date by which the Company must receive the appraisal form from the shareholder (the “Demand Deadline”). The date may not be less than forty nor more than sixty days after the date the appraisal notice and form are sent.

•	State that if the appraisal form is not received by the Company by the specified date, the shareholder will be deemed to have waived the right to demand appraisal.

•	State the Company’s estimate of the fair value of the shares.

•	Disclose that, if requested in writing by the shareholder, the Company will disclose within ten days after the Demand Deadline the number of shareholders who have returned their appraisal forms and the total number of shares owned by them.

•	Require the shareholder to certify that the shareholder did not vote for or consent to the transaction.

•	Establish a date within twenty days of the Demand Deadline by which shareholders can withdraw the request for appraisal.

•	Include a copy of Article 13 of the NCBCA.

A shareholder who receives an appraisal notice from the Company must demand payment by signing and returning the appraisal form included with the notice and, in the case of certificated shares, deposit his or her share certificates in accordance with the terms of the appraisal notice. Shareholders should respond to the appraisal form’s request discussed above regarding when beneficial ownership of the shares was acquired. A failure to provide this certification allows the Company to treat the shares as “after-acquired shares” subject to the Company’s authority to delay payment as described under the heading “After-Acquired Shares” below. Once a shareholder deposits his or her certificates or, in the case of uncertificated shares, returns the signed appraisal form, the shareholder loses all rights as a shareholder unless a timely withdrawal occurs as described below. A shareholder who does not sign and return the appraisal form and, in the case of certificated shares, fails to deposit the shares, is not entitled to payment under Article 13.

A shareholder who has complied with all the steps required for appraisal may thereafter decline to exercise appraisal rights and withdraw from the appraisal process by notifying the Company in writing. The appraisal notice will include a date by which the withdrawal notice must be received. Following this date, a shareholder may only withdraw from the appraisal process with the Company’s consent.

The Company’s Payment to Shareholders Demanding Appraisal

Within thirty days after the Demand Deadline, the Company is required to pay each shareholder the amount that the Company estimates to be the fair value of such shareholder’s shares, plus interest accrued from the effective date of the reverse stock split to the date of payment. The payment must be accompanied by the following:

•	the Company’s most recently available balance sheet, income statement, and statement of cash flows as of the end of or for the fiscal year ending not more than sixteen months before the date of payment, and the latest available quarterly financial statements, if any;

•	a statement of the Company’s estimate of the fair value of the shares, which must equal or exceed the Company’s estimate in the earlier-circulated appraisal notice; and

•	a statement that the shareholder has the right to submit a final payment demand as described below and that the shareholder will lose the right to submit a final payment demand if he or she does not act within the specified time frame.

Final Payment Demand by Shareholders

A shareholder who is dissatisfied with the amount of the payment received from the Company may notify the Company in writing of such shareholder’s own estimate of the fair value of the shares and the amount of interest due, and demand payment of the excess of this estimate over the amount previously paid by the Company. A shareholder who does not submit a final payment demand within thirty days after receiving the Company’s payment is only entitled to the amount previously paid.

After-Acquired Shares

The Company may withhold payment with respect to any shares which a shareholder failed to certify on the appraisal form as being beneficially owned prior to the date stated in the appraisal notice as the date on which the principal terms of the reverse stock split were first announced. If the Company withholds payment, it must, within thirty days after the Demand Deadline, provide affected shareholders with its most recently available balance sheet, income statement, and statement of cash flows as of the end of or for the fiscal year ending not more than sixteen months before the date of payment, and the latest available quarterly financial statements, if any. The Company must also inform such shareholders that they may accept its estimate of the fair value of their shares, plus interest, in full satisfaction of their claim or submit a final payment demand. Shareholders who wish to accept the offer must notify the Company of their acceptance within thirty days after receiving the offer. The Company must send payment to such shareholders within ten days after receiving their acceptance. Shareholders who are dissatisfied with the offer must reject the offer and demand payment of the shareholder’s own estimate of the fair value of the shares, plus interest. If a shareholder does not explicitly accept or reject the Company’s offer, he will be deemed to have accepted the offer. The Company must send payment to these shareholders within forty days after sending the notice regarding withholding of payment.

Judicial Appraisal of Shares

If the Company does not pay the amount demanded pursuant to a shareholder’s final payment demand, it must commence a proceeding in North Carolina Superior Court within sixty days after receiving the final demand. The purpose of the proceeding is to determine the fair value of the shares and the interest due. If the Company does not commence the proceeding within the sixty-day period, it must pay each shareholder demanding appraisal the amount demanded, plus interest.

All shareholders whose payment demands remain unsettled will be parties to the action. The proceeding is against the shareholders’ shares and not against shareholders personally. There is no right to a jury trial. Each shareholder who is a party to the proceeding will be entitled to judgment for the amount, if any, by which the court finds the fair value of the shareholder’s shares, plus interest, exceeds the amount paid by the Company to the shareholder for the shares.

The court will determine all court costs of the proceeding and will assess the costs against the Company, except that the court may assess costs against some or all of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by Article 13. The court may also assess expenses (including legal fees) for the respective parties, in the amounts the court finds equitable: (1) against the Company if the court finds that it did not comply with the statutes or (2) against the Company or the shareholder demanding appraisal, if the court finds that the party against whom expenses are assessed acted arbitrarily, vexatiously, or not in good faith. If the court finds that the expenses incurred by any shareholder were of substantial benefit to other shareholders similarly situated and that the expenses should not be assessed against the Company, it may direct that the expenses be paid out of the amounts awarded to the shareholders who were benefited.

If the Company fails to make a required payment to a shareholder under Article 13, the shareholder entitled to payment can commence an action against the Company directly for the amount owed and recover the expenses of that action.

THE SUMMARY SET FORTH ABOVE DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE PROVISIONS OF ARTICLE 13 RELATING TO THE RIGHTS OF SHAREHOLDERS DEMANDING APPRAISAL AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE APPLICABLE SECTIONS OF THE NORTH CAROLINA BUSINESS CORPORATION ACT, WHICH ARE INCLUDED AS APPENDIX A TO THIS PROXY STATEMENT. SHAREHOLDERS INTENDING TO EXERCISE APPRAISAL RIGHTS ARE URGED TO REVIEW APPENDIX A CAREFULLY AND TO CONSULT WITH LEGAL COUNSEL SO AS TO BE IN STRICT COMPLIANCE THEREWITH.

Our Board of Directors recommends that you vote “FOR” Proposal 4. Approval of Proposal 4 requires the affirmative vote of a majority of all shares of the Company’s common stock entitled to vote at the Annual Meeting.

PROPOSAL 5: APPROVAL OF OMNIBUS STOCK INCENTIVE PLAN

The Board of Directors has reviewed and recommends that shareholders approve the Bank of the Carolinas Corporation 2014 Omnibus Stock Incentive Plan, which we refer to as the 2014 Plan. We believe that the 2014 Plan is an important incentive for our employees and is critical to our ongoing effort to build shareholder value and align the interests of employees and directors with those of our shareholders. Equity awards are a significant part of our ability to attract, retain, and motivate people whose skills and performance are critical to our success. We believe that linking key employee compensation to corporate performance increases employee motivation to improve shareholder value. The 2014 Plan is designed to replace the Company’s 2007 Omnibus Equity Plan, which we refer to as the 2007 Plan. As of the Record Date there were only 267,500 shares of our common stock available for issuance under the 2007 Plan.

Following is a summary of the principal features of the 2014 Plan. The summary is qualified by the full text of the 2014 Plan, attached to this proxy statement as Appendix C.

Key Provisions

Following are the key provisions of the 2014 Plan:

Provision of Plan	Description
Eligible Participants:	Employees, directors, and consultants of our Company, any parent or subsidiary of our Company, and any successor entity that adopts the 2014 Plan.

Share Reserve:

•    Up to 10% of the number of shares of our common stock outstanding at the effective time of the 2014 Plan.

•    The reserved shares will be reduced (i) by one share for each share granted pursuant to stock options, stock appreciation rights, or other awards awarded under the 2014 Plan, and (ii) to the extent cash is delivered in lieu of shares of common stock upon the exercise of a stock appreciation right, we will be deemed to have issued the greater of the number of shares of common stock which we were entitled to issue upon such exercise or on the exercise of any related stock option.

Award Types:	• Incentive stock options • Nonstatutory stock options • Stock appreciation rights • Restricted stock awards • Restricted stock unit awards

Vesting:	Determined by our Board of Directors.

Award Limits:	No more than 40% of the share reserve may be issued to a single participant pursuant to stock options and stock appreciation rights in a calendar year.

Repricings:	Repricing of outstanding awards is not permitted without the approval of our shareholders, except for certain ratable capitalization adjustments as set forth in the 2014 Plan.

Effective Date:	The 2014 Plan will become effective at such time as it has been (a) approved by the Company’s shareholders and (b) adopted by the Board of Directors.

Plan Termination Date:	Ten years from effective date.

Administration

The 2014 Plan will be administered by our Board of Directors or a committee designated by the Board. With respect to grants of awards to our officers or directors, the 2014 Plan is administered by the Board or a designated committee in a manner that permits such grants to be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Grants of awards to covered employees as defined under Section 162(m) of the Code will be made only by a committee composed solely of two or more directors eligible to serve on a committee making awards. The plan administrator has the full authority to select recipients of the grants, determine the extent of the grants, establish additional terms, conditions, rules or procedures to accommodate rules or laws of applicable non-U.S. jurisdictions, adjust awards and to take any other action deemed appropriate; however, no action may be taken that is inconsistent with the terms of the 2014 Plan.

Available Shares

Subject to adjustment upon certain corporate transactions or events, up to 10% of the number of shares of our common stock outstanding at the effective time may be issued under the 2014 Plan. In addition, subject to adjustment upon certain corporate transactions or events, a participant in the 2014 Plan may not receive options or stock appreciation rights with respect to more than 40% of the share reserve in any year. Any shares covered by an award which is forfeited, canceled, or expires shall be deemed to have not been issued for purposes of determining the maximum aggregate number of shares which may be issued under the 2014 Plan, except that the maximum aggregate number of shares which may be issued pursuant to the exercise of incentive stock options shall not exceed 10% of the number of shares of our common stock outstanding at the effective time of the 2014 Plan. Shares that actually have been issued under the 2014 Plan pursuant to an award shall not be returned to the 2014 Plan and shall not become available for future issuance under the 2014 Plan other than unvested shares that are forfeited or repurchased by us. To the extent that cash is delivered in lieu of shares of common stock upon the exercise of a stock appreciation right, we shall be deemed, for purposes of applying the limitation on the number of shares, to have issued the greater of the number of shares of common stock which we were entitled to issue upon such exercise or on the exercise of any related option. Shares of common stock reacquired by us on the open market or otherwise using cash proceeds from the exercise of options shall not be available for awards under the 2014 Plan.

Eligibility and Types of Awards

The 2014 Plan permits us to grant stock awards, including stock options and stock appreciation rights, to our employees, directors, and consultants.

Stock Options. A stock option may be an incentive stock option, within the meaning of Section 422 of the Code, or a nonstatutory stock option. However, only employees may be granted incentive stock options. Incentive and nonstatutory stock options are granted pursuant to option agreements adopted by the plan administrator. The plan administrator determines the exercise price for a stock option, within the terms and conditions of the 2014 Plan, provided that the exercise price of a stock option cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2014 Plan vest at the rate specified by the plan administrator.

The plan administrator determines the term of the stock options granted under the 2014 Plan, up to a maximum of 10 years, except in the case of certain incentive stock options, as described below. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s relationship with us, or any of our affiliates, ceases for any reason other than disability or death, the optionholder may exercise any options vested as of the date of termination, but only during the post-termination exercise period designated in the optionholder’s stock option agreement. The plan administrator may determine such other portion of the optionholder’s unvested award that may be exercised during the post-termination exercise period. The optionholder’s stock option agreement may provide that upon the termination of the optionholder’s relationship with us, for cause, the optionholder’s right to exercise its options shall terminate concurrently with the termination of the relationship. If an optionholder’s service relationship with us, or any of its affiliates, ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or beneficiary may exercise any vested options for a period of 12 months. The option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws or such longer period as specified in the stock option agreement but in no event beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (a) cash or check, (b) surrender of a promissory note acceptable to the plan administrator (subject to minimum interest provisions set forth in the 2014 Plan), (c) a broker-assisted cashless exercise, (d) the tender of common stock previously owned by the optionholder, (e) a net exercise of the option, (f) past or future services rendered, (g) any combination of the foregoing methods of payment, and (h) any other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, awards generally are not transferable except by will or the laws of descent and distribution. An optionholder may designate a beneficiary, however, who may exercise the option following the optionholder’s death.

Incentive stock options may be granted only to our employees. The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to incentive stock options that are exercisable for the first time by an optionholder during any calendar year under the 2014 Plan may not exceed $100,000. No incentive stock option may be granted to any employee who, at the time of the grant, owns or is deemed to own stock representing more than 10% of the voting power of all classes of our stock or any of our affiliates unless (a) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (b) the term of the incentive stock option does not exceed five years from the date of grant.

Stock Appreciation Rights. Stock appreciation rights may be granted under the 2014 Plan either concurrently with the grant of an option or alone, without reference to any related stock option. The plan administrator determines both the number of shares of common stock related to each stock appreciation right and the exercise price for a stock appreciation right, within the terms and conditions of the 2014 Plan, provided that the exercise price of a stock appreciation right cannot be less than 100% of the fair market value of the common stock subject thereto on the date of grant. In the case of a stock appreciation right granted concurrently with a stock option, the number of shares of common stock to which the stock appreciation right relates will be reduced in the same proportion that the holder of the related stock option exercises the option.

The plan administrator determines whether to deliver cash in lieu of shares of common stock upon the exercise of a stock appreciation right. If common stock is issued, the number of shares of common stock that will be issued upon the exercise of a stock appreciation right is determined by dividing (i) the number of shares of common stock as to which the stock appreciation right is exercised multiplied by the amount of the appreciation in such shares, by (ii) the fair market value of a share of common stock on the exercise date.

If the plan administrator elects to pay the holder of the stock appreciation right cash in lieu of shares of common stock, the holder of the stock appreciation right will receive cash equal to the fair market value on the exercise date of any or all of the shares which would otherwise be issuable.

The exercise of a stock appreciation right related to a stock option is permissible only to the extent that the stock option is exercisable under the terms of the 2014 Plan on the date of surrender. Any incentive stock option surrendered will be deemed to have been converted into a non-qualified stock option immediately prior to such surrender.

Restricted Stock. Restricted stock awards are awards of shares of our common stock that vest in accordance with established terms and conditions. The Board or committee thereof sets the terms of the restricted stock awards, including the size of the restricted stock award, the price (if any) to be paid by the recipient, the vesting schedule, and any performance criteria that may be required for the stock to vest. The restricted stock award may vest based on continued employment and/or the achievement of performance goals. If a participant’s service terminates before the restricted stock is fully vested, all of the unvested shares may be forfeited to, or repurchased by, us.

Restricted Stock Units. A restricted stock unit is a right to receive stock or cash equal to the value of a share of stock at the end of a set period. No stock is issued at the time of grant. The Board or committee thereof sets the terms of the restricted stock unit award, including the size of the restricted stock unit award, the consideration (if any) to be paid by the recipient, the vesting schedule, any performance criteria and the form (stock or cash) in which the award will be settled. When a participant’s service terminates, the unvested portion of the restricted stock unit award generally will be forfeited.

Corporate Transactions

Effective upon the consummation of a corporate transaction, all outstanding awards under the 2014 Plan shall terminate. However, all such awards shall not terminate to the extent they are assumed in connection with the corporate transaction.

The plan administrator shall have the authority, exercisable either in advance of any actual or anticipated corporate transaction or at the time of an actual corporate transaction and exercisable at the time of the grant of an award under the 2014 Plan or any time while an award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested awards under the 2014 Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such awards in connection with a corporate transaction, on such terms and conditions as the plan administrator may specify. The plan administrator may also condition any such award’s vesting and exercisability or release from such limitations upon the subsequent termination of the continuous service of the holder of the award within a specified period following the effective date of the corporate transaction. The plan administrator may provide that any awards so vested or released from such limitations in connection with a corporate transaction, shall remain fully exercisable until the expiration or sooner termination of the award.

Amendment and Termination

The Board of Directors may amend, suspend, or terminate the 2014 Plan, except that it may not amend the 2014 Plan in any way that would adversely affect a participant with respect to an award previously granted. In addition, the Board may not amend the 2014 Plan without our shareholders’ approval if such approval is then required pursuant to Section  422 of the Code, the regulations promulgated thereunder, or the rules of any stock exchange or similar regulatory body.

Tax Withholding

The Board of Directors may require a participant to satisfy any federal, state, local, or foreign tax withholding obligation relating to a stock award by (a) causing the participant to tender a cash payment, (b) withholding shares of common stock from the shares of common stock issued or otherwise issuable to the participant in connection with the award, (c) withholding cash from an award settled in cash or other amounts payable to the participant, and/or (d) any other method set forth in the award agreement.

Summary of Federal Income Tax Consequences of the 2014 Plan

The following summary is intended only as a general guide to the U.S. federal income tax consequences under current law of participation in the 2014 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances. Furthermore, the tax consequences are complex and subject to change, and a taxpayer’s particular situation may be such that some variation of the described rules is applicable. Recipients of awards under the 2014 Plan should consult their own tax advisors to determine the tax consequences to them as a result of their particular circumstances.

Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option was granted and more than one year after the date the option was exercised for those shares, any gain or loss on a disposition of those shares (a “qualifying disposition”) will be a long-term capital gain or loss. Upon such a qualifying disposition, we will not be entitled to any income tax deduction.

If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.

The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income as the result of the grant of such an option so long as the exercise price is equal to the fair market value of the stock on the date of grant and the option (and not the underlying stock) does not have a readily ascertainable fair market value at such time. Upon exercise of a nonstatutory stock option, the participant normally recognizes ordinary income in the amount of the difference between the option exercise price and the then-fair market value of the shares purchased. Generally, we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to an income tax deduction in the tax year in which such ordinary income is recognized by the participant.

Upon the disposition of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss.

Stock Appreciation Rights. A participant recognizes no taxable income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock. A participant acquiring restricted stock generally will recognize ordinary income equal to the difference between the fair market value of the shares on the “determination date” (as defined below) and their purchase price, if any. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the participant acquires the shares unless they are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable, or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. We generally will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the year in which such ordinary income is recognized by the participant.

Restricted Stock Units. No taxable income is recognized upon receipt of a restricted stock unit award. In general, the participant will recognize ordinary income in the year in which the units vest and are settled in an amount equal to any cash received and the fair market value of any nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to an income tax deduction equal to the amount of ordinary income recognized by the participant. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

Potential Limitation on Deductions. Compensation of persons who are “covered employees” of our Company is subject to the tax deduction limits of Section 162(m) of the Code. Awards that qualify as “performance-based compensation” are exempt from Section 162(m), thereby permitting us to claim the full federal tax deduction otherwise allowed for such compensation.

In accordance with Treasury Regulations (defined below) issued under Section 162(m) of the Code, compensation attributable to awards of stock options and stock appreciation rights will qualify as performance-based compensation if (i) such awards are approved by a compensation committee composed solely of “outside directors”, (ii) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, (iii) the plan is approved by the shareholders, and (iv) the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant. It is intended that options and SARs granted under the 2014 Plan qualify as performance-based compensation that is exempt from the $1 million deduction limitation. “Treasury Regulations” means the regulations promulgated by the United States Department of the Treasury pursuant to the Code.

Further, in accordance with Treasury Regulations issued under Section 162(m) of the Code, compensation attributable to restricted stock awards, and restricted stock unit awards granted under a plan will qualify as performance-based compensation if (i) the award is granted by a compensation committee composed solely of “outside directors,” (ii) the award becomes vested or is settled, as applicable, only upon the achievement of a performance goal based upon objective business criteria established in writing by the compensation committee within 90 days after the commencement of the performance period and while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the settlement of the award that the performance goal has been satisfied, and (iv) prior to the granting (or vesting or settlement) of the award, the shareholders have approved the material terms that may be incorporated into an award by the compensation committee (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal). It is intended that the Committee may grant restricted stock awards and restricted stock unit awards under the 2014 Plan that qualify as performance-based compensation that is exempt from the $1 million deduction limitation.

The foregoing is only a summary, based on the current Code and Treasury Regulations thereunder, of the U.S. federal income tax consequences to the participant and us with respect to the grant and exercise of options and other awards under the 2014 Plan. The summary does not purport to be complete, and it does not address the tax consequences of the participant’s death, any tax laws of any municipality, state or foreign country in which a participant might reside, or any other laws other than U.S. federal income tax laws.

Our Board of Directors recommends that you vote “FOR” Proposal 5. To be approved, the number of votes cast in person and by proxy at the Annual Meeting in favor of the proposal must exceed the number of votes cast against it.

PROPOSAL 6: APPROVAL OF TAX BENEFITS PRESERVATION PLAN

On July 11, 2014, the Company entered into a Tax Benefits Preservation Plan (the “Plan”) with Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (the “Rights Agent”), in an effort to protect substantial tax assets of the Company. The Plan became effective on July 11, 2014.

Purpose of the Plan

The purpose of the Plan is to protect shareholder value by preserving the Company’s ability to use certain tax assets, such as net operating loss carryforwards (“NOLs”), to offset future income and thereby reduce potential future federal income tax obligations. As of December 31, 2013, the Company had NOLs for U.S. federal income tax purposes of approximately $37.9 million to carry forward to 2014 and later. These NOLs could be used to reduce future U.S. federal income tax liability by a total of approximately $37.9 million. Because the amount and timing of the Company’s future taxable income cannot be accurately predicted, we cannot estimate the exact amount of NOLs that can ultimately be used to reduce the Company’s income tax liability. Although we are unable to quantify an exact value, we believe that the NOLs are a valuable asset of the Company and the Board believes it is in the best interests of the Company and its shareholders to attempt to deter the imposition of limitations on their use by adopting the Plan.

The Company’s use of the NOLs in the future would be significantly limited if it experiences an “ownership change” for U.S. federal income tax purposes. Under Section 382 of the Code, in general, an “ownership change” will occur if there is a cumulative increase in the Company’s ownership by “5-percent shareholders” (as defined in the Code) that exceeds 50 percentage points over a rolling three-year period. Calculating whether an ownership change has occurred is subject to inherent uncertainty resulting from the complexity of the Section 382 provisions. The Plan is designed to reduce the likelihood that the Company will experience an ownership change by discouraging any person from becoming a beneficial owner of 4.99% or more of the then outstanding shares of our common stock (a “Threshold Holder”). There is no guarantee, however, that the Plan will prevent the Company from experiencing an ownership change.

A corporation that experiences an ownership change will generally be subject to an annual limitation on certain of its pre-ownership change tax assets in an amount generally equal to the equity value of the corporation immediately before the ownership change, multiplied by the long-term tax-exempt rate (subject to certain adjustments).

After giving careful consideration to this issue, the Board had concluded that the Plan is in the best interests of the Company and its shareholders and therefore adopted the Plan and authorized executive management to execute the Plan.

Summary Description of the Plan

The following description of the Plan is only a summary and is qualified in its entirety by reference to the Tax Benefits Preservation Plan, which is attached as Appendix D to this proxy statement. Please read the Plan carefully in its entirety.

The Rights. On July 11, 2014, the Board declared a dividend of one preferred share purchase right (a “Right”) in respect of each share of common stock outstanding at the close of business on July 21, 2014 (the “Plan Record Date”), and to become outstanding between the Plan Record Date and the earlier of the Distribution Date and the Expiration Date (each as defined in the Plan). The Rights are intended to protect the Company’s NOLs by deterring any person or group from triggering Section 382 of the Code by acquiring 5% or more of the outstanding common stock without approval of the Board. The Rights were issued pursuant to the terms of the Plan. Prior to the Distribution Date, the Rights are evidenced by, and trade with, the common stock and are not exercisable. After the Distribution Date, the Company will cause the Rights Agent to mail rights certificates to shareholders and the Rights will trade independently of our common stock. A Rights holder has none of the rights of a shareholder of the Company, including the right to vote and to receive dividends or any liquidation rights. The Plan includes anti-dilution provisions designed to maintain the effectiveness of the Rights.

Exercise Price. Each Right represents the right to purchase, upon the terms and subject to the conditions in the Plan, 1/1,000th of a share of Junior Participating Preferred Stock, Series B, no par value (“Preferred Share”), for $0.10, subject to adjustment as described in the Plan (the “Purchase Price”). The Preferred Shares are designed so that each 1/1,000th of a Preferred Share has economic and voting terms similar to those of one common share.

Exercise of Rights. The Rights will separate from our common stock and become exercisable on the date (the “Distribution Date”) which is the earlier of:

•	the close of business on the 10th business day after the date (the “Shares Acquisition Date”) of the first public announcement by the Company or an Acquiring Person (as defined below) indicating that an Acquiring Person has become such; and

•	the close of business on the 10th business day (or such later day as may be designated by the Board prior to a Shares Acquisition Date) after the date of the commencement of a tender or exchange offer by any person which would or could, if consummated, result in such person becoming an Acquiring Person.

Acquiring Person. An “Acquiring Person” means any person who or which, together with its affiliates beneficially owns 4.99% or more of the Company’s outstanding common shares (or any other securities of the Company then outstanding that would be treated as “stock” under Section 382 of the Code) other than (i) the United States government, (ii) the Company or any subsidiary or employee benefit plan or compensation arrangement of the Company, (iii) any person who or which, together with its affiliates, was on the Record Date, the beneficial owner of 4.99% or more of the Company’s outstanding common shares, unless that person or entity subsequently increases their beneficial ownership percentage (other than as a result of any stock dividend, stock split, or similar transaction or stock repurchase by the Company), (iv) any person or entity who or which the Board determines, in its sole discretion, has inadvertently become a 4.99% or greater shareholder so long as such person or entity promptly divests sufficient shares to no longer be a 4.99% or greater shareholder; (v) any person or entity who or which has become the beneficial owner of 4.99% or more of the common shares as a result of an acquisition of common shares by the Company which, by reducing the number of shares outstanding, increased the proportionate number of shares beneficially owned by that person or entity, provided that the person or entity does not acquire any additional shares other than as a result of any stock dividend, stock split or similar transaction; and (vi) any person or entity who or which has become a 4.99% or greater shareholder if the Company’s Board of Directors in good faith determines that the attainment of such status has not jeopardized or endangered the Company’s utilization of the tax benefits sought to be preserved by the Company.

Consequence of a Person or Group Becoming an Acquiring Person; Flip-In Right. From and after a Shares Acquisition Date, (i) Rights owned by the Acquiring Person and its affiliates and certain of their transferees will automatically be void; and (ii) each other Right will automatically become a Right to buy, for the Purchase Price, that number of common shares equal to (a) the Purchase Price multiplied by the number of 1/1,000ths of a Preferred Share for which the Right is then exercisable divided by (b) 85% of the then-current per share market price of the common shares.

Exchange Option. At any time after a Shares Acquisition Date, the Board may, at its option, exchange all or part of the then outstanding and exercisable Rights for common stock at an exchange ratio of one share of common stock per Right, subject to adjustments and limitations described in the Plan. The Board may enter into a trust agreement pursuant to which the Company would deposit into a trust common shares that would be distributable to shareholders (excluding the Acquiring Person and its affiliates) in the event the exchange is implemented. This feature is intended to facilitate a more orderly distribution of common shares in the event that a Shares Acquisition Date occurs.

Restrictions on Transfer. Rights and Rights Certificates shall not be transferable, except by a registered holder (i) to an affiliate of such registered holder; (ii) to the Company; (iii) in a public distribution; (iv) in a transaction after which no transferee or group of transferees would hold 2% or more of any class of the Company’s common shares; or (v) to a transferee that owns at least 50% of the Company’s common shares prior to such transfer.

Redemption. The Board may, at its option, redeem all, but not fewer than all, of the then outstanding Rights at a redemption price of $0.0001 (subject to adjustment as described in the Plan) per Right at any time prior to the Distribution Date. Once the Rights are redeemed the only right of the holders of Rights will be to receive the redemption price.

Expiration. The Rights will expire on the earliest of (i) July 11, 2017, (ii) the time at which all Rights have been redeemed by the Company, (iii) the time at which all Rights have been exchanged by the Company, (iv) such time as the Company’s Board of Directors determines, in its sole discretion, that the Rights and the Plan are no longer necessary for the preservation of existence of the Tax Benefits, (v) a date prior to a Shares Acquisition Date on which the Board determines, in its sole discretion, that the Rights and the Plan are no longer in the best interests of the Company and its shareholders, (vi) a Regulatory Event (as defined below) and (vii) the close of business on July 10, 2015, unless the Plan is approved by the Company’s shareholders at a meeting of shareholders duly held prior to such date. A “Regulatory Event” means the receipt by the Company and/or the Bank of a written notice, dated subsequent to the Plan, from a bank regulatory authority providing that (1) the Company and/or the Bank must raise additional capital to satisfy required regulatory capital standards, and (2) in furtherance of such capital raising efforts, the Company and/or the Bank are required to terminate the Plan.

Amendments. The Company may from time to time, before the Distribution Date, supplement or amend the Plan without the approval of any holders of Rights. After the Distribution Date, the Plan may not be amended in any manner that would adversely affect the interests of the holders of Rights.

Other Considerations

The Board believes that attempting to safeguard the Company’s tax assets as described above is in the best interests of the Company and its shareholders. Nonetheless, the Plan could have certain potentially negative consequences:

Potential Effects on Liquidity. The Plan is expected to deter shareholders from acquiring, directly or indirectly, additional shares of our common stock in excess of the specified limitations (subject to the grant of exemptions as described in the Plan). Furthermore, a shareholder’s ability to dispose of our common stock may be limited by reducing the class of potential acquirers for such stock.

Potential Impact on Value. Because the Plan may restrict a shareholder’s ability to acquire our common stock, the market value of our common stock may be affected. The Plan could discourage or prevent accumulations of substantial blocks of shares in which shareholders might receive a substantial premium above market value. However, we believe these disadvantages are outweighed by the importance of maintaining the availability of the Company’s tax benefits. The Board did not adopt the Plan to discourage shareholders from accumulating our common stock; the purpose of the Plan is to reduce the risk that the Company may be unable to fully utilize its NOLs as a result of future transfers of our common stock. The Board recognizes that there may be instances when an acquisition of shares by a shareholder would cause that shareholder to become a Threshold Holder under the Plan even if that acquisition would not jeopardize the availability of the NOLs. For this reason, the Plan exempts from the definition of an Acquiring Person any person who has become a 4.99% or greater shareholder if the Board determines in good faith that the attainment of such status has not jeopardized the Company’s utilization of its NOLs. We have also retained the ability under the Plan for the Board to redeem the Rights or cause the Plan to expire if the Board determines that the Rights are no longer in the best interests of the Company or of its shareholders.

Future Use and Amount of the NOLs is Uncertain. Our use of the NOLs depends on our ability to generate taxable income in the future. We cannot assure you whether we will have taxable income in any applicable period or, if we do, whether such income or the NOLs at such time will exceed any potential Section 382 limitation.

Shareholder Approval

Although the Plan is in effect and the Rights have been issued to shareholders, shareholders are being asked to approve the Plan. Neither the Company’s charter documents, North Carolina law or the Plan require shareholder approval of the Plan. However, if shareholders do not approve the Plan, the Rights will expire at the close of business on July 10, 2015 (unless they have expired earlier under the terms of the Plan).

Our Board of Directors believes that the Tax Benefits Preservation Plan is in the best interests of the Company its shareholders recommends that you vote “FOR” Proposal 6.

To be approved, the number of votes cast in person and by proxy at the Annual Meeting in favor of the proposal must exceed the number of votes cast against it.

PROPOSAL 7: RATIFICATION OF INDEPENDENT ACCOUNTANTS

Appointment of Independent Accountants

Our Audit Committee’s charter gives it the responsibility and authority to select and appoint our independent accountants and to approve their compensation and the terms of the engagement under which they provide services to us. The Committee has selected Cherry Bekaert LLP, which we refer to as Cherry Bekaert, as our independent accountants to audit our consolidated financial statements for 2014. Our shareholders are not required by our Bylaws or the law to ratify the Committee’s selection. However, we will submit a proposal to ratify the appointment of Cherry Bekaert for 2014 for voting by shareholders at the Annual Meeting as a matter of good corporate practice and as a way for shareholders to be heard in the selection process. Representatives of Cherry Bekaert are expected to attend the Annual Meeting and be available to respond to appropriate questions, and they will have an opportunity to make a statement if they desire to do so. If our shareholders do not ratify the Audit Committee’s selection, the Committee will reconsider its decision, but it could choose to reaffirm its appointment of Cherry Bekaert. Even if our shareholders vote to ratify the Committee’s selection, during the year, the Committee could choose to appoint different independent accountants at any time if it determines that a change would be in our best interests.

Cherry Bekaert replaced Turlington and Company, L.L.P., which we refer to as Turlington. Turlington had served as our independent accountants since 2009. We advised Turlington that it was dismissed as our independent registered public accounting firm on August 21, 2014. Turlington’s reports on the Company’s financial statements for the fiscal years ending December 31, 2013 and 2012 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to audit scope or accounting principles. However, the 2013 and 2012 reports did raise substantial doubt as to the ability of the Company to continue as a going concern. The decision to change accountants was recommended and approved by our Audit Committee. During the fiscal years ending December 31, 2013 and 2012 and during the period from December 31, 2013 until August 21, 2014, the date of dismissal, there were (1) no disagreements with Turlington on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures which disagreements, if not resolved to Turlington’s satisfaction, would have caused Turlington to make reference thereto in its reports on the financial statements for such periods and (2) no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission.

The Company has not consulted with Cherry Bekaert during the last two fiscal years ending December 31, 2013 or 2012, or during any subsequent interim period, on the application of accounting principles to a specific contemplated or completed transaction, the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any matter that was the subject of a “disagreement” or “reportable event” as such terms are described in Item 304(a)(1)(iv) and (v) of Regulation S-K.

Our Board of Directors recommends that you vote “FOR” Proposal 7. To be approved, the number of votes cast in person and by proxy at the Annual Meeting in favor of the proposal must exceed the number of votes cast against it.

Services and Fees During 2013 and 2012

Except as described below, under its current procedures, our Audit Committee specifically preapproves all audit services and other services provided by our independent accountants. Since it is difficult to determine in advance the exact nature and extent of the tax services or advice we will need during the year, the Committee authorizes our management to obtain tax services from our accountants from time to time during the year up to preapproved aggregate amounts of fees set by the Committee. Requests for services with costs in addition to those amounts would require further Committee approval. The entire Audit Committee generally participates in the preapproval of services. However, in the case of proposals that arise during the year to obtain certain types of non-audit services from our accountants beyond what has been preapproved by the Committee, the Committee delegates authority to its Chairman to preapprove those additional services on behalf of the Committee. Any such action by the Chairman is to be reported to the full Committee at its next regularly scheduled meeting.

As our independent accountants for 2013, Turlington provided us with various audit and other professional services for which we were billed, or expect to be billed, for fees as further described below. Our Audit Committee considers whether the provision of non-audit services by our independent accounting firm is compatible with maintaining its independence. The Committee believes that the provision of non-audit services by Turlington during 2013 did not affect its independence.

The following table lists the aggregate amounts of fees paid to Turlington for audit services for 2013 and 2012 and for other services they provided during 2013 and 2012.

Type of Fees and Description of Services	2013		2012
Audit Fees, including audits of our consolidated financial statements, reviews of our condensed interim consolidated financial statements, and other audit services	$116,750		$113,750
Audit-Related Fees	19,250	(1)	18,750	(1)
Tax Fees, including reviews of our federal and related state income tax returns, non-routine tax consultations	15,500		15,000
All Other Fees	-0-		-0-

(1)	Audit-Related Fees for 2013 and 2012 include amounts paid in connection with audits of the Bank’s 401(k) plan.

PROPOSALS FOR 2015 ANNUAL MEETING

We currently anticipate that our 2015 Annual Meeting of Shareholders will be held in the second quarter of 2015. Any proposal of a shareholder, other than a nomination for election as a director, that is intended to be presented for action at the 2015 Annual Meeting must be received by our Corporate Secretary in writing at our address listed below no later than the close of business on the tenth business day following the day on which public announcement of the date of the 2015 Annual Meeting is made to be considered timely received for inclusion in the proxy statement and proxy card that we will distribute in connection with that meeting. In order for a proposal to be included in our proxy materials for a particular meeting, the person submitting the proposal must own, beneficially or of record, at least 1% or $2,000 in market value, whichever is less, of shares of our common stock entitled to be voted on that proposal at the meeting and must have held those shares for a period of at least one year and continue to hold them through the date of the meeting. Also, the proposal and the shareholder submitting it must comply with certain other eligibility and procedural requirements contained in rules of the Securities and Exchange Commission.

Written notice of a shareholder proposal (other than a nomination) intended to be presented at our 2015 Annual Meeting, but which is not intended to be included in our proxy statement and proxy card, must be received by our Corporate Secretary at the address listed below no later than forty-five days before the date we send our proxy materials to shareholders for the 2015 Annual Meeting in order for that proposal to be considered timely received for purposes of the Proxies’ discretionary authority to vote on other matters presented for action by shareholders at that meeting.

Under our Bylaws, at a shareholder meeting at which directors will be elected, nominations for election to our Board of Directors may be made by our Board or by a shareholder of record who is entitled to vote at the meeting if written notice of the shareholder’s nomination has been delivered to our Corporate Secretary at our principal office not later than the close of business on the tenth business day following the date on which notice of the meeting is first given to shareholders.

The required notice of a nomination must include: (1) the name and address of each shareholder who intends to make the nomination and of the person to be nominated; (2) a representation that the shareholder is a holder of record of shares of our common stock entitled to vote at the meeting and that he or she intends to appear in person or by proxy at the meeting to nominate the person named in the notice; (3) a description of all arrangements or understandings between the shareholder and the nominee and any other persons (naming those persons) pursuant to which the nomination is to be made by the shareholder; (4) a representation that each nominee satisfies all qualifications provided by our Bylaws and by applicable statutes and regulations to serve as a director; and (5) the written consent of the nominee to serve as a director if elected. The shareholder also shall provide any other information about each proposed nominee that we reasonably request and which the shareholder can obtain, including information that would be required to be included in a proxy statement filed pursuant to the proxy rules under the Securities Exchange Act of 1934, if the nominee had been nominated by the Board of Directors. Only persons nominated in the manner described in our Bylaws are eligible to be elected as directors at meetings of our shareholders, and the Chairman of a meeting of our shareholders may refuse to acknowledge a nomination that is not made in compliance with the procedures set out in our Bylaws.

The notices described above should be mailed to:

Bank of the Carolinas Corporation

Attention: Corporate Secretary

135 Boxwood Village Drive

Mocksville, North Carolina 27028

ANNUAL REPORT ON FORM 10-K

We are subject to the reporting requirements of the Securities Exchange Act of 1934, and we file reports and other information under the Act with the Securities and Exchange Commission, including annual reports, quarterly reports and proxy statements. You may review information we file electronically with the SEC by visiting the Investor Relations section of our Internet website (www.bankofthecarolinas.com) or by visiting the SEC’s website (www.sec.gov).

The Annual Report on Form 10-K of the Company, as amended and filed with the Securities and Exchange Commission is available via the Investor Relations section of the Company’s website. Shareholders of record will be provided a copy without charge by writing to Joy L. Chaffin, Vice President and Corporate Secretary, Bank of the Carolinas Corporation, P.O. Box 129, Mocksville, North Carolina 27028.

APPENDIX A

ARTICLE 13 OF THE NORTH CAROLINA BUSINESS CORPORATION ACT

Article 13.

Appraisal Rights.

Part 1. Right to Appraisal and Payment for Shares.

§ 55-13-01. Definitions.

In this Article, the following definitions apply:

(1)

Affiliate. – A person that directly, or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with another person or is a senior executive thereof. For purposes of G.S. 55-13-01(7), a person is deemed to be an affiliate of its senior executives.

(2)	Beneficial shareholder. – A person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner’s behalf.
(3)	Corporation. – The issuer of the shares held by a shareholder demanding appraisal and, for matters covered in G.S. 55-13-22 through G.S. 55-13-31, the term includes the surviving entity in a merger.
(4)	Expenses. – Reasonable expenses of every kind that are incurred in connection with a matter, including counsel fees.
(5)	Fair value. – The value of the corporation’s shares (i) immediately before the effectuation of the corporate action as to which the shareholder asserts appraisal rights, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable, (ii) using customary and current valuation concepts and techniques generally employed for similar business in the context of the transaction requiring appraisal, and (iii) without discounting for lack of marketability or minority status except, if appropriate, for amendments to the articles pursuant to G.S. 55-13-02(a)(5).
(6)	Interest. – Interest from the effective date of the corporate action until the date of payment, at the rate of interest on judgments in this State on the effective date of the corporate action.
(7)	Interested transaction. – A corporate action described in G.S. 55-13-02(a), other than a merger pursuant to G.S. 55-11-04, involving an interested person and in which any of the shares or assets of the corporation are being acquired or converted. As used in this definition, the following definitions apply:
a.	Interested person. – A person, or an affiliate of a person, who at any time during the one-year period immediately preceding approval by the board of directors of the corporate action met any of the following conditions:
1.	Was the beneficial owner of twenty percent (20%) or more of the voting power of the corporation, other than as owner of excluded shares.
2.	Had the power, contractually or otherwise, other than as owner of excluded shares, to cause the appointment or election of twenty-five percent (25%) or more of the directors to the board of directors of the corporation.
3.	Was a senior executive or director of the corporation or a senior executive of any affiliate thereof, and that senior executive or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than any of the following:
I.	Employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action.
II.	Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in G.S. 55-8-31(a)(1) and (c).
III.	In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity, or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of the acquiring entity or such affiliate of the acquiring entity.
b.	Beneficial owner. – Any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares. If a member of a national securities exchange is precluded by the rules of the exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted, then that member of a national securities exchange shall not be deemed a “beneficial owner” of any securities held directly or indirectly by the member on behalf of another person solely because the member is the record holder of the securities. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby is deemed to have acquired beneficial ownership, as of the date of the agreement, of all voting shares of the corporation beneficially owned by any member of the group.
c.	Excluded shares. – Shares acquired pursuant to an offer for all shares having voting power if the offer was made within one year prior to the corporate action for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action.
(8)	Preferred shares. – A class or series of shares the holders of which have preference over any other class or series with respect to distributions.
(9)	Record shareholder. – The person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.
(10)	Senior executive. – The chief executive officer, chief operating officer, chief financial officer, or anyone in charge of a principal business unit or function.

(11)	Shareholder. – Both a record shareholder and a beneficial shareholder. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1; 2011-347, s. 1.)

§ 55-13-02. Right to appraisal.

(a)          In addition to any rights granted under Article 9, a shareholder is entitled to appraisal rights and to obtain payment of the fair value of that shareholder’s shares, in the event of any of the following corporate actions:

(1)	Consummation of a merger to which the corporation is a party if either (i) shareholder approval is required for the merger by G.S. 55-11-03 and the shareholder is entitled to vote on the merger, except that appraisal rights shall not be available to any shareholder of the corporation with respect to shares of any class or series that remain outstanding after consummation of the merger or (ii) the corporation is a subsidiary and the merger is governed by G.S. 55-11-04.
(2)	Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the exchange, except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged.
(3)	Consummation of a disposition of assets pursuant to G.S. 55-12-02 if the shareholder is entitled to vote on the disposition.
(4)	An amendment of the articles of incorporation (i) with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has an obligation or right to repurchase the fractional share so created or (ii) changes the corporation into a nonprofit corporation or cooperative organization.
(5)	Any other amendment to the articles of incorporation, merger, share exchange, or disposition of assets to the extent provided by the articles of incorporation, bylaws, or a resolution of the board of directors.
(6)	Consummation of a conversion to a foreign corporation pursuant to Part 2 of Article 11A of this Chapter if the shareholder does not receive shares in the foreign corporation resulting from the conversion that (i) have terms as favorable to the shareholder in all material respects and (ii) represent at least the same percentage interest of the total voting rights of the outstanding shares of the corporation as the shares held by the shareholder before the conversion.
(7)	Consummation of a conversion of the corporation to nonprofit status pursuant to Part 2 of Article 11A of this Chapter.
(8)	Consummation of a conversion of the corporation to an unincorporated entity pursuant to Part 2 of Article 11A of this Chapter.

(b)          Notwithstanding subsection (a) of this section, the availability of appraisal rights under subdivisions (1), (2), (3), (4), (6), and (8) of subsection (a) of this section shall be limited in accordance with the following provisions:

(1)	Appraisal rights shall not be available for the holders of shares of any class or series of shares that are any of the following:
a.	A covered security under section 18(b)(1)(A) or (B) of the Securities Act of 1933, as amended.

b.	Traded in an organized market and has at least 2,000 shareholders and a market value of at least twenty million dollars ($20,000,000) (exclusive of the value of shares held by the corporation’s subsidiaries, senior executives, directors, and beneficial shareholders owning more than ten percent (10%) of such shares).
c.	Issued by an open-end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, and may be redeemed at the option of the holder at net asset value.
(2)	The applicability of subdivision (1) of this subsection shall be determined as of (i) the record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action requiring appraisal rights or (ii) the day before the effective date of such corporate action if there is no meeting of shareholders.
(3)	Subdivision (1) of this subsection shall not be applicable and appraisal rights shall be available pursuant to subsection (a) of this section for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in subdivision (1) of this subsection at the time the corporate action becomes effective.
(4)	Subdivision (1) of this subsection shall not be applicable and appraisal rights shall be available pursuant to subsection (a) of this section for the holders of any class or series of shares where the corporate action is an interested transaction.

(c)          Notwithstanding any other provision of this section, the articles of incorporation as originally filed or any amendment to the articles may limit or eliminate appraisal rights for any class or series of preferred shares. Any amendment to the articles that limits or eliminates appraisal rights for any shares that are outstanding immediately prior to the effective date of the amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange, or other right existing immediately before the effective date of the amendment, however, shall not apply to any corporate action that becomes effective within one year of that date if the corporate action would otherwise afford appraisal rights.

(d)          A shareholder holding shares of a class or series that were issued and outstanding as of the effective date of this act but that did not as of that date entitle the shareholder to vote on a corporate action described in subdivision (a)(1), (2), or (3) of this section shall be entitled to appraisal rights, and to obtain payment of the fair value of the shareholder’s shares of such class or series, to the same extent as if such shares did entitle the shareholder to vote on such corporate action. (1925, c. 77, s. 1; c. 235; 1929, c. 269; 1939, c. 279; 1943, c. 270; G.S., ss. 55-26, 55-167; 1955, c. 1371, s. 1; 1959, c. 1316, ss. 30, 31; 1969, c. 751, ss. 36, 39; 1973, c. 469, ss. 36, 37; c. 476, s. 193; 1989, c. 265, s. 1; 1989 (Reg. Sess., 1990), c. 1024, s. 12.18; 1991, c. 645, s. 12; 1997-202, s. 1; 1999-141, s. 1; 2001-387, s. 26; 2003-157, s. 1; 2011-347, ss. 1, 22(c).)

§ 55-13-03. Assertion of rights by nominees and beneficial owners.

(a)          A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder only if the record shareholder (i) objects with respect to all shares of the class or series owned by the beneficial shareholder and (ii) notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.

(b)          A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if the shareholder does both of the following:

(1)	Submits to the corporation the record shareholder’s written consent to the assertion of rights no later than the date referred to in G.S. 55-13-22(b)(2)b.
(2)	Submits written consent under subdivision (1) of this subsection with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1; 2011-347, s. 1.)

§§ 55-13-04 through 55-13-19. Reserved for future codification purposes.

Part 2. Procedure for Exercise of Appraisal Rights.

§ 55-13-20. Notice of appraisal rights.

(a)          If any corporate action specified in G.S. 55-13-02(a) is to be submitted to a vote at a shareholders’ meeting, the meeting notice must state that the corporation has concluded that shareholders are, are not, or may be entitled to assert appraisal rights under this Article. If the corporation concludes that appraisal rights are or may be available, a copy of this Article must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

(b)          In a merger pursuant to G.S. 55-11-04, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. In the case of any other corporate action specified in G.S. 55-13-02(a) with respect to which shareholders of a class or series do not have the right to vote, but with respect to which those shareholders are entitled to assert appraisal rights, the corporation must notify in writing all record shareholders of such class or series that the corporate action became effective. Notice required under this subsection must be sent within 10 days after the corporate action became effective and include the materials described in G.S. 55-13-22.

(c)          If any corporate action specified in G.S. 55-13-02(a) is to be approved by written consent of the shareholders pursuant to G.S. 55-7-04, then the following must occur:

(1)	Written notice that appraisal rights are, are not, or may be available must be given to each record shareholder from whom a consent is solicited at the time consent of each shareholder is first solicited and, if the corporation has concluded that appraisal rights are or may be available, must be accompanied by a copy of this Article.

(2)	Written notice that appraisal rights are, are not, or may be available must be delivered together with the notice to the applicable shareholders required by subsections (d) and (e) of G.S. 55-7-04, may include the materials described in G.S. 55-13-22, and, if the corporation has concluded that appraisal rights are or may be available, must be accompanied by a copy of this Article.

(d)          If any corporate action described in G.S. 55-13-02(a) is proposed, or a merger pursuant to G.S. 55-11-04 is effected, then the notice referred to in subsection (a) or (c) of this section, if the corporation concludes that appraisal rights are or may be available, and in subsection (b) of this section shall be accompanied by the following:

(1)	The annual financial statements specified in G.S. 55-16-20(a) of the corporation that issued the shares to be appraised. The date of the financial statements shall not be more than 16 months before the date of the notice and shall comply with G.S. 55-16-20(b). If annual financial statements that meet the requirements of this subdivision are not reasonably available, then the corporation shall provide reasonably equivalent financial information.
(2)	The latest available quarterly financial statements of the corporation, if any.

The right to receive the information described in this subsection may be waived in writing by a shareholder before or after the corporate action. (1925, c. 77, s. 1; c. 235; 1929, c. 269; 1939, c. 5; c. 279; 1943, c. 270; G.S., ss. 55-26, 55-165, 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1; 2002-58, s. 2; 2011-347, s. 1.)

§ 55-13-21. Notice of intent to demand payment and consequences of voting or consenting.

(a)          If a corporate action specified in G.S. 55-13-02(a) is submitted to a vote at a shareholders’ meeting, a shareholder who is entitled to vote on the corporate action and who wishes to assert appraisal rights with respect to any class or series of shares must do the following:

(1)	Deliver to the corporation, before the vote is taken, written notice of the shareholder’s intent to demand payment if the proposed action is effectuated.
(2)	Not vote, or cause or permit to be voted, any shares of any class or series in favor of the proposed action.

(b)          If a corporate action specified in G.S. 55-13-02(a) is to be approved by less than unanimous written consent, a shareholder who is entitled to vote on the corporate action and who wishes to assert appraisal rights with respect to any class or series of shares must not execute a consent in favor of the proposed action with respect to that class or series of shares.

(c)          A shareholder who fails to satisfy the requirements of subsection (a) or (b) of this section is not entitled to payment under this Article. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1; 2011-347, s. 1.)

§ 55-13-22. Appraisal notice and form.

(a)          If a corporate action requiring appraisal rights under G.S. 55-13-02(a) becomes effective, the corporation must deliver a written appraisal notice and form required by subdivision (b)(1) of this section to all shareholders who satisfied the requirements of G.S. 55-13-21. In the case of a merger under G.S. 55-11-04, the parent corporation must deliver a written appraisal notice and form to all record shareholders of the subsidiary who may be entitled to assert appraisal rights. In the case of any other corporate action specified in G.S. 55-13-02(a) that becomes effective and with respect to which shareholders of a class or series do not have the right to vote but with respect to which such shareholders are entitled to assert appraisal rights, the corporation must deliver a written appraisal notice and form to all record shareholders of such class or series who may be entitled to assert appraisal rights.

(b)          The appraisal notice must be sent no earlier than the date the corporate action specified in G.S. 55-13-02(a) became effective and no later than 10 days after that date. The appraisal notice must include the following:

(1)	A form that specifies the first date of any announcement to shareholders, made prior to the date the corporate action became effective, of the principal terms of the proposed corporate action. If such an announcement was made, the form shall require a shareholder asserting appraisal rights to certify whether beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date. The form shall require a shareholder asserting appraisal rights to certify that the shareholder did not vote for or consent to the transaction.
(2)	Disclosure of the following:
a.	Where the form must be sent and where certificates for certificated shares must be deposited, as well as the date by which those certificates must be deposited. The certificate deposit date must not be earlier than the date for receiving the required form under sub-subdivision b. of this subdivision.
b.	A date by which the corporation must receive the payment demand, which date may not be fewer than 40 nor more than 60 days after the date the appraisal notice required under subsection (a) of this section and form are sent. The form shall also state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by the specified date.
c.	The corporation’s estimate of the fair value of the shares.
d.	That, if requested in writing, the corporation will provide, to the shareholder so requesting, within 10 days after the date specified in sub-subdivision b. of this subdivision, the number of shareholders who return the forms by the specified date and the total number of shares owned by them.
e.	The date by which the notice to withdraw under G.S. 55-13-23 must be received, which date must be within 20 days after the date specified in sub-subdivision b. of this subdivision.
(3)	Be accompanied by a copy of this Article. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1; 1997-485, s. 4; 2001-387, s. 27; 2002-58, s. 3; 2011-347, s. 1.)

§ 55-13-23. Perfection of rights; right to withdraw.

(a)          A shareholder who receives notice pursuant to G.S. 55-13-22 and who wishes to exercise appraisal rights must sign and return the form sent by the corporation and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to G.S. 55-13-22(b)(2). In addition, if applicable, the shareholder must certify on the form whether the beneficial owner of such shares acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to G.S. 55-13-22(b)(1). If a shareholder fails to make this certification, the corporation may elect to treat the shareholder’s shares as after-acquired shares under G.S. 55-13-27. Once a shareholder deposits that shareholder’s certificates or, in the case of uncertificated shares, returns the signed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection (b) of this section.

(b)          A shareholder who has complied with subsection (a) of this section may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to G.S. 55-13-22(b)(2)e. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation’s written consent.

(c)          A shareholder who does not sign and return the form and, in the case of certificated shares, deposit that shareholder’s share certificates where required, each by the date set forth in the notice described in G.S. 55-13-22(b) shall not be entitled to payment under this Article. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1; 2011-347, s. 1.)

§ 55-13-24: Repealed by Session Laws 2011-347, s. 1, effective October 1, 2011.

§ 55-13-25. Payment.

(a)          Except as provided in G.S. 55-13-27, within 30 days after the form required by G.S. 55-13-22(b) is due, the corporation shall pay in cash to the shareholders who complied with G.S. 55-13-23(a) the amount the corporation estimates to be the fair value of their shares, plus interest.

(b)          The payment to each shareholder pursuant to subsection (a) of this section must be accompanied by the following:

(1)	The following financial information:
a.	The annual financial statements specified in G.S. 55-16-20(a) of the corporation that issued the shares to be appraised. The date of the financial statements shall not be more than 16 months before the date of payment and shall comply with G.S. 55-16-20(b). If annual financial statements that meet the requirements of this sub-subdivision are not reasonably available, the corporation shall provide reasonably equivalent financial information.
b.	The latest available quarterly financial statements, if any.
(2)	A statement of the corporation’s estimate of the fair value of the shares. The estimate must equal or exceed the corporation’s estimate given pursuant to G.S. 55-13-22(b)(2)c.
(3)	A statement that the shareholders described in subsection (a) of this section have the right to demand further payment under G.S. 55-13-28 and that if a shareholder does not do so within the time period specified therein, then the shareholder shall be deemed to have accepted such payment in full satisfaction of the corporation’s obligations under this Article. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1; c. 770, s. 69; 1997-202, s. 2; 2011-347, s. 1.)

§ 55-13-26: Repealed by Session Laws 2011-347, s. 1, effective October 1, 2011.

§ 55-13-27. After-acquired shares.

(a)          A corporation may elect to withhold payment required by G.S. 55-13-25 from any shareholder who was required to but did not certify that beneficial ownership of all of the shareholder’s shares for which appraisal rights are asserted was acquired before the date set forth in the appraisal notice sent pursuant to G.S. 55-13-22(b)(1).

(b)          If the corporation elected to withhold payment under subsection (a) of this section, it must, within 30 days after the form required by G.S. 55-13-22(b) is due, notify all shareholders who are described in subsection (a) of this section of the following:

(1)	The information required by G.S. 55-13-25(b)(1).
(2)	The corporation’s estimate of fair value pursuant to G.S. 55-13-25(b)(2).
(3)	That they may accept the corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under G.S. 55-13-28.
(4)	That those shareholders who wish to accept such offer must so notify the corporation of their acceptance of the corporation’s offer within 30 days after receiving the offer.
(5)	That those shareholders who do not satisfy the requirements for demanding appraisal under G.S. 55-13-28 shall be deemed to have accepted the corporation’s offer.

(c)          Within 10 days after receiving the shareholder’s acceptance pursuant to subsection (b) of this section, the corporation must pay in cash the amount it offered under subdivision (b)(2) of this section to each shareholder who agreed to accept the corporation’s offer in full satisfaction of the shareholder’s demand.

(d)          Within 40 days after sending the notice described in subsection (b) of this section, the corporation must pay in cash the amount it offered to pay under subdivision (b)(2) of this section to each shareholder described in subdivision (b)(5) of this section. (2011-347, s. 1.)

§ 55-13-28. Procedure if shareholder dissatisfied with payment or offer.

(a)          A shareholder paid pursuant to G.S. 55-13-25 who is dissatisfied with the amount of the payment must notify the corporation in writing of that shareholder’s estimate of the fair value of the shares and demand payment of that estimate plus interest (less any payment under G.S. 55-13-25). A shareholder offered payment under G.S. 55-13-27 who is dissatisfied with that offer must reject the offer and demand payment of the shareholder’s stated estimate of the fair value of the shares, plus interest.

(b)          A shareholder who fails to notify the corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value, plus interest, under subsection (a) of this section within 30 days after receiving the corporation’s payment or offer of payment under G.S. 55-13-25 or G.S. 55-13-27, respectively, waives the right to demand payment under this section and shall be entitled only to the payment made or offered pursuant to those respective sections. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1; 1997-202, s. 3; 2011-347, s. 1.)

§ 55-13-29. Reserved for future codification purposes.

Part 3. Judicial Appraisal of Shares.

§ 55-13-30. Court Action.

(a)          If a shareholder makes a demand for payment under G.S. 55-13-28 which remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand by filing a complaint with the Superior Court Division of the General Court of Justice to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, the corporation shall pay in cash to each shareholder the amount the shareholder demanded pursuant to G.S. 55-13-28, plus interest.

(a1)        Repealed by Session Laws 1997-202, s. 4.

(b)          The corporation shall commence the proceeding in the appropriate court of the county where the corporation’s principal office (or, if none, its registered office) in this State is located. If the corporation is a foreign corporation without a registered office in this State, it shall commence the proceeding in the county in this State where the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.

(c)          The corporation shall make all shareholders (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the complaint. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(d)          The jurisdiction of the superior court in which the proceeding is commenced under subsection (b) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them, or in any amendment to it. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There shall be no right to a trial by jury.

(e)          Each shareholder made a party to the proceeding is entitled to judgment either (i) for the amount, if any, by which the court finds the fair value of the shareholder’s shares, plus interest, exceeds the amount paid by the corporation to the shareholder for the shareholder’s shares or (ii) for the fair value, plus interest, of the shareholder’s shares for which the corporation elected to withhold payment under G.S. 55-13-27. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1; 1997-202, s. 4; 1997-485, ss. 5, 5.1; 2011-347, s. 1.)

§ 55-13-31. Court costs and expenses.

(a)          The court in an appraisal proceeding commenced under G.S. 55-13-30 shall determine all court costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Article.

(b)          The court in an appraisal proceeding may also assess the expenses for the respective parties, in amounts the court finds equitable:

(1)	Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with the requirements of G.S. 55-13-20, 55-13-22, 55-13-25, or 55-13-27.
(2)	Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Article.

(c)          If the court in an appraisal proceeding finds that the expenses incurred by any shareholder were of substantial benefit to other shareholders similarly situated and that these expenses should not be assessed against the corporation, the court may direct that the expenses be paid out of the amounts awarded the shareholders who were benefited.

(d)          To the extent the corporation fails to make a required payment pursuant to G.S. 55-13-25, 55-13-27, or 55-13-28, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all expenses of the suit. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1; 2011-347, s. 1.)

§ 55-13-32: Reserved for future codification purposes.

§ 55-13-33: Reserved for future codification purposes.

§ 55-13-34: Reserved for future codification purposes.

§ 55-13-35: Reserved for future codification purposes.

§ 55-13-36: Reserved for future codification purposes.

§ 55-13-37: Reserved for future codification purposes.

§ 55-13-38: Reserved for future codification purposes.

§ 55-13-39: Reserved for future codification purposes.

Part 4. Other Remedies.

§ 55-13-40. Other remedies limited.

(a)          The legality of a proposed or completed corporate action described in G.S. 55-13-02(a) may not be contested, nor may the corporate action be enjoined, set aside, or rescinded, in a legal or equitable proceeding by a shareholder after the shareholders have approved the corporate action.

(b)          Subsection (a) of this section does not apply to a corporate action that:

(1)	Was not authorized and approved in accordance with the applicable provisions of any of the following:
a.	Article 9, 9A, 10, 11, 11A, or 12 of this Chapter.

b.	The articles of incorporation or bylaws.
c.	The resolution of the board of directors authorizing the corporate action.
(2)	Was procured as a result of fraud, a material misrepresentation, or an omission of a material fact necessary to make statements made, in light of the circumstances in which they were made, not misleading.
(3)	Constitutes an interested transaction, unless it has been authorized, approved, or ratified by either (i) the board of directors or a committee of the board or (ii) the shareholders, in the same manner as is provided in G.S. 55-8-31(a)(1) and (c) or in G.S. 55-8-31(a)(2) and (d), as if the interested transaction were a director’s conflict of interest transaction.
(4)	Was approved by less than unanimous consent of the voting shareholders pursuant to G.S. 55-7-04, provided that both of the following are true:
a.	The challenge to the corporate action is brought by a shareholder who did not consent and as to whom notice of the approval of the corporate action was not effective at least 10 days before the corporate action was effected.
b.	The proceeding challenging the corporate action is commenced within 10 days after notice of the approval of the corporate action is effective as to the shareholder bringing the proceeding. (2011-347, s. 1.)

APPENDIX B

ARTICLES OF AMENDMENT

OF

BANK OF THE CAROLINAS CORPORATION

The undersigned corporation hereby submits these Articles of Amendment for the purpose of amending its Articles of Incorporation:

1.	The name of the corporation is BANK OF THE CAROLINAS CORPORATION.

2.	The text of the amendment to the Articles of Incorporation of the corporation is as follows:

RESOLVED, that the Articles of Incorporation of the corporation hereby are amended by adding the following paragraph at the end of subsection (a) Article 2:

“Reverse Stock Split. Each one hundred (100) shares of Common Stock issued and outstanding at the close of business on the date the Articles of Amendment with respect to this amendment become effective shall automatically be combined into one (1) validly issued, fully paid and nonassessable share of Common Stock, no par value per share. Upon this amendment becoming effective, each certificate representing shares of Common Stock immediately prior to the effectiveness of this amendment shall represent the number of shares of Common Stock into which the shares of Common Stock represented by such certificate shall be combined, rounded up to the nearest whole number. No scrip or fractional shares will be issued in connection with this reverse stock split.”

3.	The amendment was approved by the shareholders of the corporation on , 20 in the manner required by the North Carolina Business Corporation Act.

4.	These articles of amendment shall become effective at p.m. on , 20 .

This	the day of , 20 .

BANK OF THE CAROLINAS CORPORATION

By

B-1

APPENDIX C

BANK OF THE CAROLINAS CORPORATION 2014 OMNIBUS STOCK INCENTIVE PLAN

BANK OF THE CAROLINAS CORPORATION

2014 OMNIBUS STOCK INCENTIVE PLAN

1.     Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel; to provide additional incentives to Employees, Directors and Consultants to contribute to the successful performance of the Company and any Subsidiary of the Company; to promote the growth of the market value of the Company’s Common Stock; to align the interests of Grantees with those of the Company’s shareholders; and to promote the success of the Company’s business.

2.     Definitions. The following definitions shall apply as used herein and in all individual Award Agreements except as a term may be otherwise defined in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.

(a)          “Administrator” means the Board or any Committee.

(b)          “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal and state securities laws, the corporate laws of North Carolina, and, to the extent other than North Carolina, the corporate law of the state of the Company’s incorporation, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

(c)          “Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(d)          “Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit, or other right or benefit under the Plan.

(e)          “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(f)          “Board” means the Board of Directors of the Company.

(g)          “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s: (i) performance of any act, or failure to perform any act, in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; (iii) removal of the Grantee from office or permanent prohibition of the Grantee from participating in the affairs of the Company or any Related Entity by an order issued under section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. 1818(e)(4) or (g)(1); (iv) occurrence of any event that results in the Grantee being excluded from coverage, or having coverage limited for the Grantee, under the Company’s blanket bond or other fidelity or insurance policy covering its directors, officers, or employees or (v) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person; provided, however, that with regard to any agreement that defines “Cause” on the occurrence of or in connection with a Corporate Transaction, such definition of “Cause” shall not apply until a Corporate Transaction actually occurs.

(h)         “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

(i)          “Committee” means any committee composed of members of the Board appointed by the Board to administer the Plan.

(j)          “Common Stock” means the Company’s common stock, no par value per share.

(k)         “Company” means Bank of the Carolinas Corporation, a North Carolina corporation, or any successor entity that adopts the Plan in connection with a Corporate Transaction.

(l)          “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(m)         “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence for purposes of this Plan shall include sick leave, military leave, or any other authorized personal leave, so long as the Company or Related Entity has a reasonable expectation that the individual will return to provide services for the Company or Related Entity, and provided further that the leave does not exceed six (6) months, unless the individual has a statutory or contractual right to re-employment following a longer leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such three (3) month period.

(n)          “Corporate Transaction” means any of the following transactions, provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(i)     a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii)     the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii)     the complete liquidation or dissolution of the Company;

(iv)     any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger; or

(v)     acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities.

(o)          “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

(p)          “Data” has the meaning set forth in Section 23 of this Plan.

(q)          “Director” means a member of the Board or the board of directors of any Related Entity.

(r)          “Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a

Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(s)          “Disqualifying Disposition” means any disposition (including any sale) of Common Stock received upon exercise of an Incentive Stock Option before either (i) two years after the date the Employee was granted the Incentive Stock Option, or (ii) one year after the date the Employee acquired Common Stock by exercising the Incentive Stock Option. If the Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

(t)          “Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

(u)          “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to make such person an “Employee” of the Company or a Related Entity.

(v)          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(w)         “Fair Market Value” means, as of any date, the value of Common Stock determined as follows.

(i)     If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market LLC, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)     If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)     In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in a manner in compliance with Section 409A of the Code, or in the case of an Incentive Stock Option, in a manner in compliance with Section 422 of the Code.

(x)         “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(y)         “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(z)         “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(aa)       “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(bb)       “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(cc)       “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(dd)       “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(ee)       “Plan” means this Bank of the Carolinas Corporation 2014 Omnibus Stock Incentive Plan.

(ff)       “Post-Termination Exercise Period” means the period specified in the Award Agreement of not less than thirty (30) days commencing on the date of termination (other than termination by the Company or any Related Entity for Cause) of the Grantee’s Continuous Service, or such longer period as may be applicable upon death or Disability.

(gg)       “Related Entity” means any Parent or Subsidiary of the Company.

(hh)       “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(ii)       “Restricted Stock Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(jj)       “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(kk)         “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

(ll)          “Share” means a share of the Common Stock.

(mm)     “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.         Stock Subject to the Plan.

(a)         Subject to the provisions of Section 12 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is [•] Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b)         Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan, except that the maximum aggregate number of Shares which may be issued pursuant to the exercise of Incentive Stock Options shall not exceed the number specified in Section 3(a). Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited or repurchased by the Company, such Shares shall become available for future grant under the Plan. In the event any Option or other Award granted under the Plan is exercised through the tendering of shares of Common Stock (either actually or through attestation), or in the event tax withholding obligations are satisfied by tendering or withholding shares of Common Stock, any shares of Common Stock so tendered or withheld shall not again be available for awards under the Plan. To the extent that cash in lieu of shares of Common Stock is delivered upon the exercise of an SAR pursuant to Section 6(l), the Company shall be deemed, for purposes of applying the limitation on the number of shares, to have issued the greater of the number of shares of Common Stock which it was entitled to issue upon such exercise or on the exercise of any related Option. Shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options shall not be available for awards under the Plan.

4.         Administration of the Plan.

(a)         Plan Administrator.

(i)         Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii)         Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(iii)         Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

(b)         Multiple Administrative Bodies. The Plan may be administered by different bodies with respect to Directors, Officers, Consultants, and Employees who are neither Directors nor Officers.

(c)         Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i)           to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii)          to determine whether and to what extent Awards are granted hereunder;

(iii)         to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv)         to approve forms of Award Agreements for use under the Plan;

(v)          to determine the type, terms and conditions of any Award granted hereunder;

(vi)         to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions and to afford Grantees favorable treatment under such rules or laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan;

(vii)         to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent; provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Grantee;

(viii)         to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

(ix)           to institute an option exchange program; and

(x)            to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator; provided that the Administrator may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in the Plan.

(d)        Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to such liabilities, costs, and expenses as may arise out of, or result from, the bad faith, gross negligence, willful misconduct, or criminal acts of such persons; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

5.         Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants of the Company and any Related Entity. Incentive Stock Options may be granted only to Employees of the Company or a Related Entity. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

6.        Terms and Conditions of Awards.

(a)        Types of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, an SAR, or similar right with a fixed or variable price related to the

Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Restricted Stock Units or Dividend Equivalent Rights. An Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

(b)         Designation of Award. Each Award shall be evidenced by an Award Agreement in form and substance satisfactory to the Administrator in its discretion. The type of each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, an Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Related Entity). For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option. Any Option granted which fails to satisfy the requirements of the Applicable Laws for treatment as an Incentive Stock Option shall become a Non-Qualified Stock Option.

(c)         Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total shareholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

(d)         Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(e)         Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(f)         Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(g)         Individual Option and SAR Limit. The maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any calendar year shall be [•] Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 12 below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of an SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

(h)         Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(i)         Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Related Entity, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.

(j)         Transferability of Awards. Unless the Administrator provides otherwise, in its sole discretion, no award may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(k)         Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other later date as is determined by the Administrator.

(l)         Stock Appreciation Rights. An SAR may be granted (i) with respect to any Option granted under this Plan, either concurrently with the grant of such Option or at such later time as determined by the Administrator (as to all or any portion of the shares of Common Stock subject to the Option), or (ii) alone, without reference to any related Option. Each SAR granted by the Administrator under this Plan shall be subject to the following terms and conditions. Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Administrator, subject to adjustment as provided in Section 12. In the case of an SAR granted with respect to an Option, the number of shares of Common Stock to which the SAR pertains shall be reduced in the same proportion that the holder of the Option exercises the related Option. The exercise price of an SAR will be determined by the Administrator, in its discretion, at the date of grant but may not be less than 100% of the Fair Market Value of the shares of Common Stock subject thereto on the date of grant. Subject to the right of the Administrator to deliver cash in lieu of shares of Common Stock (which, as it pertains to Officers and Directors of the Company, shall comply with all requirements of the Exchange Act), the number of shares of Common Stock which shall be issuable upon the exercise of an SAR shall be determined by dividing:

(i)         the number of shares of Common Stock as to which the SAR is exercised multiplied by the amount of the appreciation in such shares (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value of the shares of Common Stock subject to the SAR on the exercise date exceeds (1) in the case of an SAR related to an Option, the exercise price of the shares of Common Stock under the Option or (2) in the case of an SAR granted alone, without reference to a related Option, an amount which shall be determined by the Administrator at the time of grant, subject to adjustment under Section 12); by

(ii)         the Fair Market Value of a share of Common Stock on the exercise date.

In lieu of issuing shares of Common Stock upon the exercise of an SAR, the Administrator may elect to pay the holder of the SAR cash equal to the Fair Market Value on the exercise date of any or all of the shares which would otherwise be issuable. No fractional shares of Common Stock shall be issued upon the exercise of an SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a share of Common Stock on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise. The exercise of an SAR related to an Option shall be permitted only to the extent that the Option is exercisable under Section 10 on the date of surrender. Any Incentive Stock Option surrendered pursuant to the provisions of this Section 6(l) shall be deemed to have been converted into a Non-Qualified Stock Option immediately prior to such surrender.

(m)         Compliance with Section 409A of the Code. Notwithstanding anything to the contrary set forth herein, any Award that is not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such Award will comply with the requirements of Section 409A of the Code. Such restrictions, if any, shall be determined by the Administrator and contained in the Award Agreement evidencing such Award.

7.         Award Exercise or Purchase Price, Consideration and Taxes.

(a)         Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows.

(i)         In the case of an Incentive Stock Option:

(1)         granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Related Entity, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(2)         granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii)     In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one-hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iii)     In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iv)     In the case of other Awards, such price as is determined by the Administrator.

(v)     Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b)         Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award, including the method of payment, shall be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

(i)         cash;

(ii)        check;

(iii)       delivery of Grantee’s promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate (but only to the extent that the acceptance or terms of the promissory note would not violate an Applicable Law); provided, however, that interest shall compound at least annually and shall be charged at the minimum rate of interest necessary to avoid (i) the imputation of interest income to the Company and compensation income to the Grantee under any applicable provisions of the Code, and (B) the classification of the Award as a liability for financial accounting purposes;

(iv)         surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised;

(v)         with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates (or other evidence satisfactory to the Company to the extent that the Shares are uncertificated) for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;

(vi)         with respect to Options, payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the Exercise Price per Share, and the denominator of which is such Fair Market Value per Share;

(vii)         past or future services actually or to be rendered to the Company or a Related Entity; or

(viii)         any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(c)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

8.         Notice to Company of Disqualifying Disposition. Each Employee who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option.

9.         Withholding of Additional Income Taxes.

(a)         Upon the exercise of a Non-Qualified Stock Option or SAR, the grant of any other Award for less than the Fair Market Value of the Common Stock, the making of a Disqualifying Disposition, or the vesting of restricted Common Stock acquired on the exercise of an Award hereunder, the Company, in accordance with the Code and any Applicable Laws, may require the Grantee to pay to the Company additional withholding taxes in respect of the amount that is considered compensation includable in such person’s gross income. With respect to (i)

the exercise of an Option, (ii) the grant of a bonus of Shares, (iii) the grant of any other Award for less than its Fair Market Value, (iv) the vesting of restricted Common Stock acquired by exercising an Award, or (v) the exercise of an SAR, the Committee in its discretion may condition such event on the payment by the Grantee of any such additional withholding taxes.

(b)         At the sole and absolute discretion of the Administrator, the holder of Awards may pay all or any part of the total estimated federal and state income tax liability arising out of the exercise or receipt of such Awards, the making of a Disqualifying Disposition, or the vesting of restricted Common Stock acquired on the exercise of an Award hereunder (each of the foregoing, a “Tax Event”) by tendering already-owned shares of Common Stock or (except in the case of a Disqualifying Disposition) by directing the Company to withhold shares of Common Stock otherwise to be transferred to the Grantee as a result of the exercise or receipt thereof in an amount equal to the estimated federal and state income tax liability arising out of such event, provided that no more Shares may be withheld than are necessary to satisfy the Grantee’s actual minimum withholding obligation with respect to the exercise of Awards. In such event, the Grantee must, however, notify the Administrator of his or her desire to pay all or any part of the total estimated federal and state income tax liability arising out of a Tax Event by tendering already-owned shares of Common Stock or having shares of Common Stock withheld prior to the date that the amount of federal or state income tax to be withheld is to be determined. For purposes of this Section 9, shares of Common Stock shall be valued at their Fair Market Value on the date that the amount of the tax withholdings is to be determined.

10.         Exercise of Award.

(a)         Procedure for Exercise; Rights as a Shareholder.

(i)         Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii)         An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been made, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(v).

(b)         Exercise of Award Following Termination of Continuous Service. In the event of termination of a Grantee’s Continuous Service for any reason other than Disability or death (but not in the event of a Grantee’s change of status from Employee to Consultant or from Consultant to Employee), such Grantee may, but only during the Post-Termination Exercise Period (but in no event later than the expiration date of the term of such Award as set forth in the Award Agreement), exercise the portion of the Grantee’s Award that was vested at the date of such termination or such other portion of the Grantee’s Award as may be determined by the Administrator. The Grantee’s Award Agreement may provide that upon the termination of the Grantee’s Continuous Service for Cause, the Grantee’s right to exercise the Award shall terminate concurrently with the termination of Grantee’s Continuous Service. In the event of a Grantee’s change of status from Employee to Consultant, an Employee’s Incentive Stock Option

shall convert automatically to a Non-Qualified Stock Option on the day three (3) months and one day following such change of status. To the extent that the Grantee’s Award was unvested at the date of termination, or if the Grantee does not exercise the vested portion of the Grantee’s Award within the Post-Termination Exercise Period, the Award shall terminate.

(c)         Disability of Grantee. In the event of termination of a Grantee’s Continuous Service as a result of his or her Disability, such Grantee may, but only within twelve (12) months from the date of such termination (or such longer period as specified in the Award Agreement but in no event later than the expiration date of the term of such Award as set forth in the Award Agreement), exercise the portion of the Grantee’s Award that was vested at the date of such termination; provided, however, that if such Disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically convert to a Non-Qualified Stock Option on the day three (3) months and one day following such termination. To the extent that the Grantee’s Award was unvested at the date of termination, or if Grantee does not exercise the vested portion of the Grantee’s Award within the time specified herein, the Award shall terminate.

(d)         Death of Grantee. In the event of a termination of the Grantee’s Continuous Service as a result of his or her death, or in the event of the death of the Grantee during the Post-Termination Exercise Period or during the twelve (12) month period following the Grantee’s termination of Continuous Service as a result of his or her Disability, the Grantee’s estate or a person who acquired the right to exercise the Award by bequest or inheritance may exercise the portion of the Grantee’s Award that was vested as of the date of termination, within twelve (12) months from the date of death (or such longer period as specified in the Award Agreement but in no event later than the expiration of the term of such Award as set forth in the Award Agreement). To the extent that, at the time of death, the Grantee’s Award was unvested, or if the Grantee’s estate or a person who acquired the right to exercise the Award by bequest or inheritance does not exercise the vested portion of the Grantee’s Award within the time specified herein, the Award shall terminate.

(e)         Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of an Award within the applicable time periods set forth in this Section 10 is prevented by the provisions of Section 11 below, the Award shall remain exercisable until one (1) month after the date the Grantee is notified by the Company that the Award is exercisable, but in any event no later than the expiration of the term of such Award as set forth in the Award Agreement.

11.         Conditions Upon Issuance of Shares.

(a)         If at any time the Administrator determines that the delivery of Shares pursuant to the exercise, vesting or any other provision of an Award is or may be unlawful under Applicable Laws, the vesting or right to exercise an Award or to otherwise receive Shares pursuant to the terms of an Award shall be suspended until the Administrator determines that such delivery is lawful and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no obligation to effect any registration or qualification of the Shares under federal or state laws.

(b)         As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

12.         Adjustments. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued and outstanding Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued and outstanding Shares effected without receipt of consideration by the Company, or (iii) any other transaction with respect to the Company’s Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award. No adjustments shall be made for dividends paid in cash or in property other than Common Stock of the Company, nor shall cash dividends or dividend equivalents accrue or be paid in respect of unexercised Options or unvested Awards hereunder.

13.         Corporate Transactions.

(a)         Termination of Award to Extent Not Assumed in Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

(b)         Acceleration of Award Upon Corporate Transaction. The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Corporate Transaction or at the time of an actual Corporate Transaction, and exercisable at the time of the grant of an Award under the Plan or any time while an Award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested Awards under the Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a Corporate Transaction on such terms and conditions as the Administrator may specify. The Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Service of the Grantee within a specified period following the effective date of the Corporate Transaction. The Administrator may provide that any Awards so vested or released from such limitations in connection with a Corporate Transaction shall remain fully exercisable until the expiration or sooner termination of the Award.

(c)         Effect of Acceleration on Incentive Stock Options. Any Incentive Stock Option accelerated under this Section 13 in connection with a Corporate Transaction shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded.

14.         Effective Date and Term of Plan. The Plan shall become effective at such time as it has been (a) approved by the Company’s shareholders and (b) adopted by the Board. Shareholder approval shall be obtained in the degree and manner required under Applicable Laws. The Plan shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 19 below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

15.         Amendment, Suspension or Termination of the Plan.

(a)         The Board may at any time amend, suspend or terminate the Plan in any respect, except that it may not, without the approval of the shareholders obtained within twelve (12) months before or after the Board adopts a resolution authorizing any of the following actions, do any of the following:

(i)         increase the total number of shares that may be issued under the Plan (except by adjustment pursuant to Section 12);

(ii)         modify the provisions of Section 6 regarding eligibility for grants of Incentive Stock Options;

(iii)         modify the provisions of Section 7(a) regarding the exercise price at which shares may be offered pursuant to Options (except by adjustment pursuant to Section 12);

(iv)         extend the expiration date of the Plan; and

(v)         except as provided in Section 12 (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the Company may not amend an Award granted under the Plan to reduce its exercise price per share, cancel and regrant new Awards with lower prices per share than the original prices per share of the cancelled Awards, or cancel any Awards in exchange for cash or the grant of replacement Awards with an exercise price that is less than the exercise price of the original Awards, essentially having the effect of a repricing, without approval by the Company’s shareholders.

(b)         No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c)        No suspension or termination of the Plan (including termination of the Plan under Section 14, above) shall adversely affect any rights under Awards already granted to a Grantee without his or her consent.

16.         Reservation of Shares.

(a)         The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b)         The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

17.         No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or a Related Entity to terminate the Grantee’s Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

18.         No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

19.         Information to Grantees. The Company shall provide to each Grantee, during the period for which such Grantee has one or more Awards outstanding, such information as required by Applicable Laws.

20.         Effect of Section 162(m) of the Code. To the extent that the Administrator determines as of the date of grant of an Award that (i) the Award is intended to qualify as Performance-Based Compensation and (ii) the Award is not exempt from the application of Section 162(m) of the Code, such Award shall not be effective until any shareholder approval required under Section 162(m) of the Code has been obtained.

21.         Electronic Delivery. The Administrator may, in its sole discretion, decide to deliver any documents related to any Award granted under the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company or to request a Grantee’s consent to participate in the Plan by electronic means. By accepting an Award, each Grantee consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company, and such consent shall remain in effect throughout Grantee’s Continuous Service with the Company and any Related Entity and thereafter until withdrawn in writing by Grantee.

22.         Data Privacy. The Administrator may, in its sole discretion, decide to collect, use and transfer, in electronic or other form, personal data as described in this Plan or any Award for the exclusive purpose of implementing, administering and managing participation in the Plan. By accepting an Award, each Grantee acknowledges that the Company holds certain personal information about Grantee, including, but not limited to, name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, details of all Awards awarded, cancelled, exercised, vested or unvested, for the purpose of implementing, administering and managing the Plan (the “Data”). Each Grantee further acknowledges that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan and that these third parties may be located in jurisdictions that may have different data privacy laws and protections, and Grantee authorizes such third parties to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the recipient or the Company may elect to deposit any shares of Common Stock acquired upon any Award.

23.         Compliance with Section 409A. To the extent that the Administrator determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the effective date of the Plan. Notwithstanding any provision of the Plan to the contrary, in the event that following the effective date of the Plan the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the effective date of the Plan), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (1) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (2) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

24.         Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

25.         Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

APPENDIX D

TAX BENEFITS PRESERVATION PLAN

BANK OF THE CAROLINAS CORPORATION

AND

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.

TAX BENEFITS PRESERVATION PLAN

DATED AS OF JULY 11, 2014

LIST OF EXHIBITS

Exhibit A	Articles of Amendment of Bank of the Carolinas Corporation, Junior Participating Preferred Stock, Series B
Exhibit B	Form of Right Certificate
Exhibit C	Form of Summary of Terms

TAX BENEFITS PRESERVATION PLAN

TAX BENEFITS PRESERVATION PLAN (this “Plan”), dated as of July 11, 2014 between Bank of the Carolinas Corporation, a corporation organized under the laws of the State of North Carolina (the “Company”), and Broadridge Corporate Issuer Solutions, Inc. (the “Rights Agent”).

WHEREAS, the Company and one or more of its Subsidiaries (as defined below) have generated certain Tax Benefits (as defined below) for United States federal income tax purposes, and the Company desires to avoid an “ownership change” within the meaning of Section 382 of the Code (as defined below) and thereby preserve the Company’s ability to utilize such Tax Benefits;

WHEREAS, the Company anticipates entry into stock purchase agreements with various institutional investors (collectively, the “Investment Agreements”), requiring the Company to take action necessary to implement a Section 382 shareholder rights plan as soon as practicable but in any event prior to the closing date under the Investment Agreements;

WHEREAS, the Board of Directors of the Company (the “Board”) has authorized and declared a dividend of one preferred share purchase right (a “Right”) in respect of each Common Share (as defined below) of the Company outstanding at the Close of Business (as defined below) on July 21, 2014 (the “Record Date”), each such Right representing the right to purchase 1/1,000th of a Preferred Share (as defined below) upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right (subject to adjustment) in respect of each Common Share that shall become outstanding between the Record Date and the earlier of the Distribution Date and the Expiration Date (as such terms are defined below); and

WHEREAS, the Company desires to appoint the Rights Agent to act on behalf of the Company, and the Rights Agent is willing so to act, in connection with the issuance, transfer, exchange and replacement of Right Certificates (as defined below), the exercise of Rights and other matters referred to herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

SECTION 1. CERTAIN DEFINITIONS. For purposes of this Plan, the following terms have the meanings indicated:

(a)	“Acquiring Person” shall mean any Threshold Holder except:

(i)	the U.S. Government;

(ii)	any Exempt Person;

(iii)	any Grandfathered Person, unless such Grandfathered Person’s percentage Beneficial Ownership increases on or after the Record Date, other than any increase pursuant to or as a result of (A) a stock dividend, stock split, reverse stock split or similar transaction effected by the Company, (B) any anti-dilution or similar adjustment in accordance with the terms of any Company Securities or (C) any redemption or repurchase of Company Securities by the Company;

(iv)	any Person who or which the Board determines, in its sole discretion, has inadvertently become a Threshold Holder, so long as such Person (or its Affiliate) promptly enters into, and delivers to the Company, an irrevocable commitment promptly to divest and thereafter promptly divests (without exercising or retaining any power, including voting, with respect to such securities), sufficient Company Securities so that such Person is no longer a Threshold Holder;

(v)	any Person that has become a Threshold Holder as the result of an acquisition of any class of Company Securities by the Company which, by reducing the number of shares of that class outstanding, increases the proportionate number of Company Securities of that class Beneficially Owned by such Person so that such Person would otherwise become an Acquiring Person; provided, however, that if such Person shall thereafter become the Beneficial Owner of any additional Company Securities of that class (other than Beneficial Ownership resulting from events of the type described in sub-clauses (A) and (B) of clause (iii) above), such Person shall be deemed to be an “Acquiring Person” unless upon becoming the Beneficial Owner of such additional Company Securities, such Person does not Beneficially Own 4.99% or more of that class of Company Securities; and

(vi)	any Person that has become a Threshold Holder if the Board in good faith determines that the attainment of such status has not jeopardized or endangered the Company’s utilization of the Tax Benefits.

(b)             “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, and to the extent not included within the foregoing, shall also include with respect to any Person, any other Person whose Company Securities would be deemed to be (i) constructively owned by such first Person, or (ii) otherwise aggregated with shares owned by such first Person (other than any aggregation solely by reason of such shares being part of the same “public group” as defined under Treasury Regulation Section 1.382-2T(f)(13)), in each case pursuant to the provisions of Section 382 of the Code, or any successor or replacement provision, and the Treasury Regulations thereunder.

(c)             “Bank” shall mean Bank of the Carolinas.

(d)             “Bank Regulatory Authority” shall mean the North Carolina Office of the Commissioner of Banks, the Federal Deposit Insurance Corporation, the Federal Reserve Bank of Richmond, and the Board of Governors of the Federal Reserve System.

(e)             A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “Beneficially Own,” and shall have “Beneficial Ownership” of, any Company Securities or any Rights, as applicable, (i) which such Person directly owns or (ii) which such Person would be deemed to own constructively pursuant to Section 382 of the Code and the Treasury Regulations promulgated thereunder (including as a result of the deemed exercise of an “option” pursuant to Treasury Regulation Section 1.382-4(d) and including, without duplication, Company Securities or Rights, as applicable, owned by any Affiliate of such Person); provided that a Person shall not be treated as “Beneficially Owning” Company Securities pursuant to clause (i) above to the extent that such Person does not have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such Company Securities.

(f)             “Board” shall have the meaning set forth in the Recitals.

(g)             “Business Day” shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in North Carolina are authorized or obligated by law or executive order to close.

(h)             “Close of Business” on any given date shall mean 5:00 p.m., Eastern Time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., Eastern Time, on the next succeeding Business Day.

(i)               “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

(j)             “Common Shares” when used with reference to the Company shall mean the shares of common stock, no par value per share, of the Company.

(k)             “Company Securities” shall mean Common Shares and any other interest that would be treated as “stock” of the Company for purposes of Section 382 of the Code (including pursuant to Treasury Regulation Section 1.382-2T(f)(18)).

(l)             “Consent Order” shall mean the Consent Order, No. FDIC-11-064b, dated April 27, 2011, entered into between the Bank, the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks.

(m)             “Distribution Date” shall mean the earlier of (i) the Close of Business on the tenth (10th) Business Day after a Shares Acquisition Date and (ii) the Close of Business on the tenth (10th) Business Day (or such later day as may be designated prior to a Shares Acquisition Date by the Board) after the date of the commencement of a tender or exchange offer by any Person if, upon consummation thereof, such Person would or could be an Acquiring Person; provided, however, that if either of such dates occurs after the date of this Plan and on or prior to the Record Date, then the Distribution Date shall be the Record Date.

(n)             “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(o)             “Exempt Person” shall mean the Company, any Subsidiary (in each case including, without limitation, in any fiduciary capacity), any employee benefit plan or compensation arrangement of the Company or any Subsidiary, or any entity or trustee holding Company Securities to the extent organized, appointed or established by the Company or any Subsidiary for or pursuant to the terms of any such employee benefit plan or compensation arrangement.

(p)             “Expiration Date” shall mean the earliest of (i) the Final Expiration Date, (ii) the Redemption Date, (iii) the time at which all Rights (other than Rights that have become null and void pursuant to Section 8(e) hereof) are exchanged as provided in Section 24 hereof, (iv) such time as the Board determines, in its sole discretion, that the Rights and the Plan are no longer necessary for the preservation of existence of the Tax Benefits, (v) a date prior to a Shares Acquisition Date on which the Board determines, in its sole discretion, that the Rights and this Plan are no longer in the best interests of the Company and its shareholders, (vi) a Regulatory Event and (vii) the Close of Business on July 10, 2015, unless this Plan is approved by the Company’s shareholders at a meeting of shareholders duly held prior to such date.

(q)             “Final Expiration Date” shall mean the Close of Business on July 11, 2017; provided that if a Shares Acquisition Date occurs fewer than thirty (30) days prior to such date, then the Final Expiration Date shall be the date that is thirty (30) days after the Shares Acquisition Date.

(r)             “Grandfathered Person” shall mean any Person who or which, together with all Affiliates of such Person, was on the Record Date, the Beneficial Owner of 4.99% or more of the Company Securities outstanding on such date. Any Grandfathered Person who, together with all of its Affiliates, subsequently becomes the Beneficial Owner of less than 4.99% of the Company Securities shall cease to be a Grandfathered Person.

(s)             “Independent Director” shall mean a member of the Board who (i) is independent under the independence standards of Item 407(a) of Regulation S-K of the Securities and Exchange Commission and (ii) who is not affiliated with any shareholder owning or controlling the power to vote 5% or more of the Common Shares.

(t)             “Person” shall mean any individual, firm, corporation, partnership, trust association, limited liability company, limited liability partnership, governmental entity, or other entity, or any group of Persons making a “coordinated acquisition” of shares or otherwise treated as an entity within the meaning of Treasury Regulation Section 1.382-3(a)(1)(i) and shall include any successor (by merger or otherwise) of any such entity.

(u)             “Preferred Shares” shall mean shares of the Company’s Junior Participating Preferred Stock, Series B, no par value per share, having the rights and preferences set forth in the form of Articles of Amendment attached as Exhibit A to this Plan.

(v)             “Purchase Price” shall mean the price (subject to adjustment as provided herein) at which a holder of a Right may purchase 1/1,000th of a Preferred Share (subject to adjustment as provided herein) upon exercise of a Right, which price shall initially be $0.10.

(w)             “Redemption Date” shall mean the time at which the Rights are redeemed as provided in Section 23 hereof.

(x)             “Regulatory Event” shall mean the receipt by the Company and/or the Bank of a written notice, dated as of a date subsequent to the date of this Plan, from a Bank Regulatory Authority providing that (1) the Company and/or the Bank must raise additional capital to satisfy required regulatory capital standards, and (2) in furtherance of such capital raising efforts, the Company and/or the Bank shall be required to terminate this Plan.

(y)             “Section 382” means Section 382 of the Code, or any comparable successor provision.

(z)             “Securities Act” means the Securities Act of 1933, as amended.

(aa)           “Shares Acquisition Date” shall mean the date of the first public announcement by the Company or an Acquiring Person (including, in the case of an announcement by an Acquiring Person, the filing of a report on Schedule 13D or Schedule 13G under the Exchange Act or any similar or successor report) indicating that an Acquiring Person has become such.

(bb)           “Subsidiary” of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

(cc)           “Tax Benefits” means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Section 382 and the Treasury Regulations promulgated thereunder, of the Company or any Subsidiary.

(dd)           “Threshold Holder” means any Person who or which, together with all Affiliates of such Person, shall be the Beneficial Owner of 4.99% or more of (i) the Common Shares then outstanding or (ii) any class of Company Securities (other than Common Shares) then outstanding.

(ee)           “Trading Day” means a day on which the principal national securities exchange or over-the-counter market on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange or over-the-counter market, a Business Day.

(ff)           “Treasury Regulation” means any final, proposed or temporary regulation of the U.S. Department of the Treasury under the Code and any successor regulation.

(gg)           “U.S. Government” means any of (i) the federal government of the United States of America, (ii) any instrumentality or agency of the federal government of the United States of America and (iii) any Person wholly-owned by, or the sole beneficiary of which is, the federal government of the United States of America or any instrumentality or agency thereof.

(hh)           “Written Agreement” shall mean the Written Agreement, Docket No. 11-103-WA/RB-HC, dated as of August 26, 2011, by and between the Company and the Federal Reserve Bank of Richmond.

SECTION 2. OTHER DEFINITIONAL AND INTERPRETATIVE PROVISIONS. The words “hereof,” “herein” and “hereunder” and similar terms used in this Plan shall refer to this Plan as a whole and not to any particular provision of this Plan. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Sections and Exhibits are to Sections and Exhibits of this Plan unless otherwise specified. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Plan as if set forth in full herein. Any capitalized terms used in any Exhibit but not otherwise defined therein, shall have the meaning as defined in this Plan. Any singular term in this Plan shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Plan, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or similar terms. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to any statute, rules or regulations shall be deemed to refer to such statute, rules or regulations as amended from time to time and to any successors thereto.

SECTION 3. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable and, upon acceptance of such appointment by a co-Rights Agent, the provisions of this Plan applicable to the Rights Agent shall be deemed also to apply to such co-Rights Agent.

SECTION 4. ISSUE OF RIGHT CERTIFICATES.

(a)             Prior to a Distribution Date, (x) the Rights will be evidenced (subject to the provisions of Section 4(b) hereof) by the certificates for Common Shares registered in the names of the holders thereof (or, if Common Shares are uncertificated, the registration of such Common Shares on the stock transfer books of the Company) and not by separate Right Certificates, and (y) the Rights will be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date (other than the holder of any Rights that have become null and void pursuant to Section 8(e) hereof), at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto (a “Right Certificate”) and provided by the Company, evidencing one Right for each Common Share so held. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

(b)             As soon as practicable after the Record Date, the Company will send a copy of a Summary of Terms, in substantially the form of Exhibit C hereto (the “Summary of Terms”), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company, and also will make a copy of the Summary of Terms publicly available through a filing with the Securities and Exchange Commission. With respect to certificates representing Common Shares outstanding as of the Record Date (or, if Common Shares are uncertificated, shares registered on the stock transfer books of the Company), or issued subsequent to the Record Date, unless and until the Distribution Date shall occur, the Rights will be evidenced by the certificates representing such Common Shares (or, if Common Shares are uncertificated, by an appropriate notation in the stock transfer books of the Company) and the registered holders of the Common Stock shall also be the registered holders of the associated Rights. Until the earlier of the Distribution Date and the Expiration Date, the surrender for transfer of any certificate for Common Shares (or, if Common Shares are uncertificated, the transfer on the stock transfer books of the Company of such Common Shares) outstanding on the Record Date, with or without a copy of the Summary of Terms attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

(c)             Rights shall be issued in respect of all Common Shares which are issued by the Company after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date. Certificates for Common Shares which become outstanding (including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c)) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date shall have impressed on, printed on, written on or otherwise affixed to such certificates a legend in substantially the following form:

THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN A TAX BENEFITS PRESERVATION PLAN BETWEEN BANK OF THE CAROLINAS CORPORATION AND BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. DATED AS OF JULY 11, 2014 (AS IT MAY BE AMENDED FROM TIME TO TIME, THE “PLAN”), THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF BANK OF THE CAROLINAS CORPORATION. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE PLAN, SUCH RIGHTS MAY BE REDEEMED, MAY BECOME EXERCISABLE FOR SECURITIES OR ASSETS OF THE COMPANY, MAY BE EXCHANGED FOR COMMON SHARES OR OTHER SECURITIES OR ASSETS OF THE COMPANY, MAY EXPIRE, MAY BECOME VOID (INCLUDING IF THEY ARE “BENEFICIALLY OWNED” BY AN “ACQUIRING PERSON” OR AN AFFILIATE THEREOF, AS SUCH TERMS ARE DEFINED IN THE PLAN, OR BY ANY TRANSFEREE OF ANY OF THE FOREGOING) OR MAY BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS CERTIFICATE. BANK OF THE CAROLINAS CORPORATION WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE PLAN WITHOUT CHARGE AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR.

If any uncertificated Common Shares become outstanding (including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c)) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date, the registration of such Common Shares on the stock transfer books of the Company shall evidence one Right for each such Common Share and the Company shall mail to every Person that holds such Common Shares a confirmation of the registration of such Common Share and Right on the stock transfer books of the Company, which confirmation will contain a legend indicating that a full copy of any rights, privileges, restrictions and conditions which may be attached to the Common Shares can be obtained without charge by contacting the Secretary of the Company.

In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares that are no longer outstanding.

(d)             The Company shall provide written notice to the Federal Reserve Bank of Richmond of a Shares Acquisition Date, which notice shall be provided prior to the corresponding Distribution Date.

SECTION 5. FORM OF RIGHT CERTIFICATES. The Right Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall be substantially the same as the form in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries, or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Plan, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to custom and common usage.

SECTION 6. COUNTERSIGNATURE AND REGISTRATION.

(a)             The Right Certificates shall be executed on behalf of the Company by its Chief Executive Officer or President, any of its Vice Presidents, or its Treasurer, either manually or by facsimile signature, shall have affixed thereto the Company’s seal or a facsimile thereof, and shall be attested by the Secretary or any Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the Person who signed such Right Certificates had not ceased to be such officer of the Company and any Right Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Plan any such Person was not such an officer.

(b)             Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Right Certificates upon exercise, transfer or exchange, books for registration and transfer of the Right Certificates. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

SECTION 7. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST, OR STOLEN RIGHT CERTIFICATES.

(a)             Subject to the provisions of Section 14 hereof, at any time after the Distribution Date, and prior to the Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become null and void pursuant to Section 8(e) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of 1/1,000ths of a Preferred Share (or Common Shares, in the event the Rights become exercisable for Common Shares in accordance with Section 12(a)(ii) hereof) as the Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate or Right Certificates until the registered holder of the Right Certificate has complied with the requirements of Section 8(f). Upon satisfaction of the foregoing requirements, the Rights Agent shall, subject to Sections 8(e), 8(f), 14 and 24 hereof, countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

(b)             Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to the Company and the Rights Agent of the loss, theft, destruction or mutilation of the Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company and the Rights Agent, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

(c)             Notwithstanding anything in this Plan to the contrary, Rights Certificates shall not be transferable, except by a registered holder (i) to an affiliate of such registered holder; (ii) to the Company; (iii) in a public distribution; (iv) in a transaction after which no transferee or group of transferees would hold 2% or more of any class of the Company’s Common Shares; or (v) to a transferee that owns at least 50% of the Company’s Common Shares prior to such transfer.

SECTION 8. EXERCISE OF RIGHTS.

(a)             Subject to Sections 8(e) and 24 hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date and prior to the Expiration Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the Rights then to be exercised.

(b)             The Purchase Price shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

(c)             Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the total number of 1/1,000ths of a Preferred Share to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 10 hereof by certified check, cashier’s check, or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares (or make available, if the Rights Agent is the transfer agent therefor) certificates for the number of Preferred Shares to be purchased (or, if the Preferred Shares are uncertificated, request from such transfer agent a statement setting forth such number of Preferred Shares to be purchased for which registration will be made on the stock transfer books of the Company) and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the Preferred Shares issuable upon exercise of the Rights with a depositary agent, requisition from the depositary agent depositary receipts representing such number of 1/1,000ths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent or registrations in the depositary agent’s name shall be made on the stock transfer books of the Company if the Preferred Shares are uncertficated) and the Company hereby directs the depositary agent to comply with such request, and (ii) after receipt of such certificates (or, if the Preferred Shares are uncertificated, such statement) or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder. If the Company is obligated to deliver Common Shares or other securities or assets pursuant to this Plan, upon exercise of the Rights or otherwise, the Company will make all arrangements necessary so that such securities and assets are available for delivery by the Rights Agent, if and when appropriate.

(d)             In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to such Person’s duly authorized assigns, subject to the provisions of Section 14 hereof.

(e)             Notwithstanding anything in this Plan to the contrary, any Rights Beneficially Owned by (i) an Acquiring Person or an Affiliate of an Acquiring Person from and after the date on which the Acquiring Person becomes such or (ii) a transferee of Rights Beneficially Owned by an Acquiring Person (or by an Affiliate of an Acquiring Person) who (A) becomes a transferee after the public announcement relating to a Shares Acquisition Date with respect to an Acquiring Person who was identified on the Shares Acquisition Date or (B) becomes a transferee with respect to an Acquiring Person (or an Affiliate thereof) and receives such Rights (I) with actual knowledge that the transferor is or was an Acquiring Person (or an Affiliate of an Acquiring Person) or (II) pursuant to either (x) a transfer (whether or not for consideration) from the Acquiring Person (or an Affiliate thereof) to holders of equity interests in such Acquiring Person (or in such Affiliate thereof) or to any Person with whom the Acquiring Person (or an Affiliate thereof) has any continuing agreement, arrangement or understanding regarding the transferred Rights or (y) a transfer which the Board determines in good faith is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 8(e), shall become null and void without any further action, and no holder of such Rights (other than a transferee not of a type described in clause (ii)) shall have any rights whatsoever with respect to such Rights, whether under this Plan or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 8(e) are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or any transferee of an Acquiring Person hereunder. No Right Certificate shall be issued pursuant to Section 4 hereof that represents Rights beneficially owned by an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Affiliate thereof or to any nominees of such Acquiring Person or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to the preceding sentence shall be canceled.

(f)            Notwithstanding anything in this Plan to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to any purported transfer pursuant to Section 7 hereof or exercise pursuant to this Section 8 unless the registered holder of the applicable Rights (i) shall have completed and signed the certificate contained in the form of assignment or election to purchase, as the case may be, set forth on the reverse side of the Right Certificate surrendered for such transfer or exercise, as the case may be, and (ii) shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof as the Company shall reasonably request.

(g)            The Company hereby waives application of each standstill or other similar provision relating to Company Securities by which a registered holder of Rights is bound as of the date of this Plan to the extent necessary to permit such registered holder to exercise such Rights in accordance with this Plan.

SECTION 9. CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Plan. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

SECTION 10. RESERVATION AND AVAILABILITY OF CAPITAL STOCK.

(a)            The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares, the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 8 hereof. The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully-paid and nonassessable shares. The foregoing covenants and agreements of the Company shall apply with respect to the Common Shares in the event the Rights become exercisable for Common Shares in accordance with Section 12(a)(ii) hereof.

(b)            So long as the Preferred Shares or other securities issuable upon the exercise of Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all securities reserved for such issuance to be listed on any such exchange upon official notice of issuance upon such exercise.

(c)            The Company shall use its reasonable best efforts to (i) file, as soon as practicable following the earliest date after a Shares Acquisition Date and determination of the consideration to be delivered by the Company upon exercise of the Rights in accordance with Section 12(a)(ii), or as soon as is required by law following a Distribution Date, as the case may be, a registration statement under the Securities Act with respect to the securities issuable upon exercise of the Rights, (ii) cause such registration statement to become effective as soon as practicable after such filing and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Expiration Date. The Company shall also take such action as may be appropriate to ensure compliance with the securities or blue sky laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed 90 days after the date set forth in clause (i) of the first sentence of this Section 10(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement when the suspension is no longer in effect.

Notwithstanding anything contained in this Plan to the contrary, the Rights shall not be exercisable for securities in any jurisdiction if the requisite qualification in such jurisdiction has not been obtained, such exercise is not permitted under applicable law or a registration statement in respect of such securities has not been declared effective.

(d)            The Company covenants and agrees that it will take all such action as may be necessary to ensure that all 1/1000ths of a Preferred Share (or Common Shares, in the event the Rights become exercisable for Common Shares in accordance with Section 12(a)(ii) hereof) shall, at the time of delivery of such securities (subject to payment of the Purchase Price), be duly authorized, validly issued, fully paid and nonassessable.

(e)            The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates (or, if uncertificated, the registration on the stock transfer books of the Company) or depositary receipts for the Preferred Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates (or, if uncertificated, to register on the stock transfer books of the Company) or depositary receipts for Preferred Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s reasonable satisfaction that no such tax is due.

SECTION 11. PREFERRED SHARES RECORD DATE. Each Person in whose name any certificate for Preferred Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Shares transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions, or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein. The foregoing also shall apply with respect to the Common Shares, in the event the Rights become exerciseable for Common Shares in accordance with Section 12(a)(ii) hereof.

SECTION 12. ADJUSTMENT OF PURCHASE PRICE, NUMBER OF SHARES OR NUMBER OF RIGHTS. The Purchase Price, the number of shares covered by each Right, and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 12.

(a) (i) In the event the Company shall at any time after the date of this Plan (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares, or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as provided in this Section 12(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Company were open, such Person would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of Rights be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of such Rights.

(ii)            Subject to Section 24 hereof, from and after the Shares Acquisition Date, each holder of a Right, other than Rights which have become null and void pursuant to the provisions of Section 8(e) hereof, shall have a right to receive, upon exercise thereof pursuant to Section 8(a) hereof at a price equal to the then current Purchase Price multiplied by the number of 1/1,000ths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Plan and in lieu of Preferred Shares, such number of Common Shares of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of 1/1,000ths of a Preferred Share for which a Right is then exercisable and dividing that product by (y) 85% of the then current per share market price of the Company’s Common Shares (determined pursuant to Section 12(d) hereof) on the date of the occurrence of such event.

(iii)            In the event that there shall not be sufficient Common Shares authorized but unissued to permit the exercise in full of the Rights in accordance with the foregoing paragraph (ii), the Company may substitute, for each Common Share that would otherwise be issuable upon exercise of a Right, a number of Preferred Shares or fraction thereof such that the current per share market price of one Preferred Share multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such Preferred Shares or fraction thereof.

(b)            In case the Company shall fix a record date for the issuance of rights, options, or warrants to all holders of Preferred Shares entitling such holders (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares or securities convertible into Preferred Shares at a price per Preferred Share (or having a conversion price per share, if a security is convertible into Preferred Shares) less than the then current per share market price of the Preferred Shares (as defined in Section 12(d) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of Rights be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of such Rights. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options, or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c)            In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 12(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such current per share market price of the Preferred Shares. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(d)            For the purpose of any computation hereunder, the “current per share market price” of any security (a “Security” for the purpose of this Section 12(d)) on any date shall be deemed to be the average of the daily closing bid prices per share of such Security for the thirty (30) consecutive Trading Days immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of thirty (30) Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The bid price at market close for each Trading Day shall be the quoted bid price, regular way, at market close as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NASDAQ Stock Market or, if the Security is not listed or admitted to trading on the NASDAQ Stock Market, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by such system then in use, or, if on any such date the Security is not quoted by any such system, the average of the closing bid prices as furnished by a professional market maker making a market in the Security selected by the Board. If the Preferred Shares are not publicly held or so listed or traded, “current per share market price” shall be conclusively deemed to be the current per share market price of the Common Shares as determined pursuant to the foregoing provisions of this Section 12(d) (appropriately adjusted to reflect any stock split, stock dividend, or similar transaction occurring after the date hereof), multiplied by one thousand (1,000). If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, “current per share market price” shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

(e)            No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments which by reason of this Section 12(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 12 shall be made to the nearest cent or to the nearest 1/1,000th of a Preferred Share. Notwithstanding the first sentence of this Section 12(e), any adjustment required by this Section 12 shall be made no later than the Expiration Date.

(f)            If as a result of an adjustment made pursuant to Section 12(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Section 12(a), (b), (c), (e), (g), (h), (i), (k) and (m), and the provisions of Sections 7, 8, 10, 11 and 14 hereof with respect to the Preferred Shares shall apply on like terms to any such other shares.

(g)            All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of 1/1,000ths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h)            Unless the Company shall have exercised its election as provided in Section 12(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 12(b) and (c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of 1/1,000ths of a Preferred Share (calculated to the nearest 1/1,000th of a Preferred Share) obtained by (i) multiplying (x) the number of 1/1,000ths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i)            The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of 1/1,000ths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of 1/1,000ths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest 1/1,000th) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 12(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holder shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(j)            Irrespective of any adjustment or change in the Purchase Price or the number of 1/1,000ths of a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of 1/1,000ths of a Preferred Share which was expressed in the initial Right Certificates issued hereunder.

(k)            [reserved].

(l)            In any case in which this Section 12 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(m)            Anything in this Section 12 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 12, as and to the extent that it in its sole discretion shall determine to be advisable in order that (i) any consolidation or subdivision of the Preferred Shares, (ii) issuance wholly for cash of any Preferred Shares at less than the current per share market price, (iii) issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, (iv) dividends on Preferred Shares payable in Preferred Shares, or (v) issuance of rights, options, or warrants referred to hereinabove in Section 12(b), hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such shareholders.

(n)            In the event that at any time after the date of this Plan and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares, or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then in any such case (A) the number of 1/1,000ths of a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of 1/1,000ths of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event, and (B) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 12(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

SECTION 13. CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES. Whenever an adjustment is made as provided in Section 12 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares or the Preferred Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof.

SECTION 14. FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

(a)            The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, such number of Rights or Right Certificates shall be rounded to the nearest whole number and thereafter such whole number of Rights or Right Certificates, as applicable, shall be issued or distributed.

(b)            The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of 1/1,000th of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of 1/1,000th of a Preferred Share). Fractions of Preferred Shares in integral multiples of 1/1,000th of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges, and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of 1/1,000th of a Preferred Share, the Company shall round the Preferred Shares to the nearest 1/1,000th of a Preferred Share.

(c)            In the event the Rights become exercisable for Common Shares in accordance with Section 12(a)(ii) hereof or in the event of an exchange in accordance with Section 24 hereof, the Company shall not be required to issue fractions of Common Shares upon exercise or exchange of the Rights or to distribute certificates which evidence fractional Common Shares. In lieu of fractional Common Shares, the Company shall round the number of shares of Common Shares to the nearest whole number of shares.

(d)            The holder of a Right by the acceptance of the Right expressly waives such Person’s right to receive any fractional Rights or any fractional shares upon exercise or exchange of a Right (except as provided above).

SECTION 15. RIGHTS OF ACTION. All rights of action in respect of this Plan, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the

Common Shares), may, in such Person’s own behalf and for such Person’s own benefit, enforce, and may institute and maintain any suit, action, or proceeding against the Company to enforce, or otherwise act in respect of, such Person’s right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Plan. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Plan and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Plan.

SECTION 16. AGREEMENT OF RIGHT HOLDERS. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a)            prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

(b)            after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer;

(c)            subject to Sections 7 and 8(f) hereof, the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Share) is registered as the absolute owner of such certificate and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the second to last sentence of Section 8(e) hereof, shall be affected by any notice to the contrary;

(d)            notwithstanding anything in this Plan to the contrary, a majority of the Independent Directors shall have full authority to revoke or suspend this Plan without notice and to declare all Rights and/or Rights Certificates null, void and of no further effect if, in the unilateral discretion of such Independent Directors, it is determined in good faith that the Plan (i) is no longer in the best interests of the Company; (ii) is no longer necessary to preserve Tax Benefits of the Company; (iii) is contrary to the safe and sound operation of the Company or the Company’s subsidiary bank; or (iv) impedes the ability of the Company to serve as a source of strength to the Company’s subsidiary bank; and

(e)            notwithstanding anything in this Plan to the contrary, neither the Company, the Rights Agent, nor any member of the Board shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Plan by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided that the Company must use its reasonable best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as reasonably practicable.

SECTION 17. RIGHT CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends, or be deemed for any purpose the holder of the shares of capital stock which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

SECTION 18. CONCERNING THE RIGHTS AGENT.

(a)            The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Plan and the exercise and performance of its duties hereunder. The Company shall indemnify the Rights Agent for, and hold it harmless against, any loss, liability, claim or expense (“Loss”) arising out of or in connection with its duties under this Plan, including the costs and expenses of defending itself against any Loss, unless such Loss shall be a result of the Rights Agent’s gross negligence, bad faith or willful misconduct.

(b)            The Rights Agent shall be protected, held harmless, and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Plan in reliance upon (i) any Right Certificate or certificate for the Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof; (ii) any written or oral instructions, representations or certifications received from any person it believes in good faith to be an officer, authorized agent, employee or shareholder of the Company; and (iii) any information, records and documents provided to the Rights Agent by the Company’s current or former transfer agent or registrar.

(c)            Rights Agent’s aggregate liability for any and all damages arising from or relating to any and all claims and causes of action in connection with its duties under the Plan, shall not exceed the lesser of: (i) the amount of actual damages incurred by Company; and (ii) an amount equal to the fees (excluding pass-through charges) paid by Company to Rights Agent with respect to its duties under the Plan during the twelve (12) month period immediately preceding the date of occurrence of the event upon which a claim is asserted, less any amounts previously paid by Rights Agent in satisfaction or settlement of other claims applicable to Rights Agent’s duties under the Plan giving rise to such claim or cause of action, regardless of the basis on which Company is entitled to claim damages (including, without limitation breach, negligence, misrepresentation, or other contract or tort claim) and shall constitute Company’s sole monetary remedy.

(d)            IN NO EVENT WILL RIGHTS AGENT BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT (INCLUDING LOST PROFITS, DAMAGE TO REPUTATION OR LOST SAVINGS), EVEN IF FORESEEABLE OR EVEN IF RIGHTS AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

SECTION 19. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT. Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Plan without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. If at the time such successor Rights Agent shall succeed to the agency created by this Plan any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and if at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Plan.

If at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and if at the time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Plan.

SECTION 20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Plan upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

(a)            The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b)            Whenever in the performance of its duties under this Plan the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chief Executive Officer or President, any of the Vice Presidents, or the Chief Financial Officer of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Plan in reliance upon such certificate.

(c)            The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct.

(d)            The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Plan or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e)            The Rights Agent shall not be under any responsibility in respect of the validity of this Plan or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Plan or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 8(e) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 4, 12, 23, or 24 hereof, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred or Common Shares to be issued pursuant to this Plan or any Right Certificate or as to whether any Preferred or Common Shares will, when issued, be validly authorized and issued, fully-paid and non assessable.

(f)            The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Plan.

(g)            The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chief Executive Officer or President, any of the Vice Presidents, or the Chief Financial Officer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

(h)            The Rights Agent and any shareholder, director, officer, or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Plan. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or any other legal entity.

(i)            The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect, or misconduct of any such attorneys or agents or for any loss to the Company or to any holder of Rights resulting from any such act, default, neglect, or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

SECTION 21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Plan upon thirty (30) days’ notice in writing mailed to the Company and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and after a Distribution Date, to the holders of the Right Certificates by first class mail. The Company may, in its sole discretion, remove the Rights Agent or any successor Rights Agent upon thirty (30) days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit such holder’s Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties, and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or Preferred Shares, and after a Distribution Date, mail a notice thereof in writing to the registered holders of the Right Certificates by first class mail. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

SECTION 22. ISSUANCE OF NEW RIGHT CERTIFICATES. Notwithstanding any of the provisions of this Plan or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Plan.

SECTION 23. REDEMPTION.

(a)            The Board may, at its option, at any time prior to the Distribution Date, redeem all but not less than all the then outstanding Rights at a redemption price of $0.0001 per Right, appropriately adjusted to reflect any stock split, stock dividend, or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”). The redemption of the Rights by the Board may be made effective at such time on such basis and with such conditions as the Board in its sole discretion may establish.

(b)            Immediately upon the action of the Board ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23 and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within ten (10) days after such action of the Board ordering the redemption of the Rights pursuant to paragraph (a), the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

SECTION 24. EXCHANGE.

(a)            The Board may, at its option, at any time after a Shares Acquisition Date, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 8(e) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend, or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). The exchange of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Promptly after the action of the Board electing to exchange the Rights, the Company shall give notice thereof (specifying the steps to be taken to receive Common Shares in exchange for Rights) to the Rights Agent and the holders of the Rights (other than Rights that have become null and void pursuant to Section 8(e) hereof) outstanding immediately prior thereto by mailing such notice in accordance with Section 26 hereof. Before effecting an exchange pursuant to this Section 24, the Board may direct the Company to enter into a Trust Agreement in such form and with such terms as the Board shall then approve (the “Trust Agreement”). If the Board so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all or some (as designated by the Board) of the Common Shares (or other securities) issuable pursuant to the exchange, and all or some (as designated by the Board) holders of Rights entitled to receive shares pursuant to the exchange shall be entitled to receive such shares (and any dividends paid or distributions made thereon after the date on which such shares are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement. Prior to effecting an exchange and registering Common Shares (or other such securities) in any Person’s name, including any nominee or transferee of a Person, the Company may require (or cause the trustee of the Trust to require), as a condition thereof, that any holder of Rights provide evidence, including, without limitation, the identity of the Beneficial Owners thereof and their Affiliates (or former Beneficial Owners thereof and their Affiliates) as the Company shall reasonably request in order to determine if such Rights are null and void. If any Person shall fail to comply with such request, the Company shall be entitled conclusively to deem the Rights formerly held by such Person to be null and void pursuant to Section 8(e) hereof and not transferable or exerciseable or exchangeable in connection herewith. Any Common Shares or other securities issued at the direction of the Board in connection herewith shall be validly issued, fully paid and nonassessable Common Shares or of such other securities (as the case may be), and the Company shall be deemed to have received as consideration for such issuance a benefit having a value that is at least equal to the aggregate par value of the shares so issued. Approval by the Board of this Plan shall constitute a determination by the Board that such consideration is adequate.

Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

(b)            Immediately upon the effective date of the action of the Board ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent on the effective date of said action of the Board ordering the exchange of Rights. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 8(e) hereof) held by each holder of Rights.

(c)            In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with subsection (a) of this Section 24, the Company may substitute, for each Common Share that would otherwise be issuable upon exchange of a Right, a number of Preferred Shares or fraction thereof such that the current per share market price of one Preferred Share multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such Preferred Shares or fraction thereof.

SECTION 25. NOTICE OF CERTAIN EVENTS.

(a)            If the Company shall propose, at any time after the Distribution Date and prior to the Expiration Date, (i) to pay any dividend payable in stock of any class to the holders of the Preferred Shares or to make any other distribution to the holders of the Preferred Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of the Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights, or options, (iii) to effect any reclassification of the Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination, or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) then, in each such case, the Company shall give to each holder of a Right Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purpose of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the Preferred Shares or Common Shares, as the case may be, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten (10) days prior to the record date for determining holders of the Preferred Shares or Common Shares, as the case may be, for purposes of such action, and in the case of any such other action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Preferred Shares or Common Shares, as the case may be.

(b)            If a Stock Acquisition Date shall occur, then (i) the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of the occurrence of such event which notice shall describe such event and the consequences of such event to holders of Rights under Section 12(a)(ii) hereof and (ii) all references to Preferred Shares in paragraph (a) of this Section 25 shall be deemed to refer to Common Shares or other securities, as the case may be.

SECTION 26. NOTICES. Notices or demands authorized by this Plan to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage-prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

Bank of the Carolinas Corporation

135 Boxwood Village Drive

Mocksville, NC 27028

Attention: Chief Executive Officer

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Plan to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage-prepaid, addressed (until another address is filed in writing with the Company) as follows:

Broadridge Corporate Issuer Solutions, Inc.

1717 Arch Street, Suite 1300

Philadelphia, PA 19103

Attention: Reorganization Department

Notices or demands authorized by this Plan to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage-prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company (or the Rights Agent on and after the Distribution Date).

SECTION 27. SUPPLEMENTS AND AMENDMENTS. The Company may from time to time supplement or amend this Plan without the approval of any holders of Right Certificates to make any provision with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent whether or not it would adversely affect the holders of Right Certificates; provided, however, that from and after the Distribution Date, this Plan shall not be amended in any manner which would adversely affect the interests of the holders of Rights (other than a holder of Rights that have become null and void pursuant to Section 8(e) hereof). Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment and, except for supplements or amendments described in the last sentence of this Section 27, such amendment shall become effective immediately upon execution by the Company, whether or not also executed by the Rights Agent. Notwithstanding anything contained in this Plan to the contrary, the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent’s own rights, duties, obligations or immunities under this Plan.

SECTION 28. SUCCESSORS. All the covenants and provisions of this Plan by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 29. DETERMINATION AND ACTIONS BY THE BOARD, ETC. The Board shall have the exclusive power and authority to administer this Plan and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Plan, including the right and power to (i) interpret the provisions of this Plan and (ii) make all determinations deemed necessary or advisable for the administration of this Plan (including a determination to redeem or exchange or not to redeem or exchange the Rights or to amend the Plan). All such actions, calculations, interpretations and determinations which are done or made by the Board in good faith shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties.

SECTION 30. BENEFITS OF THIS PLAN. Nothing in this Plan shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy, or claim under this Plan; but this Plan shall be for the sole and exclusive benefit of the Company, the Rights Agent, and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

SECTION 31. SEVERABILITY. If any term, provision, covenant, or restriction of this Plan is held by a court of competent jurisdiction or other authority to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Plan shall remain in full force and effect and shall in no way be affected, impaired, or invalidated. However, in the event that any such provision, covenant, or restriction of this Plan, or any portion thereof, shall be declared unenforceable because of its scope, breadth, or duration, then it shall be modified to the scope, breadth, or duration permitted by law and shall continue to be fully enforceable in such jurisdiction as so modified.

SECTION 32. GOVERNING LAW. This Plan and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of North Carolina and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts made and to be performed entirely within such state, without regard to any conflicts of laws principles thereof, provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such state, without regard to any conflicts of laws principles thereof.

SECTION 33. COUNTERPARTS. This Plan may be executed in counterparts and each of such counterparts shall for all purposes be deemed to be an original and both counterparts shall together constitute one and the same instrument.

SECTION 34. DESCRIPTIVE HEADINGS. Descriptive headings of the several sections of this Plan are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

[Signature Page Follows]

The parties hereto have caused this Plan to be duly executed by their respective authorized officers as of the day and year first above written.

BANK OF THE CAROLINAS CORPORATION

By:	/s/ Stephen R. Talbert
Name:	Stephen R. Talbert
Title:	President and Chief Executive Officer

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.

By:	/s/ John P. Dunn
Name:	John P. Dunn
Title:	Senior Vice President

[Signature Page to Tax Benefits Preservation Plan]

EXHIBIT A

ARTICLES OF AMENDMENT

OF

BANK OF THE CAROLINAS CORPORATION

Bank of the Carolinas Corporation, a corporation organized and existing under the laws of the State of North Carolina, for the purpose of amending its articles of incorporation to fix the preferences, limitations, and relative rights of a new series of its preferred stock in accordance with the provisions of sections 55-6-02 and 55-10-06 of the General Statutes of North Carolina, hereby submits these articles of amendment:

1. The name of the corporation is Bank of the Carolinas Corporation.

2. The articles of incorporation of the corporation are hereby amended by inserting the following new Article 2B (For the avoidance of doubt, it is noted that Article 2 and Article 2A of the articles of incorporation shall remain unchanged by these articles of amendment):

3. These articles will become effective upon filing with the North Carolina Secretary of State.

This the [ ] day of July, 2014.

BANK OF THE CAROLINAS CORPORATION

By:
Stephen R. Talbert
President and Chief Executive Officer

2B.

Part 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as “Junior Participating Preferred Stock, Series B” (the “Series B Preferred Stock”), and the number of shares constituting the Series B Preferred Stock shall be 500,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation that are convertible into Series B Preferred Stock.

Part 2. DIVIDENDS AND DISTRIBUTIONS.

(A)            Subject to the rights of the holders of any shares of any series of Preferred Stock (or other capital stock) ranking prior and superior to the Series B Preferred Stock with respect to dividends, the holders of shares of Series B Preferred Stock, in preference to the holders of the common stock, no par value per share (the “Common Stock”), of the Corporation and of any other stock ranking junior to the Series B Preferred Stock as to dividends, shall be entitled to receive, when, as, and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first business day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date “), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or a fraction of a share of Series B Preferred Stock, in an amount per share (rounded to the nearest cent) equal to (subject to the provision for adjustment hereinafter set forth) 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Preferred Stock. In the event the Corporation shall at any time after July 21, 2014 (the “ Rights Declaration Date “) declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)            The Board of Directors shall declare a dividend or distribution on the Series B Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise)).

(C)            The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

Part 3. VOTING RIGHTS. In addition to any other voting rights required by law, the holders of shares of Series B Preferred Stock shall have the following voting rights:

(A)            Subject to the provision for adjustment hereinafter set forth, each share of Series B Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)            Except as otherwise provided herein, in the Corporation’s charter or by law, the holders of shares of Series B Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

(C)            Except as set forth herein or as otherwise provided in the Corporation’s charter or by law, holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action.

SECTION 4. CERTAIN RESTRICTIONS.

(A)            Whenever any dividend or distribution declared and payable on the Series B Preferred Stock as provided in Section 2 shall remain unpaid, thereafter and until all declared but unpaid dividends and distributions on shares of Series B Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i)            declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up of the Corporation) to the Series B Preferred Stock;

(ii)            declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up of the Corporation) with the Series B Preferred Stock, except dividends paid ratably on the Series B Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)            redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up of the Corporation) to the Series B Preferred Stock provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up of the Corporation) to the Series B Preferred Stock; or

(iv)            redeem or purchase or otherwise acquire for consideration any shares of Series B Preferred Stock, or any shares of stock ranking on a parity with the Series B Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up of the Corporation), except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B)            The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

(C)            The Series B Preferred Stock shall not be transferable, except by a registered holder (i) to an affiliate of such registered holder; (ii) to the Corporation; (iii) in a public distribution; (iv) in a transaction after which no transferee or group of transferees would hold 2% or more of any class of the Corporation’s Common Shares; or (v) to a transferee that owns at least 50% of the Corporation’s Common Shares prior to such transfer

Part 5. REACQUIRED SHARES. Any shares of Series B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of the Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation of the Corporation or in any other Articles of Amendment creating a series of Preferred Stock or any similar stock or as otherwise required by law.

Part 6. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made (A) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up of the Corporation) to the Series B Preferred Stock unless, prior thereto, the holders of shares of Series B Preferred Stock shall have received $100 per share, plus an amount equal to any declared but unpaid dividends and distributions thereon to the date of such payment; provided that the holders of shares of Series B Preferred Stock shall also be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of such stock ranking junior to the Series B Preferred Stock, or (B) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up of the Corporation) with the Series B Preferred Stock, except distributions made ratably on the Series B Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under the proviso in clause (A) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Part 7. CONSOLIDATION, MERGER, ETC. In the event the Corporation shall enter into any consolidation, merger, share exchange, combination, or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, or any combination of the foregoing, then in any such case each share of Series B Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash or any other property, as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Part 8. NO REDEMPTION. The shares of Series B Preferred Stock shall not be redeemable.

Part 9. RANK. Unless otherwise provided in the charter of the Corporation or in articles supplementary relating to a subsequent series of Preferred Stock, the Series B Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation’s Preferred Stock and shall rank senior to the Common Stock as to such matters.

Part 10. AMENDMENT. The charter of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences, or special rights of the Series B Preferred Stock so as to affect the holders thereof adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series B Preferred Stock, voting separately as a class.

Part 11. FRACTIONAL SHARES. Series B Preferred Stock may be issued in fractions of a share, which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have all other rights of holders of Series B Preferred Stock.

EXHIBIT B

FORM OF RIGHT CERTIFICATE

Certificate No. R-

NOT EXERCISABLE AFTER THE FINAL EXPIRATION DATE (AS DEFINED IN THE PLAN) OR EARLIER IF REDEMPTION, EXCHANGE OR OTHER EXPIRATION EVENT OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AND EXCHANGE ON THE TERMS SET FORTH IN THE PLAN.

BANK OF THE CAROLINAS CORPORATION

Right Certificate

This certifies that                                          , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Tax Benefits Preservation Plan, dated as of July 11 , 2014 (as it may be amended from time to time, the “Plan”), between Bank of the Carolinas Corporation, a corporation organized under the laws of the State of North Carolina (the “Company”), and Broadridge Corporate Issuer Services (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Plan) and prior to the Expiration Date (as such term is defined in the Plan), at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, 1/1,000th of a share of Junior Participating Preferred Stock, Series B, no par value per share (“Preferred Shares”), of the Company, at a purchase price of $0.10 per 1/1,000th of a Preferred Share (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and related certificate duly executed. The number of Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of July 21, 2014, based on the Preferred Shares as constituted at such date. As provided in the Plan, the Purchase Price and the number and kind of securities which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events, as described in the Plan. Capitalized terms used but not defined in this Right Certificate have the meanings assigned to them in the Plan.

If the Rights evidenced by this Right Certificate are Beneficially Owned by (i) an Acquiring Person or an Affiliate of an Acquiring Person after the date on which the Acquiring Person becomes such or (ii) a transferee of Rights Beneficially Owned by an Acquiring Person (or by an Affiliate of an Acquiring Person) who (A) becomes a transferee after the public announcement relating to a Shares Acquisition Date with respect to an Acquiring Person who was identified on the Shares Acquisition Date or (B) becomes a transferee with respect to an Acquiring Person (or an Affiliate thereof) and receives such Rights (I) with actual knowledge that the transferor is or was an Acquiring Person (or an Affiliate of an Acquiring Person) or (II) pursuant to either (x) a transfer (whether or not for consideration) from the Acquiring Person (or an Affiliate thereof) to holders of equity interests in such Acquiring Person (or in such Affiliate thereof) or to any Person with whom the Acquiring Person (or an Affiliate thereof) has any continuing agreement, arrangement or understanding regarding the transferred Rights or (y) a transfer which the Board determines in good faith is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of the restriction described in this paragraph, then such Rights shall become null and void without any further action, and no holder of such Rights (other than a transferee not of a type described in clause (ii)) shall have any rights whatsoever with respect to such Rights, whether under the Plan or otherwise

This Right Certificate is subject to all of the terms, provisions, and conditions of the Plan, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Plan reference is hereby made for a full description of the rights, limitations of rights, obligations, duties, and immunities hereunder of the Rights Agent, the Company, and the holders of the Right Certificates. Copies of the Plan are on file at the principal executive offices of the Company and the offices of the Rights Agent.

At any time after the Distribution Date and prior to the Expiration Date, this Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Plan, the Rights evidenced by this Certificate (i) may, at any time prior to the Distribution Date, be redeemed by the Company at a redemption price of $0.0001 per Right or (ii) may, at any time after a Shares Acquisition Date, be exchanged by the Company in whole or in part for Common Shares.

No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of 1/1,000th of a Preferred Share and which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof such number of Preferred Shares shall be rounded to a whole number of Preferred Shares, as provided in the Plan.

No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Plan or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings of other actions affecting shareholders (except as provided in the Plan), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Plan.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of July [    ], 2014.

BANK OF THE CAROLINAS CORPORATION

By:

Name:
Title:

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.

By:

Name:
Title:

Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Right Certificate, together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint Attorney, to transfer the within Right Certificate on the books of BANK OF THE CAROLINAS CORPORATION, with full power of substitution.

Dated:

By:
Name:
Title:

Signature Medallion Guaranteed:

Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

Certificate:

The undersigned hereby certifies by checking the appropriate boxes that:

(1) this Right Certificate [        ] is [        ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate of any such Acquiring Person (as such terms are defined in the Plan); and

(2) after due inquiry and to the best knowledge of the undersigned, it [        ] did [        ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate of an Acquiring Person.

By:

Name:
Title:

Form of Reverse Side of Right Certificate - continued

FORM OF ELECTION TO PURCHASE

(To be executed by the registered holder if such holder desires to exercise Rights represented by the Right Certificate.)

To: BANK OF THE CAROLINAS CORPORATION

The undersigned hereby irrevocably elects to exercise              Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of the Rights (or such other securities which may be issuable upon exercise of the Rights) and requests that certificates for such shares be issued (or registration for such shares be made, if such shares are to be issued in uncertificated form) in the name of and delivered to:

Please insert social security or other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number

(Please print name and address)

Dated:	By:
Name:
Title:

Signature Guaranteed:

Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

Certificate:

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Right Certificate [        ] are [        ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate of any such Acquiring Person (as such terms are defined in the Plan); and

(2) after due inquiry and to the best knowledge of the undersigned, it [        ] did [        ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate of an Acquiring Person.

Dated:	By:
Name:
Title:

NOTICE

The signatures in the foregoing Forms of Assignment and Election must conform to the name written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certifications set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, are not completed, Bank of the Carolinas Corporation and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate thereof (as defined in the Plan) and such Assignment or Election to Purchase will not be honored.

EXHIBIT C

BANK OF THE CAROLINAS CORPORATION

TAX BENEFITS PRESERVATION PLAN

SUMMARY OF TERMS

Purpose	The purpose of the Tax Benefits Preservation Plan (the “Plan”) described in this summary of terms is to preserve the value of certain tax benefits (“Tax Benefits”) of Bank of the Carolinas Corporation (the “Company”) for U.S. federal income tax purposes.

Rights	The Board of Directors of the Company (the “Board”) intends to declare a dividend of one preferred share purchase right (a “Right”) in respect of each share of common stock, no par value per share, of the Company (“Common Share”) outstanding at the close of business on July 21, 2014 (the “Record Date”) and to become outstanding between the Record Date and the earlier of the Distribution Date and the Expiration Date (as such terms are defined below).

Exercise	Prior to the Distribution Date (as defined below), the Rights are not exercisable. After the Distribution Date, each Right is exercisable to purchase, for $0.10 (the “Purchase Price”), 1/1,000th of a share of the Junior Participating Preferred Stock, Series B, no par value per share (“Preferred Shares”), of the Company, subject to adjustment in accordance with the terms of the Plan. The Preferred Shares are designed so that each 1/1,000th of a Preferred Share has economic and voting terms similar to those of one Common Share.

Distribution Date

Initially, the Rights will be attached to all Common Shares then outstanding, and no separate Right certificates will be distributed. On or after the Distribution Date, the Rights will separate from the Common Shares and become exercisable.

The “Distribution Date” will occur on the earlier of (i) the close of business on the tenth business day after a Shares Acquisition Date (as defined below) and (ii) the close of business on the tenth business day (or such later day as may be designated prior to a Shares Acquisition Date by the Company’s Board of Directors) after the date of the commencement of a tender or exchange offer by any person if, upon consummation thereof, such person would or could be an Acquiring Person (as defined below); provided, however, that if either of such dates occurs prior to the Record Date, then the Distribution Date will be the Record Date.

A “Shares Acquisition Date” is the date of the first public announcement by the Company or an Acquiring Person indicating that an Acquiring Person has become such.

An “Acquiring Person” means any person who or which, together with its affiliates, beneficially owns 4.99% or more of the Common Shares (or any other securities of the Company then outstanding that would be treated as “stock” under Section 382 of the Internal

Revenue Code of 1986, as amended), other than (i) the U.S. Government; (ii) the Company or any subsidiary or employee benefit plan or compensation arrangement of the Company; (iii) any person or entity who or which, together with its affiliates, was on the Record Date, the beneficial owner of 4.99% or more of the Common Shares, unless that person or entity subsequently increases their beneficial ownership percentage (other than as a result of any stock dividend, stock split or similar transaction or stock repurchase by the Company); (iv) any person or entity who or which the Board determines, in its sole discretion, has inadvertently become a 4.99% or greater shareholder so long as such person or entity promptly divests sufficient shares to no longer be a 4.99% or greater shareholder; (v) any person or entity who or which has become the beneficial owner of 4.99% or more of the Common Shares as a result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increased the proportionate number of shares beneficially owned by that person or entity, provided that the person or entity does not acquire any additional shares other than as a result of any stock dividend, stock split or similar transaction; and (vi) any person or entity who or which has become a 4.99% or greater shareholder if the Company’s Board of Directors in good faith determines that the attainment of such status has not jeopardized or endangered the Company’s utilization of the tax benefits sought to be preserved by the Company.

Flip-In	From and after a Shares Acquisition Date, (i) Rights owned by the Acquiring Person and its affiliates and certain of their transferees will automatically be void; and (ii) each other Right will automatically become a Right to buy, for the Purchase Price, that number of Common Shares equal to (a) the Purchase Price multiplied by the number of 1/1000ths of a Preferred Share for which the Right is then exercisable divided by (b) 85% of the then-current per share market price of the Common Shares.

Exchange	At any time after a Shares Acquisition Date, the Company’s Board of Directors may, at its option, exchange all or part of the then outstanding and exercisable Rights for Common Shares at an exchange ratio of one Common Share per Right, subject to adjustments and limitations described in the Plan. The Board may enter into a trust agreement pursuant to which the Company would deposit into a trust Common Shares that would be distributable to shareholders (excluding the Acquiring Person and its affiliates) in the event the exchange is implemented. This feature is intended to facilitate a more orderly distribution of Common Shares in the event that a Shares Acquisition Date occurs.

Restrictions on Transfer	Rights and Rights Certificates shall not be transferable, except by a registered holder (i) to an affiliate of such registered holder; (ii) to the Company; (iii) in a public distribution; (iv) in a transaction after which no transferee or group of transferees would hold 2% or more of any class of the Company’s Common Shares; or (v) to a transferee that owns at least 50% of the Company’s Common Shares prior to such transfer.

Redemption	At any time prior to the Distribution Date, the Company’s Board of Directors may, at its option, redeem all, but not fewer than all, of the then outstanding Rights at a redemption price of $0.0001 per Right.

Amendments	The Company may from time to time before the Distribution Date supplement or amend the Plan without the approval of any holders of Rights. After the Distribution Date, the Plan may not be amended in any manner that would adversely affect the interests of the holders of Rights.

Expiration	The Rights will expire on the earliest of (i) July 11, 2017, (ii) the time at which all Rights have been redeemed by the Company, (iii) the time at which all Rights have been exchanged by the Company, (iv) such time as the Company’s Board of Directors determines, in its sole discretion, that the Rights and the Plan are no longer necessary for the preservation of existence of the Tax Benefits, (v) a date prior to a Shares Acquisition Date on which the Board determines, in its sole discretion, that the Rights and the Plan are no longer in the best interests of the Company and its shareholders and (vi) the close of business on July 10, 2015, unless the Plan is approved by the Company’s shareholders at a meeting of shareholders duly held prior to such date.

A copy of the Plan was attached as an exhibit to the Current Report on 8-K filed by the Company with the Securities and Exchange Commission on July 17, 2014 and amended on July 18, 2014. A copy of the Plan is available free of charge from the Company. This summary description does not purport to be complete and is qualified in its entirety by reference to the Plan, as amended from time to time, the complete terms of which are incorporated herein by reference.

BANK OF THE CAROLINAS CORPORATION ATTN: JOY CHAFFIN 135 BOXWOOD VILLAGE DRIVE MOCKSVILLE, NC 27028

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M78968-P56581	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BANK OF THE CAROLINAS CORPORATION				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All
The Board of Directors recommends you vote FOR the following:							Except” and write the number(s) of the nominee(s) on the line below.

1.	Election of Directors			☐	☐	☐

Nominees:

	01)	Derek J. Ferber	06) John D. Russ
	02)	Harvey L. Glick	07) Lynne Scott Safrit
	03)	Henry H. Land	08) Anton V. Schutz
	04)	Grady L. McClamrock, Jr.	09) Stephen R. Talbert
	05)	Sam D. Norton

The Board of Directors recommends you vote FOR proposal 2.								For	Against	Abstain

2.	ADVISORY VOTE ON EXECUTIVE COMPENSATION. Proposal to approve a non-binding advisory proposal to approve compensation paid or provided to our named executive officers.							☐	☐	☐

The Board of Directors recommends you vote 3 YEARS on the following proposal:							1 Year	2 Years	3 Years	Abstain

3.	ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION. Proposal to recommend, by non-binding vote, the frequency of future advisory votes on compensation paid or provided to our named executive officers.						☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 4, 5, 6 and 7.								For	Against	Abstain

4.	APPROVAL OF REVERSE STOCK SPLIT. Proposal to grant the Board of Directors discretionary authority to amend the Company’s Articles of Incorporation to effect a 1-for-100 reverse stock split of the Company’s authorized, issued, and outstanding common stock.							☐	☐	☐

5.	APPROVAL OF 2014 OMNIBUS STOCK INCENTIVE PLAN. Proposal to approve the Bank of the Carolinas Corporation 2014 Omnibus Stock Incentive Plan.							☐	☐	☐

6.	APPROVAL OF TAX BENEFITS PRESERVATION PLAN. Proposal to approve the Company’s Tax Benefits Preservation Plan.							☐	☐	☐

7.	RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS. Proposal to ratify the appointment of Cherry Bekaert LLP as the Company’s independent public accounting firm for the fiscal year ending December 31, 2014.							☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M78969-P56581

REVOCABLE PROXY

BANK OF THE CAROLINAS CORPORATION

Annual Meeting of Shareholders

December 4, 2014 2:00 PM

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Stephen R. Talbert, John A. Drye and Grady L. McClamrock, Jr. (the “Proxies”), and any substitute appointed by them, as the undersigned’s attorneys and proxies, and authorizes any one or more of them to represent and vote, as designated on the reverse side of this appointment of proxy, all of the shares of voting common stock of Bank of the Carolinas Corporation (“BankCorp”) held of record by the undersigned on October 23, 2014, at the Annual Meeting of Shareholders of BankCorp to be held at the Davie County Public Library at 2:00 PM, EST on December 4, 2014, and at any adjournments of the Annual Meeting. The undersigned directs that the shares represented by this appointment of proxy be voted as indicated on the reverse side of this appointment of proxy.

I (We) direct that the shares represented by this appointment of proxy be voted as instructed on the reverse side of this appointment of proxy. In the absence of any instruction, those shares may be voted “FOR” the election of each nominee named in Proposal 1, “FOR” Proposals 2, 4, 5, 6, and 7, and for the option of holding a “say on pay” vote every “3 YEARS” under Proposal 3. If, before the Annual Meeting, any nominee listed in Proposal 1 becomes unable or unwilling to serve as a director for any reason, the Proxies are authorized to vote for a substitute nominee named by the Board of Directors. On any other matter properly presented for action by shareholders at the Annual Meeting and on matters incident to the conduct of the meeting, including motions to adjourn, the Proxies are authorized to vote the shares represented by this appointment of proxy according to their best judgment. This appointment of proxy may be revoked by the undersigned at any time before the voting takes place at the Annual Meeting by filing with BankCorp’s Corporate Secretary a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing an intention to vote in person.

Continued and to be signed on reverse side.